UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PPL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PPL CORPORATION

Two North Ninth Street

Allentown, Pennsylvania 18101

Notice of Annual Meeting of Shareowners

Time and Date	9:00 a.m., Eastern Time, on Wednesday, May 20, 2015.

Place	PPL Center 701 Hamilton Street Allentown, Pennsylvania 18101

Items of Business

•   To elect 13 directors, as listed in this Proxy Statement, for a term of one year.

•   To amend the company’s articles of incorporation to permit shareowners to call special meetings.

•   To conduct an advisory vote to approve named executive officer compensation.

•   To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2015.

•   To consider four shareowner proposals, if properly presented.

•   To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date	You can vote if you were a shareowner of record on February 27, 2015.

Proxy Voting	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. See details under the headings “General Information — If I am a shareowner of record, how do I vote?” and “— If I am a beneficial owner of shares held in street name, how do I vote?”

By Order of the Board of Directors,

Robert J. Grey Executive Vice President, General Counsel and Secretary

April 9, 2015

Important Notice Regarding the Availability of Proxy

Materials for the Shareowner Meeting to Be Held on May 20, 2015:

This Proxy Statement and the Annual Report to Shareowners are available at

http://www.pplweb.com/PPLCorpProxy

(i)

Market Compensation Analysis	35
2014 Total Direct Compensation	36
Base Salary	37
Annual Cash Incentive Awards	39
Long-Term Incentive Awards (Equity Awards)	44
Timing of Equity Awards	49
Ownership Guidelines; Hedging and Pledging Prohibitions	50
Recoupment Policy	50
Other Compensation Matters	51
Perquisites and Other Benefits	51
Indirect Compensation	51
Special Compensation	53
Tax and Accounting Considerations	55
Executive Compensation Tables	57
Summary Compensation Table	57
Grants of Plan-Based Awards During 2014	59
Employment Agreement	60
Outstanding Equity Awards at Fiscal Year-End 2014	61
Option Exercises and Stock Vested in 2014	64
Pension Benefits in 2014	64
Nonqualified Deferred Compensation in 2014	71
Potential Payments upon Termination or Change in Control of PPL Corporation	73
Change in Control Arrangements	73
Retention Agreement	77
Termination Benefits	77
Severance	78
SERP and PPL Executive Deferred Compensation Plan	78
Annual Cash Incentive Awards	79
Long-Term Incentive Awards	79

PROPOSAL 2: APPROVAL OF AMENDMENT TO PPL CORPORATION’S ARTICLES OF INCORPORATION TO PROVIDE RIGHT OF SHAREOWNERS TO CALL A SPECIAL MEETING OF SHAREOWNERS	86

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	87

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	88
Fees to Independent Auditor for 2014 and 2013	88

SHAREOWNER PROPOSALS	89

PROPOSAL 5: REQUEST FOR POLITICAL SPENDING REPORT	90
PPL’S STATEMENT IN RESPONSE	91
PROPOSAL 6: PROXY ACCESS	92
PPL’S STATEMENT IN RESPONSE	93
PROPOSAL 7: INDEPENDENT BOARD CHAIRMAN	96
PPL’S STATEMENT IN RESPONSE	96
PROPOSAL 8: CLIMATE CHANGE AND GREENHOUSE GAS REDUCTION	98
PPL’S STATEMENT IN RESPONSE	99

ANNEX A	A-1

(ii)

PPL CORPORATION

Two North Ninth Street

Allentown, Pennsylvania 18101

Proxy Statement

Annual Meeting of Shareowners

May 20, 2015

9:00 a.m. (Eastern Time)

We are providing these proxy materials in connection with the solicitation by the Board of Directors of PPL Corporation of proxies to be voted at the company’s Annual Meeting of Shareowners to be held on May 20, 2015, and at any adjournment or postponement of the Annual Meeting. Directors, officers and other company employees may also solicit proxies by telephone or otherwise. Brokers, banks and other holders of record will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. We first released this proxy statement and the accompanying proxy materials to shareowners on or about April 9, 2015.

GENERAL INFORMATION

On what matters am I voting?

There are eight proposals scheduled to be voted on at the meeting:

•	the election of 13 directors, as listed in this proxy statement, for a term of one year;

•	an amendment of the company’s articles of incorporation to permit shareowners to call special meetings;

•	an advisory vote to approve named executive officer compensation;

•	the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2015; and

•	the consideration of four shareowner proposals, if properly presented at the meeting.

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareowners. As a shareowner, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	this Proxy Statement for the Annual Meeting; and

•	our Annual Report for the fiscal year ended December 31, 2014.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

PPL Corporation 2015 Proxy Statement     1

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with Securities and Exchange Commission, or SEC, rules, instead of mailing a printed copy of our proxy materials to all of our shareowners, we have elected to furnish such materials to selected shareowners by providing access to these documents over the Internet. Accordingly, on April 9, 2015, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our shareowners. These shareowners have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the materials from us may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact and cost of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet;

•	vote your shares after you have viewed our proxy materials; and

•	request a printed copy of the proxy materials.

Copies of the proxy materials are available for viewing at www.pplweb.com/PPLCorpProxy.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Who can vote?

Holders of PPL Corporation common stock as of the close of business on the record date, February 27, 2015, may vote at the Annual Meeting, either in person or by proxy. Each share of PPL Corporation common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

If your shares are registered directly in your name with PPL Corporation’s transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares, the “shareowner of record.” The Notice or printed copies of the proxy materials have been sent directly to you by PPL Corporation.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name,” and the “shareholder of record” of your shares is your broker, bank or other holder of record. The Notice or printed copies of the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record to vote your shares. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares. Please understand that, if you are a beneficial owner, the company does not know that you are a shareowner or how many shares you own.

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If I am a shareowner of record, how do I vote?

If you are a shareowner of record, you can vote via the Internet, by telephone, by mail or in person at the Annual Meeting.

•	Via the Internet

If you received a Notice, you may vote by proxy at www.proxypush.com/ppl by following the instructions found in the Notice. If you received or requested printed copies of the proxy materials by mail, you may vote via the Internet by following the instructions on your proxy card.

•	By telephone

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free telephone number found on your proxy card. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call.

The telephone and Internet voting facilities for shareowners of record will be available 24 hours a day and will close at 11:59 p.m., Central Time, on May 19, 2015.

•	By mail

If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and returning it in the postage-paid envelope we have provided. If you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If the postage-paid envelope is missing, please mail your completed proxy card to PPL Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. We must receive your mailed proxy card no later than 11:59 p.m., Central Time, on May 19, 2015 in order for your vote to be counted.

•	In person at the Annual Meeting

You may come to the Annual Meeting and cast your vote there, either by proxy or by ballot. For those shareowners who received a Notice, please bring the Notice, which will serve as your admission ticket. For those shareowners who received printed copies of the proxy materials, please bring your admission ticket with you to the Annual Meeting.

If you vote via the Internet or by telephone, or mail to us your properly completed and signed proxy card, your shares of PPL Corporation common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•	FOR the election of all nominees listed for director;

•	FOR the amendment of the company’s articles of incorporation to permit shareowners to call special meetings;

•	FOR the advisory vote to approve named executive officer compensation;

•	FOR the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2015; and

•	AGAINST the four shareowner proposals.

PPL Corporation 2015 Proxy Statement     3

We do not expect any other matters to be brought before the Annual Meeting. By giving your proxy, however, you appoint the persons named as proxies as your representatives at the meeting. If an issue comes up for vote at the Annual Meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

If I am a beneficial owner of shares held in street name, how do I vote?

As the beneficial owner of shares held in street name, you have the right to direct your broker, bank or other holder of record how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your brokerage firm or bank, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

We recommend that you follow the voting instructions in the materials you receive from your broker, bank or other holder of record to vote via the Internet, by telephone or by mail. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares. Please see the attendance requirements discussed under “Who can attend the Annual Meeting?”

As a participant in the PPL Corporation Employee Stock Ownership Plan, how do I vote shares held in my plan account?

If you are a participant in our Employee Stock Ownership Plan, you have the right to provide voting directions to the plan trustee, Fidelity Investments, by submitting your ballot card for those shares of our common stock that are held by the plan and allocated to your account. Plan participant ballots are treated confidentially. Full and fractional shares credited to your account under the plan as of February 27, 2015 will be voted by the trustee in accordance with your instructions. Participants may not vote in person at the Annual Meeting. Similar to the process for shareowners of PPL Corporation common stock who receive printed proxy materials, you may vote by mail, telephone or on the Internet. To allow sufficient time for voting by the trustee of the plan, your ballot must be returned by 11:59 p.m., Central Time, on May 17, 2015, if you vote by mail, by telephone or on the Internet. Please follow the ballot instructions specific to the participants in the Employee Stock Ownership Plan.

If you do not return your ballot, or return it unsigned, or do not vote by phone or on the Internet, the plan provides that the trustee will vote your shares in the same percentage as shares held by participants for which the trustee has received timely voting instructions. The plan trustee will follow participants’ voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

May I change or revoke my vote?

Any shareowner giving a proxy has the right to revoke it at any time before it is voted by:

•	giving notice in writing to our Corporate Secretary, which must be received no later than the close of business on May 19, 2015;

•	by completing, signing, dating and returning a new proxy card or voting instruction form with a later date;

•	providing a later-dated vote using the telephone or Internet voting procedures; or

•	attending the Annual Meeting and voting in person.

4    PPL Corporation 2015 Proxy Statement

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or as the beneficial owner in the name of a broker, bank or other holder of record. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the Annual Meeting. Brokerage firms, banks or other holders of record generally have the authority to vote customers’ unvoted shares on certain routine matters. For example, if your shares are held in the name of a brokerage firm, bank or other holder of record, such firm can vote your shares for the ratification of the appointment of Ernst & Young LLP, as this matter is considered routine under the applicable rules. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares.

Who can attend the Annual Meeting?

If you are a shareowner of record and you received a Notice, the Notice will serve as your admission ticket. If you are a shareowner of record who received or requested printed copies of the proxy materials by mail, your admission ticket is enclosed with your proxy materials. If you hold shares through the Employee Stock Ownership Plan, your admission ticket is the letter enclosed with your ballot card. You will need to bring your Notice or admission ticket, along with picture identification, to the meeting. If you own shares as a beneficial owner (in street name), please bring to the meeting proof of your PPL common stock ownership, such as your most recent brokerage statement, or an ownership confirmation letter from your broker, or your Notice or PPL voting instruction form sent to you by your broker, along with picture identification. PPL will use your brokerage document to verify your ownership of PPL common stock and admit you to the meeting.

What constitutes a quorum?

In order to conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be present, in person or by proxy, in order to constitute a quorum. As of the record date, there were 667,287,443 shares of common stock outstanding, and each share of common stock is entitled to one vote. No shares of preferred stock of the company were outstanding. If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and “broker non-votes” will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, so long as the broker, bank or other holder of record casts a vote on behalf of a shareowner on any issue other than a procedural motion. A “broker non-vote” occurs when a broker, bank or other holder of record who holds shares for another person has not received voting instructions from the beneficial owner of the shares and, under New York Stock Exchange, or NYSE, listing standards, does not have discretionary authority to vote on a proposal.

What vote is needed for these proposals to be adopted?

Each matter to be submitted to shareowners, including the election of directors, requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareowners at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

Under our Amended and Restated Articles of Incorporation and our Guidelines for Corporate Governance, directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions

PPL Corporation 2015 Proxy Statement     5

and broker non-votes are not counted as votes “for” or “against” a director nominee. Any nominee who is an incumbent director and does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days following the final tabulation of the shareowner vote, the Compensation, Governance and Nominating Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation. The Board must then promptly disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in our Guidelines for Corporate Governance, which can be found in the Corporate Governance section of our website (www.pplweb.com/Guidelines).

Proposal 1 (election of directors), Proposal 2 (amendment of the company’s articles of incorporation to permit shareowners to call special meetings), Proposal 3 (advisory vote to approve executive compensation) and Proposals 5, 6, 7 and 8 (shareowner proposals) are “non-routine” matters under NYSE rules, and brokerage firms, banks or other holders of record are prohibited from voting on each of these proposals without receiving instructions from the beneficial owners of the shares. Abstentions and broker non-votes will not be considered as votes cast and will have no effect on the outcome of the vote.

Proposal 4 (ratification of auditors) is considered to be a “routine” matter under NYSE rules, and brokers, banks or other holders of record may vote in their discretion on behalf of clients who have not furnished voting instructions. Abstentions will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

Who conducts the proxy solicitation and how much will it cost?

PPL Corporation will pay the cost of soliciting proxies on behalf of the Board of Directors. In addition to the solicitation by mail, a number of regular employees may solicit proxies in person, over the Internet, by telephone or by facsimile. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting, and we expect that the remuneration to Innisfree for its services will not exceed $15,000, plus reimbursement for out-of-pocket expenses. Brokers, banks and other holders of record who hold shares for the benefit of others will be asked to send proxy material to the beneficial owners of the shares, and we will reimburse them for their expenses.

Who can assist me if I have questions about the annual meeting or need help voting my shares?

Your vote is important! If you need any help voting your shares or have questions about the annual meeting, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareowners may call toll-free at 877-825-8730

Banks and brokers may call collect at 212-750-5833

How does the company keep voter information confidential?

To preserve voter confidentiality, we voluntarily limit access to shareowner voting records to certain designated employees of PPL Services Corporation. These employees sign a confidentiality agreement that prohibits them from disclosing the manner in which a shareowner has voted to any employee of a PPL affiliate or to any other person (except to the Judges of Election or the person in whose name the shares are registered), unless otherwise required by law.

6    PPL Corporation 2015 Proxy Statement

What is householding, and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareowners of record who have the same address and last name and receive hard copies of the Annual Meeting materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2014 Annual Report, unless we are notified that one or more of these shareowners wishes to continue receiving individual copies. If you and other PPL shareowners living in your household do not have the same last name, you may also request to receive only one copy of future proxy statements and financial reports.

Householding conserves natural resources and reduces our distribution costs. Shareowners who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareowners of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold PPL stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact Wells Fargo Shareowner Services in writing: ATTN: Householding/PPL Corporation, P.O. Box 64854, St. Paul, MN 55164-0854.

Alternatively, if you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents or prefer to discontinue your participation in householding, please contact Wells Fargo as indicated above and a separate copy will be sent to you promptly.

If you are a beneficial owner, you can request information about householding from your bank, broker or other holder of record.

When are the 2016 shareowner proposals due?

To be included in the proxy materials for the 2016 Annual Meeting, any proposal intended to be presented at that Annual Meeting by a shareowner must be received by the Secretary of the company in writing no later than December 11, 2015:

Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

To be properly brought before the Annual Meeting, any other proposal must be received no later than 75 days in advance of the date of the 2016 Annual Meeting.

PPL Corporation 2015 Proxy Statement     7

PROPOSAL 1: ELECTION OF DIRECTORS

Thirteen members of our Board are standing for re-election, to hold office until the next Annual Meeting of Shareowners. Each nominee elected as a Director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

In June of 2014, the company announced an agreement to spin off its PPL Energy Supply, LLC business and combine it with the generation assets of Riverstone Holdings LLC in order to form a new, independent publicly traded company to be called Talen Energy Corporation. As a result of the transaction, PPL shareowners will initially own 65 percent of the new company and will continue to own the same number of shares of PPL Corporation. The timing of the closing of the proposed transaction is anticipated to close during the second quarter of 2015, but remains subject to both regulatory approvals as well as other customary closing conditions. It is expected that, upon closing of the proposed transaction, four of our directors, Frederick M. Bernthal, Philip G. Cox, Louise K. Goeser and Stuart E. Graham, will resign from the PPL board in order to become directors of the Talen Energy Corporation board and that the size of the PPL board will be reduced to nine members. Accordingly, to the extent the proposed transaction closes prior to PPL’s 2015 Annual Meeting of Shareowners, it is expected that Dr. Bernthal, Messrs. Cox and Graham and Ms. Goeser will no longer be standing for re-election.

Other than as described above, the Board of Directors has no reason to believe that any of the other nominees will become unavailable for election. If any nominee other than the four nominees described above should become unavailable prior to the Annual Meeting, however, the accompanying proxy will be voted for the election of such other person as the Board of Directors may recommend in place of that nominee.

The proxies appointed by the Board of Directors intend to vote the proxy for the election of each of these nominees, unless you indicate otherwise on the proxy or ballot card.

The following pages contain biographical information about the nominees, as well as information concerning the particular experience, qualifications, attributes and/or skills that led the Compensation, Governance and Nominating Committee and the Board to determine that each nominee should serve as a director. In addition, a majority of our directors serve or have served on boards and board committees (including, in many cases, as committee chairs) of other public companies, which we believe provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

Nominees for Directors:

RODNEY C. ADKINS Age: 56 Director since: August 2014 Independent Director	Board Committees: • Audit	Other Public Directorships: • United Parcel Service, Inc. • W.W. Grainger, Inc. Former Public Directorships within the Last Five Years: • Pitney Bowes Inc. (2007-2013)

Mr. Adkins is President of 3RAM Group LLC, an investment, consulting and property management firm. He retired in December 2014 as a Senior Vice President of International Business Machines Corporation, or IBM, a globally integrated technology and consulting company. Until April 2014, Mr. Adkins served as Senior Vice President of Corporate Strategy at IBM. Prior to assuming that role in 2013, he was Senior Vice President of System and Technology Group at IBM, a position he held since 2009, and was previously Senior Vice President of development and manufacturing for the System and Technology Group at IBM, a position he held since 2007. In his over 33-year career with IBM, Mr. Adkins held a number of product management and executive roles, including running the Desktop PC and UNIX Systems businesses and he was general manager of the Pervasive Computing division.

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Experience and Qualifications.  Having served as a senior executive of a public technology company, Mr. Adkins provides critical insight to our Board in emerging technologies and services, global business operations and supply chain management.

FREDERICK M. BERNTHAL Age: 72 Director since: 1997 Independent Director	Board Committees: • Audit • Executive • Nuclear Oversight (Chair)

Dr. Bernthal is the retired President of Universities Research Association (URA), a position he held from 1994 until March 2011. URA is a consortium of research universities engaged in the construction and operation of major research facilities on behalf of the U.S. Department of Energy and the National Science Foundation. Dr. Bernthal served from 1990 to 1994 as Deputy Director of the National Science Foundation, from 1988 to 1990 as Assistant Secretary of State for Oceans, Environment and Science, and from 1983 to 1988 as a member of the U.S. Nuclear Regulatory Commission.

Experience and Qualifications.  Having served as a member of the Nuclear Regulatory Commission and considering his governmental and leadership experience, Dr. Bernthal brings to our Board of Directors a unique point of view and knowledge vital to a company having nuclear operations.

JOHN W. CONWAY Age: 69 Director since: 2000 Independent Director Lead Director	Board Committees: • Compensation, Governance and Nominating • Executive • Finance	Other Public Directorships: • Crown Holdings, Inc.

Mr. Conway is Chairman of the Board and Chief Executive Officer of Crown Holdings, Inc., positions he has held since 2001. He also served as President from 2001 until March 2013. Prior to 2001, he served as President and Chief Operating Officer. Crown is an international manufacturer of packaging products for consumer goods. Mr. Conway joined Crown in 1991 as a result of its acquisition of Continental Can International Corporation. Prior to 1991, he served as President of Continental Can and in various other management positions. Mr. Conway is the past Chairman of the Can Manufacturers Institute.

Experience and Qualifications.  With years of demonstrated managerial ability as a CEO and COO of a large global manufacturing company, Mr. Conway brings to our Board a wealth of knowledge of organizational and operational management, as well as board leadership experience, essential to a large public company.

PPL Corporation 2015 Proxy Statement     9

PHILIP G. COX Age: 63 Director since: May 2013 Independent Director	Board Committees: • Finance • Nuclear Oversight

Other Public Directorships:

•    Drax Group plc

•    Wm Morrison Supermarkets PLC

Former Public Directorships
within the Last Five Years:

•    Meggitt PLC (2012-January 2015)

•    International Power plc (2003-April 2013)

•    Tractebel Energia S.A. (2011-March 2013)

Mr. Cox retired in April 2013 as Chief Executive Officer of International Power plc, a global independent power producer based in the United Kingdom. He was promoted to that position in 2003 after serving in his previous role of Chief Financial Officer, a position he held since 2000. Before joining International Power, Mr. Cox served as Senior Vice President-Operational Planning at Invensys plc from 1999 to 2000 and in several financial roles at Siebe PLC, including Chief Financial Officer, from 1989 to 1999. Before joining Siebe, he served in several senior roles in both public and private industry, after beginning his career with Price Waterhouse in 1973, where he qualified as a Chartered Accountant in 1976. He was awarded a CBE (Commander of the British Empire) for services to the energy industry in 2013.

Experience and Qualifications.  Having served as the CEO and CFO of a global energy company, as well as in other leadership and accounting roles throughout his career, Mr. Cox provides critical insight into organizational and operational management, global business and financial matters to our Board.

STEVEN G. ELLIOTT Age: 68 Director since: 2011 Independent Director	Board Committees: • Audit (Chair) • Finance	Other Public Directorships: • AllianceBernstein Corporation • Huntington Bancshares Incorporated

Mr. Elliott is the retired Senior Vice Chairman of The Bank of New York Mellon Corporation, an investment management and investment servicing company. He served in that position from 1998 until his retirement in December 2010. He joined Mellon in 1987 as Executive Vice President and head of the finance department. He was named Chief Financial Officer in 1990, Vice Chairman in 1992 and Senior Vice Chairman in 1998. Before joining Mellon, he held senior officer positions at: First Commerce Corporation, New Orleans; Crocker National Bank, San Francisco; Continental Illinois National Bank, Chicago; and First Interstate Bank of California.

Experience and Qualifications.  With his long and distinguished career in the financial services industry, as well as his accounting background, Mr. Elliott brings to our Board a wealth of knowledge of organizational and operational management, as well as risk management expertise, essential to a large public company.

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LOUISE K. GOESER Age: 61 Director since: 2003 Independent Director	Board Committees: • Compensation, Governance and Nominating	Other Public Directorships: • MSC Industrial Direct Co., Inc.

Ms. Goeser is President and Chief Executive Officer of Grupo Siemens S.A. de C.V. and is responsible for Siemens Mesoamérica. Siemens Mesoamérica is the Mexican, Central American and Caribbean unit of multinational Siemens AG, a global engineering company operating in the industry, energy and healthcare sectors. Before accepting this position in March 2009, Ms. Goeser served as President and Chief Executive Officer of Ford of Mexico from January 2005 until November 2008. Prior to this position, she served as Vice President, Global Quality for Ford Motor Company, a position she had held since 1999. In that position, she was responsible for ensuring superior quality in the design, manufacture, sale and service of all Ford cars, trucks and components worldwide. Prior to 1999, she served as Vice President for Quality at Whirlpool Corporation and served in various leadership positions with Westinghouse Electric Corporation. She also serves as a director of HSBC Mexico.

Experience and Qualifications. With years of demonstrated leadership and business experience in a variety of industry and international positions, Ms. Goeser brings to our Board of Directors valuable insight into global organizational and operational management crucial to a large public company.

STUART E. GRAHAM Age: 69 Director since: 2008 Independent Director	Board Committees: • Compensation, Governance and Nominating • Executive • Nuclear Oversight	Other Public Directorships: • Harsco Corporation • Industrivärden AB • Skanska AB (Chairman)

Mr. Graham is non-executive Chairman of Sweden-based Skanska AB, an international project development and construction company. He served as President and Chief Executive Officer of Skanska from 2002 to 2008 and served on its board of directors for the same period of time. He continued to serve as chairman of Skanska USA Inc., a U.S. subsidiary, until May of 2011. From 2000 to 2002, Mr. Graham served as Executive Vice President of Skanska responsible for business units in the United States, the United Kingdom, Hong Kong and Latin America. Mr. Graham’s career spans over four decades in the construction industry, including the construction and, in one case, the operation of, power plants in the United States and Latin America. He is past chairman of the Engineering and Construction Governors Council of the World Economic Forum and founded the Engineering and Construction Risk Institute.

Experience and Qualifications.  Having served as the CEO of a global construction firm, Mr. Graham brings to our Board a strong mix of operational and organizational skills and global business expertise, as well as leadership experience from a variety of public company boards, all of which are critical to a public company.

PPL Corporation 2015 Proxy Statement     11

RAJA RAJAMANNAR Age: 53 Director since: 2011 Independent Director	Board Committees: • Audit • Finance

Mr. Rajamannar is the Chief Marketing Officer of MasterCard International Incorporated, a technology company in the global payments industry. Prior to joining MasterCard in September of 2013, he served as the Executive Vice President, Senior Business, and Chief Transformation Officer of WellPoint, Inc., one of the nation’s largest health benefits companies, from March 2012 until January 2013. Prior to joining WellPoint, he served as Senior Vice President & Chief Innovation and Marketing Officer for Humana Inc., a healthcare company that offers a wide range of insurance products and health and wellness services. He held that position from April 2009 until March 2012. Prior to joining Humana, Mr. Rajamannar had 24 years of global business management experience, including 15 years with Citigroup, the New York-based banking conglomerate. Prior to joining Citigroup in 1994, Mr. Rajamannar held marketing and sales positions at Unilever in India from 1988 to 1994, and was a senior product manager at Asian Paints Limited in India.

Experience and Qualifications.  With years of demonstrated leadership and business experience in a variety of industry and international positions, Mr. Rajamannar brings to our Board of Directors valuable insight into global organizational and operational management, as well as marketing experience, crucial to a large public company.

CRAIG A. ROGERSON Age: 58 Director since: 2005 Independent Director	Board Committees: • Compensation, Governance and Nominating (Chair) • Executive • Nuclear Oversight	Other Public Directorships: • Chemtura Corporation

Mr. Rogerson is Chairman, President and Chief Executive Officer of Chemtura Corporation, a position he has held since December 2008. Chemtura is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products. Mr. Rogerson served as President, Chief Executive Officer and director of Hercules Incorporated from December 2003 until its acquisition by Ashland, Incorporated in November 2008. Located in Wilmington, Delaware, Hercules was a global manufacturer and marketer of specialty chemicals and related services for a broad range of business, consumer and industrial applications. Mr. Rogerson joined Hercules in 1979 and served in a number of management positions before leaving the company to serve as President and Chief Executive Officer of Wacker Silicones Corporation in 1997. In May 2000, Mr. Rogerson rejoined Hercules and was named President of its BetzDearborn Division in August 2000. Prior to being named CEO of Hercules in December 2003, Mr. Rogerson held a variety of senior management positions with the company. Mr. Rogerson serves on the boards of the American Chemistry Council and the Society of Chemical Industry. He also serves on the Advisory Board of the Chemical Engineering & Materials Science College of Michigan State University.

Experience and Qualifications.  With years of demonstrated managerial ability as a CEO of large global chemical manufacturing companies, Mr. Rogerson brings to our Board a wealth of knowledge of organizational and operational management, as well as board leadership experience, essential to a large public company.

12    PPL Corporation 2015 Proxy Statement

WILLIAM H. SPENCE Age: 58 Director since: 2011 Management Director	Board Committees: • Executive (Chair)

Mr. Spence is Chairman, President and Chief Executive Officer of PPL Corporation. Prior to his current appointment as Chairman in April 2012, Mr. Spence was named Chief Executive Officer and appointed to the board of directors of PPL Corporation in November 2011, was named President and Chief Operating Officer in July 2011, and served as Executive Vice President and Chief Operating Officer since June of 2006. Prior to joining PPL in June 2006, Mr. Spence had 19 years of service with Pepco Holdings, Inc. and its heritage companies, Delmarva Power and Conectiv. He served as Senior Vice President of Pepco Holdings from August 2002 and as Senior Vice President of Conectiv Holdings since September 2000. He joined Delmarva Power in 1987 in that company’s regulated gas business, where he held various management positions before being named Vice President of Trading in 1996. Mr. Spence also serves on the boards of several wholly owned subsidiaries of PPL Corporation. He is chair of the Corporate Leadership Council, an internal committee comprised of executive officers of PPL Corporation.

Experience and Qualifications.  Having broad-ranging operating experience in the energy industry, Mr. Spence brings a full range of strategic management expertise, a broad understanding of the issues facing a global business in the energy industry and an in-depth knowledge of the company’s business and culture to the Board and the Chairman position.

NATICA VON ALTHANN Age: 64 Director since: 2009 Independent Director	Board Committees: • Audit • Finance (Chair) • Nuclear Oversight

Ms. von Althann was a founding partner of C&A Advisors, a consulting firm in the areas of financial services and risk management, from 2009 until 2013. She retired in June 2008 as the Senior Credit Risk Management Executive for Bank of America and Chief Credit Officer of U.S. Trust, an investment management company. Prior to being appointed to the Bank of America position in 2007 after U.S. Trust was acquired by Bank of America, Ms. von Althann served as Chief Credit Officer of U.S. Trust since 2003. Prior to joining U.S. Trust in 2003, she served as managing director at IQ Venture Partners, an investment banking boutique. Previously, Ms. von Althann spent 26 years at Citigroup, including in a number of senior management roles. During her time at Citigroup, among other positions, she served as managing director and co-head of Citicorp’s U.S. Telecommunications-Technology group, managing director and global industry head of the Retail and Apparel group and division executive and market region head for Latin America in the Citigroup private banking group. Ms. von Althann currently serves as a director of TD Bank US Holding Company and its two bank subsidiaries, TD Bank, N.A. and TD Bank USA, N.A.

Experience and Qualifications.  With her extensive background in the banking industry, including operating responsibilities and senior management experience, Ms. von Althann brings to our Board a wealth of knowledge of organizational and operational management, as well as financial and risk management expertise, essential to a large public company.

PPL Corporation 2015 Proxy Statement     13

KEITH H. WILLIAMSON Age: 62 Director since: 2005 Independent Director	Board Committees: • Audit • Finance

Mr. Williamson is Executive Vice President, Secretary and General Counsel of Centene Corporation. Prior to being promoted to this position in November 2012, he served as Senior Vice President, Secretary and General Counsel, a position he held since 2006. Centene Corporation is a provider of Medicaid-managed care and specialty healthcare services for under-insured and uninsured individuals. He previously served as President of the Capital Services Division of Pitney Bowes Inc., a position he held since 1999. Pitney Bowes is a global provider of integrated mail, messaging and document management solutions. Mr. Williamson joined Pitney Bowes in 1988 and held a series of positions in the company’s tax, finance and legal operations, including oversight of the treasury function and rating agency activity.

Experience and Qualifications.  With years of demonstrated leadership and business experience in a variety of industry positions with publicly traded companies, Mr. Williamson brings to our Board a combination of general business and finance experience which is crucial to a large public company.

ARMANDO ZAGALO DE LIMA Age: 56 Director since: July 2014 Independent Director	Board Committees: • Finance

Mr. Zagalo de Lima serves as Executive Vice President of Xerox Corporation, a position held since January 2012. Xerox is a multinational enterprise for business process and document management. From January 2012 to July 2014, Mr. Zagalo de Lima also served as president of Xerox Technology and was responsible for engineering, product development, manufacturing, distribution, managed print services, sales channels and technical services to effectively manage and grow business on a global basis. From 2010 to 2012, he served as president of Global Customer Operations, responsible for worldwide sales, service and customer administration activities for Xerox’s document technology, services and solutions. Prior to this role, Mr. Zagalo de Lima led Xerox Europe from 2001 to 2010, serving as chief operating officer from 2001 to 2004, and then as president from 2004 to 2010, driving business activity in nearly 20 countries. He first joined Xerox in Portugal in 1983 and held sales, marketing and management positions across Europe.

Experience and Qualifications.  Having served as a senior executive of a public technology company, Mr. Zagalo de Lima provides critical insight to our Board in emerging technologies and services and global business operations.

14    PPL Corporation 2015 Proxy Statement

In compliance with the Company’s Guidelines for Corporate Governance, Dr. Stuart Heydt was not renominated and will continue to serve on the Board until immediately prior to the 2015 Annual Meeting of Shareowners, which follows his 75th birthday. Dr. Heydt is a member of the Audit; Compensation, Governance and Nominating; Executive and Nuclear Oversight Committees.

Your Board of Directors recommends that you

vote FOR the election of each of these nominees for director

GOVERNANCE OF THE COMPANY

Board of Directors

Attendance. The Board of Directors met eight times during 2014. Each director attended at least 75% of the meetings held by the Board and the committees on which he or she served during the year. The average attendance of directors at Board and Committee meetings held during 2014 was 97%. Directors are expected to attend all meetings of shareowners, the Board and the Committees on which they serve. All of our directors attended the 2014 Annual Meeting of Shareowners.

Independence of Directors. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements of the NYSE listing standards. In addition to applying these guidelines, which are available in the Corporate Governance section of our website (www.pplweb.com/Independence-Standards-July2009), the Board considers all relevant facts and circumstances in making an independence determination. The Board determined that the following 12 directors, constituting all of PPL’s non-employee directors, are independent from the company and management pursuant to its independence guidelines: Dr. Bernthal, Messrs. Adkins, Conway, Cox, Elliott, Graham, Rajamannar, Rogerson, Williamson and Zagalo de Lima, and Mmes. Goeser and von Althann.

In reaching this conclusion, the Board considered transactions and relationships between each director or any member of his or her immediate family and the company and its subsidiaries. From time to time, our subsidiaries have transacted business in the ordinary course with companies with which several of our directors are or were affiliated. In particular, the Board considered that with respect to each of the most recent three completed fiscal years for Mr. Rogerson and for Mr. Zagalo de Lima, each was an officer of a company with which PPL has engaged in business transactions in the ordinary course. The Board reviewed all transactions with each of these companies and determined that the annual amount of revenues received by Mr. Rogerson’s company or Mr. Zagalo de Lima’s companies in each fiscal year was significantly below 1% of the consolidated gross revenues of both PPL and such other companies. As part of its determination, the Board also considered that the transactions were competitively bid.

The Board determined that none of these relationships were material or affected the independence of such directors under either the company’s independence guidelines or the applicable NYSE rules. Under the categorical standard of independence that the Board adopted for the company, business transactions between the company (and its subsidiaries) and a director’s employer or the employer of the director’s “immediate family member,” as defined by the rules of the NYSE, not involving more than 2% of the employer’s consolidated gross revenues in any fiscal year, will not impair the director’s independence.

Executive Sessions; Presiding and Lead Director. The independent directors meet in regular executive sessions during each Board meeting without management present. Mr. Conway serves as the presiding director in chairing these executive sessions and also serves as the independent “lead” director of the Board.

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Board Leadership Structure. The positions of Chairman and Chief Executive Officer, or CEO, are held by Mr. Spence. Mr. Conway serves as the independent lead director. The Board believes that the responsibilities delegated to the lead director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board believes that its lead director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. Of our thirteen director nominees, only Mr. Spence is not independent from the company. All of our committees, with the exception of the Executive Committee on which Mr. Spence serves, are composed entirely of independent directors, and the agendas are driven by the independent chairs through discussions with designated management liaisons. Each independent director is encouraged to, and does, regularly contact management with either questions or suggestions for agenda items. The Board does not believe that the establishment of an independent chairman is necessary or recommended at the present time. The Board continues to have the right to separate those roles if it were to determine that such a separation would be in the best interest of the company, its shareowners and other stakeholders.

The lead director serves in the following roles:

•	presides at all meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors that occur at each Board meeting;

•	serves as an adviser to the Chairman and CEO, as well as a non-exclusive liaison between the independent directors and the Chairman and CEO;

•	periodically reviews or suggests meeting agendas and schedules for the Board and at least annually solicits suggestions from the Board on meeting topics, such as strategy, management performance and governance matters;

•	has the authority to call meetings of the independent directors;

•	responds to shareowner and other stakeholder questions that are directed to the presiding or lead director, as well as to the independent directors as a group; and

•	fulfills such other responsibilities as the Board may from time to time request.

The Corporate Secretary’s Office, together with any other key employees requested by the lead director, provides support to the lead director in fulfilling his role.

Guidelines for Corporate Governance. The full text of our Guidelines for Corporate Governance can be found in the Corporate Governance section of our website (www.pplweb.com/Guidelines).

Communications with the Board. Shareowners or other parties interested in communicating with the lead director, with the Board or any member of the Board, or with the independent directors as a group, may write to such person or persons at the following address:

c/o Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

The Corporate Secretary’s Office forwards all correspondence to the respective Board members, with the exception of commercial solicitations, advertisements or obvious “junk” mail. Concerns relating to accounting, internal controls or auditing matters are to be brought immediately to the attention of the company’s Corporate Audit and Business Ethics group and are handled in accordance with procedures established by the Audit Committee with respect to such matters.

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Code of Ethics. We maintain a code of business conduct and ethics, our Standards of Integrity, which are applicable to all Board members and employees of the company and its subsidiaries, including the principal executive officer, the principal financial officer and the principal accounting officer of the company. You can find the full text of the Standards in the Corporate Governance section of our website (www.pplweb.com/Standards-of-Integrity).

Board Committees

The Board of Directors has five standing committees:

•	the Executive Committee;

•	the Compensation, Governance and Nominating Committee;

•	the Finance Committee;

•	the Nuclear Oversight Committee; and

•	the Audit Committee.

Each non-employee director usually serves on one or more of these committees. All of our committees, with the exception of the Executive Committee, are composed entirely of independent directors. Each committee has a charter, all of which are available in the Corporate Governance section of the company’s website (www.pplweb.com/board-committees).

The following table shows the directors who are currently members or chairs of each of the standing Board Committees and the number of meetings each committee held in 2014.

Board Committee Membership

Director		Audit	Compensation, Governance and Nominating	Executive	Finance	Nuclear Oversight
Rodney C. Adkins(1)	I	X
Frederick M. Bernthal	I	X		X		Chair
John W. Conway	I/LD		X	X	X
Philip G. Cox	I				X	X
Steven G. Elliott(2)	I	Chair			X
Louise K. Goeser	I		X
Stuart E. Graham	I		X	X		X
Stuart Heydt	I	X	X	X		X
Raja Rajamannar	I	X			X
Craig A. Rogerson	I		Chair	X		X
William H. Spence	—			Chair
Natica von Althann(2)	I	X			Chair	X
Keith H. Williamson	I	X			X
Armando Zagalo de Lima(3)	I				X
Number of Meetings in 2014		8	7	6	5	4

I Independent Director                LD Lead Director                — Chairman of the Board

(1)	Joined the Audit Committee on January 1, 2015.

(2)	Designated as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

(3)	Joined the Finance Committee on July 3, 2014.

PPL Corporation 2015 Proxy Statement     17

Executive Committee. During periods between Board meetings, the Executive Committee may exercise all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies in the Executive Committee, fix the compensation of the directors, change the Bylaws or take any action restricted by the Pennsylvania Business Corporation Law or the Bylaws (including actions committed to another Board committee).

Compensation, Governance and Nominating Committee. The principal functions of the Compensation, Governance and Nominating Committee, or CGNC, are:

•	to review and evaluate at least annually the performance of the chief executive officer and other executive officers of the company, including setting goals and objectives, and to set their remuneration, including incentive awards;

•	to review management’s succession planning;

•	to identify and recommend to the Board of Directors candidates for election to the Board;

•	to review the fees paid to outside directors for their services on the Board of Directors and its Committees;

•	to establish and administer programs for evaluating the performance of Board members; and

•	to develop and recommend to the Board corporate governance guidelines applicable to the company.

All of the members of the CGNC are independent within the meaning of the listing standards of the NYSE, including those rules applicable to board and committee service, and the company’s standards of independence described above under the heading “Independence of Directors.” In addition, each member of the CGNC is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is an “outside director” as defined for Section 162(m) of the Internal Revenue Code.

Compensation Processes and Procedures

Decisions regarding the compensation of our executive officers are made by the CGNC. Specifically, the CGNC has strategic and administrative responsibility for a broad range of issues, including ensuring that we compensate executive officers effectively and in a manner consistent with our stated compensation strategy. The CGNC also oversees the administration of our executive compensation plans, including the design of, and performance measures and award opportunities for, the executive incentive programs, and some employee benefits.

The CGNC periodically reviews executive officer compensation to ensure that compensation is consistent with our compensation philosophy, company and personal performance, changes in market practices and changes in an individual’s responsibilities. At the CGNC’s January in-person meeting each year, the CGNC reviews the performance of executive officers and makes awards for the just-completed calendar year.

To assist in its efforts to meet the objectives outlined above, each year the CGNC retains an independent compensation consulting firm to advise it on a regular basis on executive compensation programs. During the first half of 2014, Pay Governance, LLC served as the CGNC’s independent compensation consultant. Effective July 1, 2014, the CGNC retained Frederic W. Cook & Co., Inc., or Cook, as its independent compensation consultant for the following 12-month period. The consultant provides additional information to the CGNC so that it can determine whether the company’s executive

18    PPL Corporation 2015 Proxy Statement

compensation programs are reasonable and consistent with competitive practices. Representatives of the consultant regularly participate in CGNC meetings, providing expertise and guidance as to executive compensation program design, market trends and best pay practices.

The CGNC regularly requests the independent compensation consultant to provide the following information and analyses:

•	Utility Industry Executive Compensation Trends Presentation — provides a report on current trends in utility industry executive compensation.

•	Director Pay Analysis — reviews the pay program for PPL’s non-employee directors relative to a group of utility companies and to a broad spectrum of general industry companies.

•	Executive Compensation Analysis — provides a review of compensation for the executive officer positions at PPL, including each of the named executive officers. This review includes both utility and general industry medians, and it results in a report on the compensation of executive officers and competitive market data. A detailed discussion of the competitive market comparison process is provided below, in “Compensation Discussion and Analysis — Market Compensation Analysis” beginning on page 35.

Additionally, management may request analyses or information in order to assist it in the administration of the executive compensation programs, including competitive analyses on new executive positions.

The Chief Human Resources Officer is management’s liaison to the CGNC, and his staff provides support for the CGNC and regularly interacts with the independent compensation consultant.

Annually, the CGNC requests that the independent compensation consultant present emerging issues and trends in executive compensation among the largest U.S. utilities at its July meeting and provide a detailed analysis of competitive pay levels and practices at its year-end meeting. The CGNC uses this analysis to provide a general understanding of current market practices when it assesses performance and considers salary levels and incentive awards at its January meeting following the performance year.

Based on a business plan approved by the Board of Directors, the CGNC considers the related goals for the annual cash incentive program and the long-term incentive program for the upcoming year, based on industry and market conditions and other factors. All incentive goals for executive officers are reviewed and approved by the CGNC.

The CGNC has the authority to review and approve annually the compensation structure, including goals and objectives, of the CEO and other executive officers who are subject to Section 16 of the Exchange Act, including all of the executive officers named in this proxy statement. The CEO reviews with the CGNC his evaluation of the performance and leadership of: (1) the executive officers who report directly to him, including the presidents of the major business lines; and (2) the treasurer and the controller, with input from the chief financial officer, or CFO. The CEO presents his compensation recommendations to the CGNC, and based in large part on such recommendations, the CGNC approves the annual compensation, including salary, incentive compensation and other remuneration, of such executive officers. In preparing his recommendations, the CEO may discuss his evaluations and potential recommendations with the Chief Human Resources Officer and representatives of the independent compensation consultant. The CEO does not discuss his own compensation with the independent compensation consultant or with the CGNC.

The CGNC manages a process for the Board of Directors to evaluate our CEO. Each director, other than the CEO, completes an evaluation of the CEO and submits the evaluation to the Chair of the CGNC. The evaluation is presented to the outside directors of the Board and discussed at the January meeting. A summary evaluation is compiled by the Chair of the CGNC, who then discusses the

PPL Corporation 2015 Proxy Statement     19

evaluation with the CEO. The CGNC determines the CEO’s salary and incentive awards at its January meeting, based on the Board’s evaluation and corporate performance.

The Board of Directors, with recommendations from the CGNC, determines the amount and form of director compensation. The independent compensation consultant also assists the CGNC with this determination.

The CGNC annually reviews and approves total expenditures paid to the independent compensation consultant. Pay Governance and its affiliates did not provide any services to the company or any of the company’s affiliates other than advising the CGNC on director and executive officer compensation during 2014. The CGNC evaluated whether any work provided by Pay Governance raised any conflict of interest, including the work it performs as an independent compensation consultant for Crown Holdings, Inc., where Mr. Conway serves as Chairman and CEO, and who became a member of the CGNC during 2013. After consideration of the facts and circumstances, the CGNC determined that there was no conflict of interest.

Cook and its affiliates did not provide any services to the company or any of the company’s affiliates other than advising the CGNC on director and executive officer compensation during 2014. The CGNC evaluated whether any work provided by Cook raised any conflict of interest and determined that there was no conflict of interest.

Director Nomination Process

The CGNC establishes guidelines for new directors and evaluates director candidates. In considering candidates, the CGNC seeks individuals who possess strong personal and professional ethics, high standards of integrity and values, independence of thought and judgment and who have senior corporate leadership experience. The company believes that prior business experience at a senior executive level is desired, and it seeks candidates who have diverse experience relevant to serving on the Board, such as financial, operating executive management and technology experience.

In addition, the CGNC seeks individuals who have a broad range of demonstrated abilities and accomplishments beyond corporate leadership. These abilities include the skill and expertise sufficient to provide sound and prudent guidance with respect to all of the company’s operations and interests. The CGNC believes that, while diversity and variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the CGNC focuses on skills, expertise or background that would complement the existing board, recognizing that the company’s businesses and operations are diverse and global in nature. Our directors come from diverse backgrounds including industrial, energy, financial, non-profit and healthcare. Finally, the CGNC seeks individuals who are capable of devoting the required amount of time to serve effectively, including preparation time and attendance at Board, committee and shareowner meetings.

Nominations for the election of directors may be made by the Board of Directors, the CGNC or any shareowner entitled to vote in the election of directors generally. The CGNC screens all candidates in the same manner regardless of the source of the recommendation. The CGNC’s review is typically based on any written materials provided with respect to a candidate. The CGNC determines whether a candidate meets the company’s general qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

If the CGNC or management identifies a need to add a new Board member to fulfill a special requirement or to fill a vacancy, the CGNC usually retains a third-party search firm to identify a candidate or candidates. The CGNC seeks prospective nominees through personal referrals, independent inquiries by directors and search firms. Once the CGNC has identified a prospective nominee, it generally requests the third-party search firm to gather additional information about the

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prospective nominee’s background and experience. The CEO, the chair of the CGNC and other members of the CGNC, if available, then interview the prospective candidates in person. After completing the interview and evaluation process, which includes evaluating the prospective nominee against the standards and qualifications set out in the company’s Guidelines for Corporate Governance, the CGNC makes a recommendation to the full Board as to the persons who should be nominated by the Board. The Board then votes on whether to approve the nominee after considering the recommendation and report of the CGNC.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ biographical information set forth on pages 8 to 14. In particular, in connection with the nominations of each director for election as directors at the 2015 Annual Meeting of Shareowners, the Board considered their contributions to the company’s success during their previous years of Board service.

Shareowners interested in recommending nominees for directors should submit their recommendations in writing to:

Corporate Secretary

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

In order to be considered, we must generally receive nominations by shareowners at least 75 days prior to the 2016 Annual Meeting. The nominations must also contain the information required by our Bylaws, such as the name and address of the shareowner making the nomination and of the proposed nominees and certain other information concerning the shareowner and the nominee. The exact procedures for making nominations are included in our Bylaws, which can be found at the Corporate Governance section of our website (www.pplweb.com/Bylaws).

Compensation Committee Interlocks and Insider Participation. During 2014, none of the members of the CGNC was an officer or employee of the company, and no executive officer of PPL served on the compensation committee or board of any company while that company employed any member of the CGNC.

Finance Committee. The principal functions of the Finance Committee are:

•	to review and approve annually the three-year business plan, which includes the annual financing plan, as well as the five-year capital expenditure plan for the company;

•	to approve company financings in excess of $50 million, to the extent not contemplated by the annual financing plan approved by the Finance Committee;

•	to approve reductions of the outstanding securities of the company in excess of $100 million;

•	to authorize capital expenditures in excess of $100 million;

•	to authorize acquisitions and dispositions in excess of $75 million; and

•	to review, approve and monitor the policies and practices of the company and its subsidiaries in managing financial risk.

All of the members of this committee are independent within the meaning of the listing standards of the NYSE and the company’s standards of independence described above under the heading “Independence of Directors.”

PPL Corporation 2015 Proxy Statement     21

Nuclear Oversight Committee. The principal functions of the Nuclear Oversight Committee are:

•	to assist the Board of Directors in the fulfillment of its responsibilities for oversight of the company’s nuclear operations;

•	to advise company management on nuclear matters; and

•	to provide advice and recommendations to the Board of Directors concerning the future direction of the company and management performance related to nuclear operations.

All of the members of this committee are independent within the meaning of the listing standards of the NYSE and the company’s standards of independence described above under the heading “Independence of Directors.”

Audit Committee. The primary function of the Audit Committee is to assist the company’s Board of Directors in the oversight of:

•	the integrity of the financial statements of the company and its subsidiaries;

•	the effectiveness of the company’s internal control over financial reporting;

•	the identification, assessment and management of risk;

•	the company’s compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s, or “independent auditor’s,” qualifications and independence; and

•	the performance of the company’s independent auditor and internal audit function.

The members of the Audit Committee are not employees of the company, and the Board of Directors has determined that each of its Audit Committee members has met the independence and expertise requirements of the NYSE, the rules of the SEC and the company’s independence standards described above under the heading “Independence of Directors.”

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to, among other items, the integrity of the company’s financial statements. Company management is responsible for the preparation and integrity of the company’s financial statements, the financial reporting process and the associated system of internal controls over financial reporting and assessing the effectiveness of such controls. Ernst & Young LLP, the company’s principal independent registered public accounting firm, or “independent auditor,” is responsible for auditing the company’s annual financial statements, expressing an opinion as to whether the financial statements present fairly, in all material respects, the company’s financial position and results of operations in conformity with U.S. generally accepted accounting principles, and expressing an opinion as to the effectiveness of internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and review these processes. Among other duties, the Audit Committee has reviewed and discussed the audited financial statements, significant accounting policies, and other disclosures with management and the independent auditor. The Audit Committee has also reviewed and discussed highlights of quarterly earnings calls and earnings press releases.

In its capacity as a Committee of the Board of Directors, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee, and the Audit Committee is responsible for preapproving all audit and permitted non-audit services to be provided by the independent auditor. In determining whether to reappoint the independent auditor, the Audit Committee takes into consideration various factors, including: the historical and recent performance of the independent

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auditor on the audit; its professional qualifications; the quality of ongoing discussions with the independent auditor; external data, including recent PCAOB reports on the independent auditor and its peer firms; the results of an internal survey of the independent auditor’s service and quality; and the appropriateness of fees. The Audit Committee also has a policy to periodically solicit competitive proposals for audit services from independent public accounting firms.

The Audit Committee has discussed with the independent auditor the matters required to be discussed by applicable Auditing Standards, as periodically adopted or amended, and the rules of the Securities and Exchange Commission (SEC) including the appropriateness and application of accounting principles. The Audit Committee has received the written disclosures and the letter from the company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has had discussions with Ernst & Young LLP about its independence. The Audit Committee also considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of such independent auditor.

In the performance of its responsibilities, the Audit Committee met periodically with the internal auditor and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also met periodically with various members of management to discuss compliance activities. With respect to risk management, the Chief Risk Officer reports regularly to the Audit Committee with regard to inherent risks to the company, the identification, assessment, management and monitoring of those risks, and risk management practices and activities of the company. While the Audit Committee has responsibility for overseeing the company’s process for identifying, assessing and managing business risks, each of the other Board Committees also considers risks within its areas of responsibility. For example, the Compensation, Governance and Nominating Committee reviews various risks including risks related to compensation matters as well as legal and regulatory compliance risks as they relate to corporate governance.

The Audit Committee has reviewed and discussed, together with management and the independent auditor, management’s assessment of internal controls relating to the adequacy and effectiveness of financial reporting. The Audit Committee has also reviewed the process utilized in connection with the certifications of the company’s principal executive officer and principal financial officer under the Sarbanes-Oxley Act of 2002 and related SEC rules for the company’s annual and quarterly filings with the SEC. In addition, the Audit Committee has established a process and procedures for the receipt, retention and treatment of complaints regarding accounting or auditing matters.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management’s assessment of the effectiveness of the company’s internal control over financial reporting be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2014.

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The Audit Committee has a Charter that specifies its responsibilities. The committee Charter, which has been approved by the Board of Directors, is available on the company’s website (www.pplweb.com/audit-committee). Also, the Audit Committee’s procedures and practices comply with the requirements of the SEC and the NYSE applicable to corporate audit committees.

The Audit Committee

Steven G. Elliott, Chair

Rodney C. Adkins

Frederick M. Bernthal

Stuart Heydt

Raja Rajamannar

Natica von Althann

Keith H. Williamson

The Board’s Role in Risk Oversight

The Board provides oversight of the company’s risk management practices. The Board reviews material risks associated with the company’s business plan periodically as part of its consideration of the ongoing operations and strategic direction of the company. At meetings of the Board and its committees, directors receive periodic updates from management regarding risk management activities. Outside of formal meetings, the Board, its committees and individual Board members have full access to senior executives and other key employees, including the CEO, CFO, the General Counsel and the Chief Risk Officer, or CRO.

Each of the committees of the Board, other than the Executive Committee, reports regularly to the full Board on risk-related matters. The committees also oversee the management of material risks that fall within such committee’s areas of responsibility. In performing this function, each committee has full access to management as well as the ability to engage advisers. The CRO communicates key risks to the Audit and Finance Committees. This communication includes the identification of key risks and emerging risks and how these risks are being measured and managed.

A primary function of the Audit Committee is to assist the Board in the oversight of the identification and management of risk. More specifically, the Audit Committee is responsible for the review of the company’s process for identifying, assessing and managing business risks and exposures and discussing related guidelines and policies. The Audit Committee regularly reviews risk management activities related to the financial statements, legal and compliance matters, tax, information technology and other key areas. The Audit Committee also periodically meets in executive session with representatives from the company’s independent registered public accounting firm, the CFO, the CRO, the General Counsel, Vice President and Controller, and the head of Corporate Audit and Business Ethics.

The Audit Committee also oversees the company’s enterprise risk management process. The CRO has responsibility for leading the company’s enterprise risk management process. The company’s Risk Management group and Corporate Audit Services department provide periodic reports to the Audit Committee and the full Board regarding key risk matters. The head of Corporate Audit and Business Ethics reports directly to the Audit Committee.

The Finance Committee is responsible for, among other items provided in its Charter, reviewing, approving and monitoring the policies and practices to be followed by the company and its subsidiaries in managing market risk, credit risk, liquidity risk and currency risk. The company’s internal Risk Management Committee is chaired by the CRO. The Risk Management Committee and the CRO serve

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at the direction of the Finance Committee to provide oversight of risk management activities related to buying and selling electric energy and gas, fuel procurement, foreign currency exchange and translation and the issuance of corporate debt.

The CGNC considers various risks including those related to the attraction and retention of talent, the design of compensation programs, succession planning, governance matters and the identification of qualified individuals to become board members. The CGNC reviews management’s assessment of whether risks arising from the company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the company. The CGNC follows a risk assessment process that formally identifies and prioritizes compensation plan features that could induce excessive risk-taking, misstatement of financial results or fraudulent misconduct to enhance an employee’s compensation and trigger material harm to the company. Based on this detailed risk assessment process, the company has determined that any risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the company.

The Nuclear Oversight Committee considers risks in connection with its responsibilities for oversight of the company’s nuclear function, including various risks related to ensuring the company has appropriate systems in place to protect the health and safety of the public and maintain compliance with applicable laws and regulations.

Compensation of Directors

Annual Retainer. Directors who are company employees do not receive any separate compensation for service on the Board of Directors or committees of the Board of Directors. During 2014, directors who were not employees of PPL received an annual retainer of $195,000, of which a minimum of $130,000 was mandatorily allocated in monthly installments to each director’s deferred stock account under the Directors Deferred Compensation Plan, or DDCP. The remaining $65,000 portion of the annual retainer was paid in cash in monthly installments to each director, unless voluntarily deferred to his or her stock account or to his or her deferred cash account under the DDCP (as discussed below with respect to all retainers and other fees).

Each deferred stock unit represents the right to receive a share of PPL common stock and is fully vested upon grant, but is not paid to the director until after retirement (as discussed below with respect to payments under the DDCP). Deferred stock units do not have voting rights, but accumulate quarterly dividend equivalents, which are reinvested in additional deferred stock units, which are also not paid to the director until retirement.

Effective January 1, 2015, the annual retainer increased to $235,000 for all directors, of which $130,000 continues to be mandatorily allocated to each director’s deferred stock account. The Board also eliminated the use of meeting fees for 2015.

Presiding Director Retainer. During 2014, the presiding director, who is also our independent lead director, received an additional annual cash retainer of $30,000, which was paid in monthly installments unless voluntarily deferred under the DDCP.

Committee Chair Retainers. During 2014, the Audit Committee Chair received an additional annual cash retainer of $15,000, which was paid in monthly installments unless voluntarily deferred under the DDCP. Each other committee chair received an additional annual cash retainer of $10,000, which was paid in monthly installments unless voluntarily deferred under the DDCP. Effective January 1, 2015, the Audit Committee Chair’s annual retainer increased to $20,000, while the annual retainer for other committee chairs increased to $15,000.

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Other Fees. During 2014, each non-employee director also received a fee of $2,000 for attending each Board of Directors meeting, $1,500 for attending each committee meeting and other meetings at the company’s request, and a fee of $1,000 for participating in meetings held by telephone conference call. These fees were eligible to be voluntarily deferred under the DDCP. Effective January 1, 2015, the Board eliminated all meeting fees. PPL also reimburses each director for usual and customary travel expenses.

Directors Deferred Compensation Plan. Pursuant to the DDCP, non-employee directors may elect to defer all or any part of the fees and any retainer that is not part of the mandatory stock unit deferrals. Under this plan, directors can defer compensation other than the mandatory deferrals into a deferred cash account or the deferred stock account. The deferred cash account earns a return as if the funds had been invested in one or more of the core investment options offered to employees under the PPL Deferred Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from -10.80% to 14.57% during 2014. The brokerage account option that is available to employees is not available to directors. For 2014, two directors elected to defer all or a portion of their cash retainer and fees into a deferred cash account, and three directors elected to defer all or a portion of their cash retainer and fees into a deferred stock account. Payment of the amounts allocated to a director’s deferred cash account and accrued earnings, together with deferred stock units and accrued dividend equivalents, is deferred until after the director’s retirement from the Board of Directors, at which time the deferred cash and stock is disbursed in one or more annual installments for a period of up to 10 years, as previously elected by the director.

The following table summarizes all compensation earned during 2014 by our non-employee directors.

2014 DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash
Name of Director	Paid in Cash(3)	Deferred into Restricted Stock Units(4)	Total	Stock Awards(5)	All Other Compensation(6)	Total
Rodney C. Adkins(1)	$31,083	—	$31,083	$ 54,167	$ 238	$85,488
Frederick M. Bernthal	121,000	—	121,000	130,000	571	251,571
John W. Conway	—	$125,000	125,000	130,000	571	255,571
Philip G. Cox	93,500	—	93,500	130,000	571	224,071
Steven G. Elliott	111,500	—	111,500	130,000	4,571	246,071
Louise K. Goeser	88,000	—	88,000	130,000	571	218,571
Stuart E. Graham	98,500	—	98,500	130,000	4,571	233,071
Stuart Heydt	119,000	—	119,000	130,000	821	249,821
Raja Rajamannar	95,000	—	95,000	130,000	571	225,571
Craig A. Rogerson	51,525	62,975	114,500	130,000	571	245,071
Natica von Althann	118,000	—	118,000	130,000	571	248,571
Keith H. Williamson	97,500	—	97,500	130,000	571	228,071
Armando Zagalo de Lima(2)	—	42,500	42,500	65,000	285	107,786

(1)	Mr. Adkins did not join the Board until August 1, 2014.

(2)	Mr. Zagalo de Lima did not join the Board until July 3, 2014.

(3)

This column reports the amount of retainers and other fees either actually paid in cash or voluntarily deferred into cash accounts under the DDCP for Board and committee service by each director for 2014, and the cash retainers for the committee chairs: Mr. Elliott (Audit — $15,000),

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Dr. Bernthal (Nuclear Oversight — $10,000), Mr. Rogerson (CGNC — $10,000) and Ms. von Althann (Finance — $10,000). The following directors voluntarily deferred all or a portion of their retainers and fees into the deferred cash account under the DDCP: Dr. Bernthal — $121,000; and Mr. Rogerson — $51,525.

(4)	This column reports the dollar amount of retainers and fees voluntarily deferred into deferred stock accounts under the DDCP. The following directors voluntarily deferred all or a portion of their retainers and fees into the deferred stock account under the DDCP: Mr. Conway — $125,000; Mr. Rogerson — $62,975; and Mr. Zagalo de Lima — $42,500.

(5)	This column represents the grant date fair value of the mandatorily deferred portion of the annual retainer during 2014 as calculated under ASC Topic 718 as described below under “Executive Compensation — CD&A — Tax and Accounting Considerations.” The grant date fair value for the deferred stock units was calculated using the closing price of PPL common stock on the NYSE on the date of grant.

All deferred stock units held in each director’s deferred stock account are vested. As of December 31, 2014, the aggregate number of deferred stock units (including dividend equivalents) held by each current non-employee director was as follows: Mr. Adkins — 1,559; Dr. Bernthal — 61,813; Mr. Conway — 104,046; Mr. Cox — 6,901; Mr. Elliott — 17,708; Ms. Goeser — 52,892; Mr. Graham — 28,228; Dr. Heydt — 109,078; Mr. Rajamannar — 15,369; Mr. Rogerson — 46,823; Ms. von Althann — 22,687; Mr. Williamson — 41,610; and Mr. Zagalo de Lima — 3,122.

(6)	This column shows the dollar value of life insurance premiums paid by the company during 2014 for each director. In 2014, the company provided life insurance to each director equal to twice the amount of the annual retainer. Effective January 1, 2015, the Board eliminated the life insurance benefit for directors. In addition, this column reflects any contributions made under our charitable matching gift program. Non-employee directors are eligible to participate in our charitable matching gift program on the same basis as employees, pursuant to which we will contribute, on a 100% matching basis, from $50 up to $4,000 per year per person to specified charitable institutions.

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STOCK OWNERSHIP

Directors and Executive Officers

All directors and executive officers as a group hold less than 1% of PPL’s common stock. The table below shows the number of shares of our common stock beneficially owned as of March 3, 2015, by each of our directors and each named executive officer for whom compensation is disclosed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our director nominees and executive officers as a group. The table also includes information about stock options, stock units, restricted stock, restricted stock units granted to executive officers under the company’s Incentive Compensation Plan, or ICP, as well as the company’s 2012 Stock Incentive Plan, or 2012 SIP, and stock units credited to the accounts of our directors under the DDCP.

Name	Shares of Common Stock Owned(1)
R. C. Adkins	2,466	(2)
F. M. Bernthal	63,337	(3)
J. W. Conway	109,567	(4)
P. G. Cox	7,862	(5)
S. G. Elliott	18,780	(6)
P. A. Farr	894,141	(7)
L. K. Goeser	54,324	(8)
S. E. Graham	34,408	(9)
R. J. Grey	440,277	(10)
S. Heydt	111,087	(11)
R. Rajamannar	16,418	(12)
C. A. Rogerson	48,646	(13)
V. Sorgi	135,985	(14)
W. H. Spence	1,462,021	(15)
V. A. Staffieri	88,829	(16)
R. A. Symons	44,044	(17)
N. von Althann	23,810	(18)
K. H. Williamson	42,927	(19)
A. Zagalo de Lima	4,764	(20)
All 23 executive officers and directors as a group	3,916,261	(21)

(1)	The number of shares owned includes: (a) shares directly owned by certain relatives with whom directors or officers share voting or investment power; (b) shares held of record individually by a director or officer or jointly with others or held in the name of a bank, broker or nominee for such individual’s account; (c) shares in which certain directors or officers maintain exclusive or shared investment or voting power, whether or not the securities are held for their benefit; and (d) with respect to executive officers, shares held for their benefit by the Trustee under PPL’s Employee Stock Ownership Plan, or ESOP.

(2)	Consists of 2,466 shares credited to Mr. Adkins’ deferred stock account under the DDCP.

(3)	Consists of 63,337 shares credited to Dr. Bernthal’s deferred stock account under the DDCP.

(4)	Includes 105,999 shares credited to Mr. Conway’s deferred stock account under the DDCP.

(5)	Consists of 7,862 shares credited to Mr. Cox’s deferred stock account under the DDCP.

(6)	Consists of 18,780 shares credited to Mr. Elliott’s deferred stock account under the DDCP.

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(7)	Includes 40,000 shares of restricted stock, 108,584 restricted stock units and 745,403 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP or 2012 SIP.

(8)	Consists of 54,324 shares credited to Ms. Goeser’s deferred stock account under the DDCP.

(9)	Includes 29,408 shares credited to Mr. Graham’s deferred stock account under the DDCP.

(10)	Includes 50,900 restricted stock units and 388,330 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP or 2012 SIP.

(11)	Consists of 106,327 shares credited to Dr. Heydt’s deferred stock account under the DDCP and 4,760 shares of additional deferred stock credited to his account in connection with the termination of the Directors Retirement Plan in 1996.

(12)	Consists of 16,418 shares credited to Mr. Rajamannar’s deferred stock account under the DDCP.

(13)	Consists of 48,646 shares credited to Mr. Rogerson’s deferred stock account under the DDCP.

(14)	Includes 27,036 restricted stock units and 96,086 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP or 2012 SIP.

(15)	Includes 284,763 restricted stock units and 1,104,056 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP and 2012 SIP. Also includes 12,824 shares held in an irrevocable trust for the benefit of Mr. Spence’s wife and of which he disclaims beneficial ownership.

(16)	Consists of 88,829 restricted stock units.

(17)	Includes 34,358 restricted stock units.

(18)	Consists of 23,810 shares credited to Ms. von Althann’s deferred stock account under the DDCP.

(19)	Consists of 42,927 shares credited to Mr. Williamson’s deferred stock account under the DDCP.

(20)	Consists of 4,764 shares credited to Mr. Zagalo de Lima’s deferred stock account under the DDCP.

(21)	Includes 80,000 shares of restricted stock, 711,202 restricted stock units, 2,459,138 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP or the 2012 SIP, 4,760 additional shares credited to a director’s account in connection with the termination of a retirement plan, and 525,068 shares credited to the directors’ deferred stock accounts under the DDCP.

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Principal Shareowners

Based on filings made under Sections 13(d) and 13(g) of the Exchange Act, as of February 17, 2015, the only persons known by the company to be beneficial owners of more than 5% of PPL’s common stock are:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10022	43,725,624	6.6%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	36,650,540	5.51%
State Street Corporation(3) State Street Financial Center One Lincoln Street Boston, MA 02111	34,205,874	5.1%

(1)	Based solely on a review of the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 9, 2015. As reported on the Schedule 13G/A, as of December 31, 2014, BlackRock, Inc. beneficially owned, in the aggregate, 43,725,624 shares held by BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Asset Management Ireland Limited; BlackRock Asset Management North Asia Limited; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Fund Managers Ltd; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Japan Co Ltd; BlackRock Life Limited; and iShares (DE) I InvAG mit Teilgesellschaftsvermoegen and had sole voting power over 38,091,249 shares and sole dispositive power over 43,725,624 shares.

(2)	Based solely on a review of the Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2015. As reported on the Schedule 13G, as of December 31, 2014, The Vanguard Group beneficially owned, in the aggregate, 36,650,540 shares held by the Vanguard Group and had sole voting power over 1,129,693 shares, shared dispositive power over 1,071,416 shares and sole dispositive power over 35,579,124 shares. The Vanguard Group reported that Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly owned subsidiaries of The Vanguard Group, Inc., are the beneficial owners of 899,016 shares or 0.13% and 403,077 shares or 0.06%, respectively, of the common stock outstanding of the company as a result of its serving as investment manager of collective trust accounts and as investment manager of Australian investment offerings, respectively.

(3)	Based solely on a review of the Schedule 13G filed by State Street Corporation with the SEC on February 12, 2015. As reported on the Schedule 13G, as of December 31, 2014, State Street Corporation beneficially owned, in the aggregate, 34,205,874 shares held by State Street Global Advisors France S.A.; State Street Bank and Trust Company; SSGA Funds Management, Inc; State Street Global Advisors Limited; State Street Global Advisors Ltd; State Street Global Advisors, Australia Limited; State Street Global Advisors Japan Co., Ltd.; and State Street Global Advisors, Asia Limited and had shared voting and dispositive power over 34,205,874 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, our directors and executive officers met all filing requirements under Section 16(a) of the Exchange Act during 2014.

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TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a written related-person transaction policy to recognize the process the Board will use to identify potential conflicts of interest arising out of financial transactions, arrangements or relations between PPL and any related persons. This policy applies to any transaction or series of transactions in which PPL Corporation or a subsidiary is a participant, the amount exceeds $120,000 and a “related person” has a direct or indirect material interest. A related person includes not only the company’s directors and executive officers, but others related to them by certain family relationships, as well as shareowners who own more than 5% of any class of PPL Corporation’s voting securities.

Under the policy, each related-person transaction must be reviewed and approved or ratified by the disinterested independent members of the Board, other than any employment relationship or transaction involving an executive officer and any related compensation, which must be approved by the Compensation, Governance and Nominating Committee, or CGNC.

In connection with the review and approval or ratification of a related-person transaction, the Board, or the CGNC, as applicable, will consider the relevant facts and circumstances, including:

•	the approximate dollar value involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related-person transaction;

•	whether the related-person transaction complies with the terms of PPL’s agreements governing its material outstanding indebtedness that limit or restrict PPL’s ability to enter into a related-person transaction;

•	whether the related-person transaction will be required to be disclosed in PPL’s applicable filings under the Securities Act of 1933, as amended, or the Exchange Act; and

•	whether the related-person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, in connection with any approval or ratification of a related-person transaction involving a non-employee director or nominee for director, the CGNC will consider whether such transaction would compromise such director’s status as: (1) an independent director under the New York Stock Exchange Listing Standards, including those rules applicable to board and committee service, and PPL’s categorical independence standards, (2) an “outside director” under Section 162(m) of the Internal Revenue Code or a “nonemployee director” under Rule 16b-3 under the Exchange Act, as amended, if such non-employee director serves on the CGNC, or (3) an independent director under Rule 10A-3 under the Exchange Act, as amended, if such non-employee director serves on the Audit Committee of the Board.

We collect information about potential related-person transactions in annual questionnaires completed by directors and executive officers. We also review any payments made by the company or its subsidiaries to each director and executive officer and their immediate family members, and to or from those companies that either employ a director or an immediate family member of any director or executive officer. In addition, we review any payments made by the company or its subsidiaries to, or any payments received by the company and its subsidiaries from, any shareowner who owns more than 5% of any class of PPL Corporation’s voting securities. The company’s Office of General Counsel determines whether a transaction requires review by the Board or the CGNC. Transactions that fall within the definition of the policy are reported to the Board or the CGNC. The disinterested independent members of the Board, or the CGNC, as applicable, review and consider the relevant facts and circumstances and determine whether to approve, deny or ratify the related-person transaction.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation, Governance and Nominating Committee has reviewed the following Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the committee recommended that the Compensation Discussion and Analysis be incorporated by reference into the company’s Annual Report on Form 10-K for the year ended December 31, 2014, and included in this Proxy Statement.

Compensation, Governance and Nominating Committee

Craig A. Rogerson, Chair

John W. Conway

Louise K. Goeser

Stuart E. Graham

Stuart Heydt

Compensation Discussion and Analysis (“CD&A”)

This Compensation Discussion and Analysis, or CD&A, provides an overview of PPL’s executive compensation program, our compensation philosophy and the objectives of our compensation program, as well as a discussion of how executive compensation decisions affecting our named executive officers were made for 2014. The named executive officers for 2014 are included below:

Named Executive Officer	Title
William H. Spence	Chairman, President and Chief Executive Officer (CEO)

Vincent Sorgi	Senior Vice President and Chief Financial Officer (CFO)
Former Vice President and Controller

Paul A. Farr	President, PPL Energy Supply, LLC (an indirect, wholly owned subsidiary of PPL)
Former Executive Vice President and CFO

Robert J. Grey	Executive Vice President, General Counsel and Secretary

Victor A. Staffieri	Chairman of the Board, Chief Executive Officer and President of LG&E and KU Energy LLC, or LKE (a wholly owned subsidiary of PPL)

Robert A. Symons	Chief Executive of Western Power Distribution, or WPD (an indirect, wholly owned subsidiary of PPL)

Overview

The purpose of the PPL Corporation executive compensation program is to attract, retain and motivate high-performing executives and to align compensation with short- and long-term shareowner interests. The Compensation, Governance and Nominating Committee (the Committee for the purpose of this CD&A) believes that the company’s executive compensation program has been successful in attracting a very talented and experienced executive team that has produced excellent financial and operating results and has undertaken bold strategic initiatives to increase value for shareowners.

The performance of the executive team in 2014 underscores its ability to deliver both short- and long-term value for shareowners. Strong performances in all of the company’s business lines resulted in exceeding the midpoint of our ongoing earnings forecast issued in the first quarter of 2014 by approximately 14%, and equaling the level achieved in 2013 despite what were expected to be significantly more challenging market conditions.

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Even while delivering such extraordinary financial results, the executive team was clearly focused on strategic initiatives to unlock the value of the company’s competitive energy supply business and to enable the growth of that business.

Following the careful examination of a range of options for unlocking this value, the company announced in June of 2014 an agreement to spin off its PPL Energy Supply, LLC business and combine it with the generation assets of Riverstone Holdings LLC to form a new, independent publicly traded company, which will be called Talen Energy Corporation. As a result of the transaction, PPL shareowners will initially own 65 percent of the new company and will face no adverse tax consequences as a result of the spinoff, while they will continue to own the same number of shares of PPL Corporation.

Since the announcement of the Talen transaction, the executive team has led a coordinated effort to put the people, processes and systems in place for the effective operation of the new company and has undertaken a significant corporate restructuring to reduce service organization costs in the remaining PPL Corporation.

The executive team also has put in place a business plan with the intention of achieving compound annual earnings growth of 4 to 6 percent at PPL through at least 2017.

There also were other notable accomplishments in 2014:

•	The company’s United Kingdom operation, WPD, was named Utility of the Year by the international edition of Utility Week.

•	In Pennsylvania, the Susquehanna-Roseland transmission project is now 95 percent complete, and the Northeast Pocono transmission project is 60 percent complete. We invested $350 million in these two projects in 2014, with total combined project costs expected to be approximately $1 billion.

•	In Kentucky, we completed installation of new environmental systems for two units at the Ghent station and one of the units at the LG&E Mill Creek plant. These projects are part of a $3 billion construction program.

•	We completed the sale of our Montana hydroelectric facilities to NorthWestern Energy for about $900 million. We will use the after-tax proceeds to fund utility infrastructure investments and pay down debt.

The outstanding financial, operational and strategic results in 2014 illustrate the effectiveness of our management team in searching out opportunities to increase value for shareowners in both the short and long term.

Our compensation program reflects the company’s ongoing commitment to a pay-for-performance philosophy, under which executive compensation is aligned with shareowner interests and is linked to short- and long-term company performance. Our primary compensation metrics are three measures that are important to shareowners: earnings per share from ongoing operations, or EPS; earnings before interest and taxes, or EBIT; and relative total shareholder return, or TSR. At least 70% of each named executive officer’s compensation is made up of incentive components that focus on these measures. A detailed explanation of the program elements begins on page 36.

The Committee believes that a well-designed executive compensation program rewards annual financial and operational results while ensuring a focus on long-term shareowner value. In reviewing the results of the past several years, which have included both expansion of the regulated utility businesses of the company, the sale of certain merchant generation assets at attractive prices and now a spinoff of the competitive energy supply business, the Committee concluded that the company’s executive compensation program contains the appropriate elements.

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Summary of Compensation Policy and Plan Changes During 2014

The Committee reviewed, considered and discussed the results of the 2014 shareowner advisory vote on executive compensation. While we received a favorable shareowner vote of over 93% for approval of the compensation of our named executive officers in our say-on-pay proposal at the company’s 2014 annual meeting, we continue to listen to our shareowners and continue to align our compensation program and practices with best pay practices. Accordingly, the Committee instituted the following additional changes effective in 2014:

•	Added EBIT to determine annual cash incentive awards as compared to annual cash incentive awards for 2013 and prior years that were based 100% on EPS. For the 2014 performance year, the annual cash incentive awards were based 70% on ongoing EPS and 30% on EBIT.

•	Eliminated the use of stock options and changed the long-term incentive mix to 60% performance units based on TSR and 40% performance-contingent restricted stock units, resulting in a 100% performance-based long-term incentive mix for equity awards granted beginning in January 2014.

We believe these changes reflect the Board’s ongoing commitment to ensure executive compensation is aligned with shareowner interests and evolving corporate governance practices, while enabling the company to attract and retain high-performing executives and motivate our executives to achieve the company’s business objectives, which will benefit our shareowners and contribute to the long-term success and stability of our business.

Compensation Philosophy and Objectives of PPL’s Executive Compensation Program

PPL’s compensation philosophy includes compensation objectives that are intended to:

•	support a high-performance workplace to ensure our continued industry leadership, while rewarding executives for demonstrated excellence and the creation of long-term shareowner value; and

•	be affordable to the business and be competitive within our peer group of companies, enabling us to attract, retain and motivate those executives necessary for our long-term success.

Compensation, Governance and Nominating Committee

Among other duties, the Committee, with input from management, annually establishes the compensation structure, including goals and objectives of the CEO and the company’s other executive officers, and evaluates — at least annually — the performance and leadership of the CEO in light of these established goals and objectives, as well as reviewing the performance of the other executive officers against their established goals and objectives. Based on these evaluations, the Committee determines and approves the annual compensation, including base salary, incentive compensation and other remuneration of these officers, which include the named executive officers.

Compensation Committee Consultant

Each year, the Committee retains an independent compensation consultant to provide expertise and guidance on executive compensation program design, market trends, regulatory requirements and best pay practices. The Committee’s compensation consultant participates in Committee meetings and is accountable solely to the Committee. The consultant reviews and provides objective perspectives on all proposals regarding executive compensation presented to the Committee and identifies any issues or concerns. During the first half of 2014, Pay Governance, LLC served as the Committee’s compensation consultant. After conducting a formal solicitation process, the Committee retained Frederic W. Cook & Co., Inc. as its independent compensation consultant, effective July 1, 2014.

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Company Management

Our executive officers also are involved in the process of recommending executive compensation. Based on industry and market conditions, other business factors and analytical tools, senior management develops the annual strategic business plan and recommends to the Committee proposed goals for the annual cash incentive program and the long-term incentive program for the upcoming year. The Committee, however, establishes and sets all incentive goals for executive officers.

Our CEO, Chief Human Resources Officer and General Counsel regularly attend Committee meetings. They review and comment on market compensation data, including the composition of market comparison groups and the description of comparable officer positions. They may also present proposals relating to executive compensation programs and policies for review and approval by the Committee, including base salary, performance goals and goal weightings for short-term and long-term incentive awards, and the mix of compensation components for each executive officer. Neither the CEO nor any of the other executive officers discusses their own compensation with the Committee or the Committee’s independent compensation consultant.

Please see discussion above at “Governance of the Company — Board Committees — Compensation, Governance and Nominating Committee — Compensation Processes and Procedures” for a more detailed description of the roles of the Committee, our independent compensation consultant and company management.

Our Process for Setting Executive Compensation

The key steps the Committee follows in setting executive compensation are as follows:

1.	Review of the components of executive compensation, including base salary, short-term incentive compensation, long-term incentive compensation, retirement benefits and other benefits;

2.	Review of the total compensation structure and the allocation of compensation components, as well as the setting of all compensation performance targets;

3.	Review of the company’s performance and the relationship to compensation performance targets;

4.	Review of executive officer performance, responsibilities and experience to determine individual compensation levels; and

5.	Analysis of executive compensation market data to assess the competitiveness of our compensation programs.

Market Compensation Analysis

In December of each year, the Committee’s independent compensation consultant prepares a market compensation analysis based on companies of similar size in terms of revenue, including those in the energy services industry and in general industry other than energy services or financial services. This analysis assists the Committee in establishing the next year’s executive officer compensation levels to allow us to remain competitive with other companies.

Databases

For 2014, Pay Governance, which was the Committee’s consultant at the time of compensation review, used these compensation surveys for our market compensation analysis: Towers Watson’s 2013

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General Industry Executive Compensation Database, which includes pay data for 1,042 general industry companies; Towers Watson’s 2013 Energy Services Industry Executive Compensation Database, which contains pay data for 104 companies in the energy/utility industry including nearly all U.S. investor-owned utilities; and Towers Watson’s 2013 Energy Marketing and Trading Database, which includes pay data for 63 companies with significant energy marketing and trading operations. Pay Governance also used the Towers 2013 UK Top Executive Compensation Survey for Mr. Symons, who serves as the Chief Executive of WPD in the United Kingdom. Where possible and appropriate, regression analyses are performed to size-adjust the survey data to correlate with the appropriate revenue for the relevant PPL business line.

The Committee does not generally review specific pay levels of individual survey companies, but rather reviews the statistical median of a large group of companies in order to better understand the market for executive-level positions, minimizing year-to-year volatility that might exist when surveying a smaller group of companies. The result of these analyses produces a market median (50th percentile) reference point referred to as the “PPL competitive data,” which the Committee believes appropriately reflects the competitive marketplace in which PPL competes for executive talent. The Committee used energy services industry data to determine the PPL competitive data reference point for compensation of our executives.

2014 Total Direct Compensation

Total direct compensation awarded to our executive officers is composed of base salary, annual short-term cash incentives and long-term stock-based incentives, and is intended to be generally at the median of the PPL competitive data. 85% of targeted total direct compensation of the CEO is “at risk,” 75% of targeted total direct compensation of the CFO is “at risk,” and more than 70% of targeted total direct compensation of the other named executive officers is “at risk” in the form of annual cash and long-term incentive compensation.

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Table 1 below provides our allocation of targeted direct compensation for our named executive officers for 2014.

TABLE 1

Elements of Compensation as a Percentage of Targeted Total Direct Compensation — 2014(1)

(1)	Based on target award levels as a percentage of targeted total direct compensation for performance during 2014. Values of performance-contingent restricted stock units and performance units awards shown in the Summary Compensation Table in this proxy statement reflect equity awards granted in 2014. Performance-contingent restricted stock unit awards granted in January 2014 were awarded based on performance for 2011-2013. Because the Committee views the performance-contingent restricted stock units granted in 2015 to be based on performance for 2012-2014, the CD&A includes such awards as part of the Committee’s analysis.

(2)	Represents the average of targeted total direct compensation for our current and former CFOs.

(3)	Includes the positions of the Executive Vice President, General Counsel and Secretary, the President of PPL Energy Supply, the President of LKE and the Chief Executive of WPD.

Base Salary

The Committee targets base salary to be generally at the median of the PPL competitive data, as described above under “Market Compensation Analysis — Databases,” with variations based on job scope, experience and value to the organization, sustained individual performance and internal parity. The objective of base salary is to provide a fixed compensation level to our executives. It rewards them for their level of competencies (the combination of skills, knowledge and behaviors required for superior performance) and for how well those competencies are applied to the job over time. Salaries are considered paid competitively if they are within 15% of the PPL competitive data, which is considered the PPL competitive range for a particular position.

In January, the Committee uses its judgment in assessing experience, responsibility and performance to determine the level of salary for the new performance year and to determine whether an executive

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officer’s base salary aligns with the market compensation data provided by the Committee’s independent compensation consultant.

In January 2014, the Committee approved base salaries for the named executive officers as described below.

TABLE 2

2014 Salary Adjustments by Position

(effective January 1, 2014)

Name and Position	2013 Year-End Salary	PPL Competitive Range	2014 Salary	% Change
W. H. Spence
Chairman, President and Chief Executive Officer	$1,100,000	$1,045,500-$1,414,500	$1,127,500	2.5%
V. Sorgi(1)
Vice President and Controller Senior Vice President and Chief Financial Officer	$325,000	$289,000 - $391,000	$340,000	4.6%
		$539,750 - $730,250	$450,000	32.4%
P. A. Farr(2) Former Executive Vice President and Chief Financial Officer President, PPL Energy Supply, LLC	$702,000	$539,750 - $730,250	$737,100	5.0%

R. J. Grey
Executive Vice President, General Counsel and Secretary	$500,100	$480,250 - $649,750	$565,000	13.0%
V. A. Staffieri
Chairman of the Board, Chief Executive Officer and President of LG&E and KU Energy LLC (LKE)	$811,220	$493,000 - $667,000	$811,220	0.0%
R. A. Symons(3)
Chief Executive of Western Power Distribution (WPD)	£514,000	£403,750- £546,250	£535,000	4.1%

(1)	Mr. Sorgi served as Vice President and Controller until June 9, 2014. As of June 10, 2014, he was elected Senior Vice President and Chief Financial Officer.

(2)	Mr. Farr served as Executive Vice President and Chief Financial Officer until June 9, 2014. As of June 10, 2014, he was elected President of PPL Energy Supply, LLC.

(3)	Mr. Symons’ base salary increase became effective April 1, 2014.

Mr. Spence received a 2.5% increase in January 2014 to bring his salary closer to the PPL competitive data.

Mr. Sorgi received a 4.6% increase in January 2014 while serving as Vice President and Controller. Upon his promotion to Senior Vice President and CFO in June 2014, Mr. Sorgi received a 32.4% increase to bring his base salary closer to the median of the PPL competitive range for his new position.

The Committee recognized Mr. Farr’s expertise and sustained performance as CFO and awarded him a 5.0% increase, which positioned his salary slightly above PPL’s competitive range. No change in base salary was made upon his election as President of PPL Energy Supply, LLC.

The 13% base salary increase for Mr. Grey reflected the intention of the Committee to reward Mr. Grey’s experience, expertise and continued strong performance, bringing his base salary closer to the median of the PPL competitive data.

The Committee determined not to increase Mr. Staffieri’s base salary, which is above the PPL competitive range.

Mr. Symons received a 4.1% increase consistent with the PPL competitive data, and the Committee’s desire to recognize his exceptional performance.

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Annual Cash Incentive Awards

PPL targets annual cash incentive awards, which are represented as a percentage of base salary, to be generally at the level of the PPL competitive data (the market median) for cash incentive compensation. Individual targets are set based on job scope, experience, value to the company or the executive’s business line and internal parity. The purpose of the annual cash incentive program is to advance the interests of PPL and its shareowners by providing incentives in the form of annual cash awards, motivating such executives to attain identified short-term corporate performance goals.

The Committee approves both the target and actual annual cash incentive awards made to executive officers. Awards, based on objective corporate financial and operational measures, are generally made under the shareowner-approved Short-term Incentive Plan. Performance goals for 2014 were approved at the Committee’s January 2014 meeting, with actual cash incentive awards approved at its January 2015 meeting.

Changes to the Annual Cash Incentive Awards for 2014. As noted above, the Committee concluded that the corporate financial goals to be used for cash incentive awards under the Short-term Incentive Plan for 2014 performance would consist of 70% EPS and 30% EBIT. The Committee believes that EPS and EBIT goals provide an appropriate balance of financial metrics, align management actions with financial results, drive management to create shareowner value and are aligned with industry practice.

The following table summarizes the weightings allocated to financial results by named executive officer position for determining 2014 annual cash incentive awards.

TABLE 3

Annual Cash Incentive Weightings Applied to Financial and Operational Results

Category	CEO, CFO(1) and General Counsel	Vice President and Controller(2)	Presidents of Energy Supply and LKE	Chief Executive of WPD
Financial Goals
PPL Corporation—EPS	70%	35%	42%	17.5%
PPL Corporation—EBIT	30%	15%	18%	7.5%
Net Income of Business Segment	—	21%	28%	—
EBIT of Business Segment(s)	—	9%	12%	—
Individual Goals
	—	20%	—	—
Financial and Operational Goals
WPD	—	—	—	75.0%
Total	100%	100%	100%	100.0%

(1)	These corporate financial goals applied to Messrs. Sorgi and Farr while serving as CFO for a portion of 2014.

(2)	These goals applied to Mr. Sorgi while serving as Vice President and Controller for a portion of 2014; the business segment net income and EBIT goals for him were composed of the average of PPL Energy Supply, LLC, PPL Electric Utilities Corporation, PPL Global, LLC and LKE.

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The corporate financial goals for 2014, which are EPS and EBIT, and are shown in Table 4 below, represented 100% of the total award for the members of the Corporate Leadership Council, or CLC, which during 2014 included Messrs. Spence and Grey for the entire year, Mr. Sorgi from June 10 to December 31, 2014 and Mr. Farr from January 1 to June 9, 2014. The corporate financial goals represented 50% of the award for Mr. Sorgi from January 1 to June 9, 2014, and 60% for Mr. Farr from June 10, 2014 to December 31, 2014, and 60% for Mr. Staffieri for the entire year. For Mr. Symons, the corporate financial goals represented 25% of his cash incentive award.

TABLE 4

Corporate Financial Goals

Target Levels	Percent Attainment		Actual 2014 Results	Actual 2014 Achievement %	Value	Score Value
EPS
$2.78	200%
$2.53	150%
$2.15-$2.28	100%		$2.45	134.0%	70%	93.8%
$2.00	50%
Below $2.00	0%
EBIT (in millions)
$3,702.7 $3,446.4 $3,057.5-$3,190.0 $2,905.5 Below $2,905.5	200 150 100 50 0	% % % % %	$3,385.0	138.2%	30%	41.4%
TOTAL					100%	135.2%

EPS from ongoing operations is EPS adjusted for the impact of special items, which include:

•	Adjusted energy-related economic activity.

•	Unrealized gains or losses on foreign currency-related economic hedges.

•	Gains and losses on sales of assets not in the ordinary course of business.

•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).

•	Workforce reduction and other restructuring effects.

•	Acquisition and disposition-related adjustments.

•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Target PPL Corporation EPS for the annual cash incentive program for 2014 was $2.15 to $2.28, with a 200% payout maximum at $2.78 and a 50% payout threshold at $2.00. EPS achieved by PPL Corporation in 2014 for purposes of the annual cash incentive program was $2.45, which resulted in a 134% goal achievement for the EPS portion of the corporate financial goals.

40    PPL Corporation 2015 Proxy Statement

EPS below $2.00 would have resulted in: (1) a zero payout of any annual cash incentive award for Messrs. Spence and Grey, and Messrs. Farr and Sorgi for the portion of the year they served as CFO; and (2) a zero payout of the corporate financial goals portion for Messrs. Staffieri and Symons, Mr. Sorgi for the portion of the year he served as Vice President and Controller, and Mr. Farr for the portion of the year he served as President of PPL Energy Supply.

Target PPL Corporation EBIT for the annual cash incentive program for 2014 was $3,057.5-$3,190.0 million, with a 200% payout maximum at $3,702.7 million and a 50% payout threshold at $2,905.5 million. EBIT achieved by PPL Corporation in 2014 for purposes of the annual cash incentive program was $3,385.0 million, which resulted in a 138.2% goal achievement for the EBIT portion of the corporate financial goals.

The Committee set these targets in March 2014, based on earnings guidance issued by the company on February 6, 2014.

No annual cash incentive awards would have been paid if the EPS results had been less than $1.90.

As summarized in Table 5 below, for the portion of 2014 that Mr. Sorgi was Vice President and Controller, his annual cash incentive award was based on a number of weighted goals in addition to corporate EPS and EBIT, including: a business segment net income goal (an average of all the business units’ results); a business segment EBIT goal (an average of all the business units’ results); and a 20% individual performance goal. Mr. Sorgi’s individual goals included actions consistent with company values, including: development of talent with a focus on diversity and inclusion; attending CFO off-site training; identifying and developing possible succession candidates; and supporting strategic activity of the company. The results for each component goal are shown below, resulting in an overall goal attainment of 134% for the portion of time Mr. Sorgi was Vice President and Controller.

Table 5

Annual Cash Incentive Goal and Results (Partial Year)

V. Sorgi—Vice President and Controller

Goals		Goal Result	Goal Score A	Weight B	Attainment Percentage C = A * B
PPL Corporation EPS	$2.15-$2.28	$2.45	134.0%	35.0%	46.9%
PPL Corporation EBIT (in millions)	$3,057.5-$3,190.0	$3,385.00	138.2%	15.0%	20.7%
Net Income Business Units (in millions)	$1,467.3-$1,554.1	$1,685.51	115.0%	21.0%	24.2%
EBIT Business Units (in millions)	$3,074.8-$3,207.3	$3,419.15	113.5%	9.0%	10.2%
Individual Goals			160.0%	20.0%	32.0%
Total Weight & Attainment Percentage				100.0%	134.0%

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As summarized in Table 6 below, for the portion of 2014 that Mr. Farr was President of PPL Energy Supply, LLC, his annual cash incentive award was based on a number of weighted goals in addition to corporate EPS and EBIT, including a business segment net income goal and a business EBIT goal for PPL Energy Supply. The results for each component goal are shown below, resulting in an overall goal attainment of 161.1% for the portion of time Mr. Farr was President of PPL Energy Supply.

Table 6

Annual Cash Incentive Goal and Results

P. A. Farr – President of PPL Energy Supply, LLC

Goals		Goal Result	Goal Score A	Weight B	Attainment Percentage(1) C = A * B

PPL Corporation EPS	$2.15-$2.28	$2.45	134.0%	42.0%	56.3%
PPL Corporation EBIT (in millions)	$3,057.5-$3,190.0	$3,385.00	138.2%	18.0%	24.9%
Net Income - PPL Energy Supply (in millions)	$39.4-$66.1	$196.83	200.0%	28.0%	56.0%
EBIT - PPL Energy Supply (in millions)	$230.0-$275.1	$506.66	200.0%	12.0%	24.0%
Total Weight & Attainment Percentage				100.0%	161.1%

(1)	Total may differ due to rounding.

As summarized in Table 7 below, Mr. Staffieri’s annual cash incentive award was based on a number of weighted goals in addition to corporate EPS and EBIT, including a business segment net income goal and a business segment EBIT goal for LKE. The results for each component goal are shown below, resulting in an overall goal attainment of 123.5% for Mr. Staffieri’s annual cash incentive award.

Table 7

Annual Cash Incentive Goals and Results

V. A. Staffieri – President of LKE

Goals		Goal Result	Goal Score A	Weight B	Attainment Percentage(1) C = A * B

PPL Corporation EPS	$2.15-$2.28	$2.45	134.0%	42.0%	56.3%
PPL Corporation EBIT (in millions)	$3,057.5-$3,190.0	$3,385.00	138.2%	18.0%	24.9%
Net Income - LKE (in millions)	$294.7-$308.1	$311.70	106.7%	28.0%	29.9%
EBIT - LKE (in millions)	$694.8-$716.6	$719.95	103.8%	12.0%	12.5%
Total Weight & Attainment Percentage				100.0%	123.5%

(1)	Total may differ due to rounding.

42    PPL Corporation 2015 Proxy Statement

As summarized in Table 8 below, Mr. Symons’ annual cash incentive award was based on a number of weighted goals in addition to corporate EPS and EBIT, including a number of financial and operational goals. The results for each component goal are shown below, resulting in an overall goal attainment of 139.5% for Mr. Symons’ annual cash incentive award.

Table 8

Annual Cash Incentive Goals and Results

R. A. Symons – Chief Executive of WPD

Goals		Goal Results			Goal Score A	Weight B	Attainment Percentage C = A * B
Corporate Financial Goals
PPL Corporation EPS	$2.15-$2.28	$2.45			134.0%	17.5%	23.5%
PPL Corporation EBIT (in millions)	$3,057.5- $3,190.0	$3,385.00			138.2%	7.5%	10.4%
WPD Financial and Operational Goals			Weight X	Result Y	Z=X*Y
Achieve WPD Net Income (in millions)	≥ £615.4- £636.4	£644.43	55%	131.6%	72.4%
Achieve WPD Operations EBIT (in millions)	≥ £1,035.6- £1,062.4	£1,061.21	20%	100.0%	20.0%
Leverage Target (Net Debt / RAV)	≤ 76.6%	75.7%	15%	190.0%	28.5%
Achieve WPD Customer Minutes Lost	≤ 32.0 minutes	23.6	5%	200.0%	10.0%
Achieve WPD Customer Interruptions	≤ 49.0	43.7	5%	200.0%	10.0%
WPD Financial and Operational Goal Attainment					140.9%	75.0%	105.7%
Total Weight & Attainment Percentage						100.0%	139.5%	(1)

(1)	Total may differ due to rounding.

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At its January 2015 meeting, the Committee reviewed the 2014 performance results to determine whether the named executive officers had met the pre-established 2014 financial and operational performance objectives under the Short-term Incentive Plan. Total annual cash incentive awards were determined as summarized in Table 9 below.

TABLE 9

Annual Cash Incentive Awards for 2014 Performance

	A	B		C	D
					D=A*B*C
Named Executive Officer	2014 Salary	Target as a % of Salary	Target Award Opportunity	Total Goal Attainment	Cash Incentive Award
W. H. Spence	$1,127,500	140%	$1,578,500	135.2%	$2,134,132
V. Sorgi(1)
As VP and Controller	$450,000	40%	$78,904	134.0%	$105,731
As SVP and CFO	$450,000	70%	$176,918	135.2%	$239,193
TOTAL					$344,924
P. A. Farr(1)
As EVP and CFO	$737,100	80%	$258,490	135.2%	$349,478
As President, PPL Energy Supply	$737,100	80%	$331,190	161.1%	$533,547
TOTAL					$883,025
R. J. Grey	$565,000	75%	$423,750	135.2%	$572,910
V. A. Staffieri	$811,220	75%	$608,415	123.5%	$751,393
R. A. Symons	£535,000	55%	£294,250	139.5%	£410,479

(1)	Messrs. Farr’s and Sorgi’s annual cash incentive awards were prorated based on targets and goals for the period of time worked in each position (about 44% from January 1 to June 9, 2014 and about 56% from June 10 to December 31, 2014).

Long-Term Incentive Awards (Equity Awards)

The purpose of the long-term incentive compensation program is to provide a method by which executive officers may be awarded remuneration in a manner that increases their ownership interest, aligns their interests with those of shareowners and encourages them to remain in the employ of PPL. All equity awards for named executive officers during 2014 were granted under the shareowner-approved PPL Corporation 2012 Stock Incentive Plan.

The long-term incentive compensation program, which is designed to encourage and reward long-term performance by focusing on both the company’s past and future performance, was composed of two awards during 2014:

•	performance-contingent restricted stock units, which are awarded based on PPL’s EPS performance over the prior three-year period, the ultimate value of which is based on future stock price performance of the company on the vesting date; and

•	performance units, which are earned based on PPL’s relative total shareowner return, or TSR, for the future three-year period compared to our industry peers.

44    PPL Corporation 2015 Proxy Statement

Equity awards were granted in 2014 with the following mix: 40% of the long-term incentive target amount in performance-contingent restricted stock units and 60% of the long-term incentive target amount in performance units. The value of the long-term incentive awards as of the grant date is intended to deliver a level of total direct compensation that is within the range of PPL competitive data (the market median) if the target level of TSR performance is achieved. The ultimate value of long-term incentive awards to executives is tied to relative TSR and future stock price performance. To the extent total shareowner value increases, executives may realize values that exceed the values as determined on the grant date. Similarly, should shareowner value decline, executive compensation levels for a portion of these awards could fall below the grant date values, potentially to zero.

Under the terms of the company’s 2012 Stock Incentive Plan, unvested restricted stock units and performance units are forfeited if the executive voluntarily leaves PPL but generally become vested if the executive retires from the company, becomes disabled or dies prior to the scheduled vesting date. See “Termination Benefits — Long-Term Incentive Awards” beginning on page 79 for a description of conditions and expiration dates applicable to these awards.

Awards for each component of the long-term incentive program seek to focus executives on the company’s business objectives, to balance internal compensation levels of executive positions and to reflect the PPL competitive data.

At its January 2014 meeting, the Committee reviewed the targeted compensation of the executive officers and agreed to increase the long-term incentive target levels of Mr. Spence from 430% to 450%, Mr. Farr from 260% to 270% while serving as CFO and Mr. Grey from 160% to 165% in order to ensure that the level of their targeted total direct compensation remains competitive. Mr. Sorgi’s long-term incentive target was 105% from January through May 2014 and increased to 200% in June 2014 as a result of his promotion to CFO. The target award levels for the named executive officers for the 2014 performance year as set by the Committee are reflected in Table 10 below.

TABLE 10

Long-term Incentive Award Targets for 2014

Named Executive Officer	(Targets as a % of Salary)
	Performance- Contingent Restricted Stock Units	Performance Units	Total
W. H. Spence	180%	270%	450%
V. Sorgi (as VP and Controller)	42%	63%	105%
(as SVP and CFO)	80%	120%	200%
P. A. Farr	108%	162%	270%
R. J. Grey	66%	99%	165%
V. A. Staffieri	70%	105%	175%
R. A. Symons	28%	42%	70%

Performance-Contingent Restricted Stock Units

Performance-contingent restricted stock units granted by PPL are designed to reward sustained financial performance. Unlike ordinary restricted stock units, the number of units granted to each named executive officer is determined based on actual ongoing EPS performance against corporate

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EPS goals (cash incentive award performance) of the company for the previous three years. Once earned, these awards have a three-year restriction period. These grants are therefore “at risk” because the ultimate value realized by executives is directly related to the number of units granted, based on PPL’s EPS performance, and future stock price performance after the units are granted; they are also “at risk” compensation because the awards are subject to vesting and potential forfeiture upon specific types of termination of employment such as termination for cause.

To further align our executives’ interests with those of our shareowners, under the 2012 Stock Incentive Plan, each performance-contingent restricted stock unit entitles the executive to receive additional restricted stock units equal in value to the amount of quarterly dividends paid on PPL common stock. These additional restricted stock units are deferred and payable in shares of PPL common stock at the end of the restriction period, subject to the same conditions as the underlying restricted stock units.

The performance-contingent restricted stock units awarded in January 2015 for the 2012-2014 performance period were based on the average attainment of EPS goals for the annual cash incentive awards in each of the years 2014, 2013 and 2012. In 2014, the EPS target was a range of $2.25-$2.30, while actual EPS from ongoing operations was $2.45, resulting in a goal attainment of 134%; in 2013, the EPS target was a range of $2.25 to $2.30, while actual EPS from ongoing operations was $2.45, resulting in a goal attainment of 163.6%. In 2012, the EPS target was $2.27, while actual EPS from ongoing operations was $2.42, resulting in a goal attainment of 149.1%. Accordingly, the average goal attainment for the three-year performance period of 2012-2014 was 148.9%.

The equity grant value is first expressed as a percentage of base salary (as shown in Table 11 below) times the goal attainment of the past three years. The grants of restricted stock units based on performance were calculated using the following formula.

salary for the period	×	target value	×	total goal attainment	=	award value

The number of units is determined by dividing the equity grant dollar value by the closing price of PPL common stock on the New York Stock Exchange, or NYSE, on the date of grant.

46    PPL Corporation 2015 Proxy Statement

Table 11 below shows the awards made to the named executive officers for the three-year performance period of 2012-2014 by the Committee at its January 2015 meeting, as part of the total compensation package for 2014. Mr. Sorgi’s awards reflect the change in target upon his promotion to CFO in June 2014. These awards will be reflected in the Summary Compensation Table and Grants of Plan-based Awards table for 2015.

TABLE 11

Performance-Contingent Restricted Stock Unit Awards Granted for Performance Period

2012 – 2014

	A	B	C	D	E
					E=A*B*D
Named Executive Officer	2014 Salary	Target Value of Restricted Stock Units Based on Performance	Target Award	Total Goal Attainment	Award Value	Number of Units (1)(2)
W. H. Spence	$1,127,500	180%	$2,029,500	148.9%	$3,021,926	84,650
V. Sorgi (as VP and Controller)	$450,000	42%	$82,849		$123,362
(as SVP and CFO)	$450,000	80%	$202,192		$301,064
TOTAL					$424,426	11,890
P. A. Farr	$737,100	108%	$796,068		$1,185,345	33,210
R. J. Grey	$565,000	66%	$372,900		$555,248	15,560
V. A. Staffieri	$811,220	70%	$567,854		$845,535	23,690
R. A. Symons	£535,000	28%	£149,800		£223,052	9,390

(1)	Number of units granted is based on the closing price of January 22, 2015, the date the Committee approved the grants, which was $35.70, and equivalent to £23.77 using an exchange rate of £0.6658 as to Mr. Symons’ award.

(2)	The number of units is rounded up to nearest 10 units.

Performance Units

Performance units are awards in which executive officers receive a target number of performance units at the beginning of the performance period. The actual number of shares of common stock earned at the end of the performance period is determined based on PPL’s actual three-year total shareowner return, or TSR, compared to the TSR of companies in a particular industry index. TSR reflects the combined impact of changes in stock price plus dividends reinvested over the performance period.

Cash or stock dividend equivalent amounts payable on PPL common shares are reflected as additional performance units and are payable in shares of PPL common stock at the end of the performance period based on the same determination by the Committee with respect to the underlying performance units as to whether, and the extent to which, the performance goals have been achieved. These grants are “at risk” because the ultimate value realized by executives is directly related to PPL’s relative TSR performance over a future three-year period and future stock price performance. They are also “at risk” compensation because the awards are subject to potential forfeiture. Total shares distributed at the end of the performance period, including shares distributed in respect of the performance unit grant,

PPL Corporation 2015 Proxy Statement     47

may vary from zero to the program maximum of 200% of target plus all dividend equivalents. The equity grant value is first expressed as a percentage of base salary (as shown in Table 10 above). The number of performance units granted is determined by dividing the equity grant dollar value by the fair market value of PPL’s common stock on the date of grant.

The number of shares earned on the performance units is directly related to PPL’s TSR relative to industry peers. The Committee has no discretion to provide for payment of the performance units absent attainment of the stated performance levels.

For performance units granted in 2014, the performance measurement is PPL’s TSR for the three-year period, from 2014 to 2016, as compared to the TSR of companies in the Philadelphia Stock Exchange Utility Index. In early 2017, the Committee will determine whether the performance goals have been satisfied. Upon certification of the level of achievement, the performance units and dividend equivalents vest and are paid based on the following table.

TABLE 12

2014 Performance Unit Award Payout Thresholds

Percentile Rank (PPL TSR performance, relative to companies in Index)	Payout (Expressed as a % of Target Award)
85th Percentile or above	200% (the Maximum Award)
50th Percentile	100% (the Target Award)
37.5th Percentile	50%
25th Percentile	25%
Below 25th Percentile	0%

If TSR performance is below a threshold rank of the 25th percentile, the award is forfeited. In selecting the Philadelphia Stock Exchange Utility Index, the Committee determined that this index is an appropriate measure for PPL because of the relevant business mix of the index companies, the number of peer companies in the index and its wide use by investors in their comparison of performance of utility companies.

The grants of performance units were calculated using the following formula:

salary	×	target %	÷	PPL common stock closing price as of award date	=	number of units granted

48    PPL Corporation 2015 Proxy Statement

In January 2014, the Committee approved the following target performance unit grants for the 2014-2016 performance cycle based on the above formula.

TABLE 13

Performance Unit Awards Granted in 2014

	A	B	C	D	E
					E = A * B / D
Named Executive Officer	2013 Salary(1)	Target as a % of Salary	Award Value	Fair Market Value	Number of Performance Units(2)
W. H. Spence	$1,100,000	270%	$2,970,000	$30.16	98,470
V. Sorgi(3)	$325,000	63%	$204,750		6,790
P. A. Farr	$702,000	162%	$1,137,240		37,710
R. J. Grey	$500,100	99%	$495,099		16,420
V. A. Staffieri	$811,220	105%	$851,781		28,240
R. A. Symons(4)	£514,000	42%	£215,880		11,890

(1)	The salary of each named executive officer as of December 31, 2013 was used to calculate the performance units granted in January 2014.
(2)	The number of performance units awarded is rounded to the nearest 10 units
(3)	Upon his promotion in June 2014, Mr. Sorgi also received a performance unit award of $149,625 (4,310 units), which represents the increased portion of his performance unit target prorated for the portion of time he was CFO in 2014 (June 10, 2014 to December 31, 2014).
(4)	Number of performance units granted is based on the closing price of $30.16 on January 23, 2014, the date the Committee approved the grants, and equivalent to £18.16 using an exchange rate of £0.6020 as to Mr. Symons’ award.

Linkage of Performance Unit Awards to Performance. At its January 2015 meeting, the Committee reviewed the results for the 2012-2014 performance period with respect to the performance units granted in 2012. PPL ranked in the 40th percentile of the Philadelphia Stock Exchange Utility Index, and the 2012 performance units achieved a payout of 60%.

Elimination of Stock Options in 2014. During 2013, the Committee determined that stock options should no longer be part of the long-term incentive mix for executive officers. At its October 2013 meeting, after taking into account the increasing number of stock options granted as a result of the Black-Scholes valuation model, the change in the business mix following the major utility acquisitions in 2010 and 2011 and the view of some shareowners that stock options are not performance-based, the Committee concluded that it would no longer grant stock options.

Timing of Equity Awards

The Committee determines the timing of incentive equity awards for executive officers. Incentive grants for executive officers are made as soon as practical following the performance period upon which the number of units to be granted is determined for performance-contingent restricted stock unit awards and early in the year for forward-looking performance unit and, prior to 2014, stock option awards. It has been the company’s long-time practice to make stock-based grants at the January Committee meeting, which occurs the day before the January Board of Directors meeting on the fourth Friday of each January.

PPL Corporation 2015 Proxy Statement     49

We do not have, nor do we plan to have, any program, plan or practice to time equity grants with the release of material non-public information other than the practice of making such awards annually and regularly at the January Committee meeting.

Off-cycle restricted stock, performance-contingent restricted stock unit and performance unit grants, if provided to newly hired executives as part of the hiring package, or for promotions, are made from time to time, normally as of the new executive’s hiring date or the promotion date.

Ownership Guidelines; Hedging and Pledging Prohibitions

Meaningful ownership of PPL common stock by executives has always been an important part of the company’s compensation philosophy. The company has specific ownership requirements under the Executive Equity Ownership Program, or the Equity Guidelines. The Equity Guidelines provide that executive officers should maintain levels of ownership of company common stock ranging in value from two times to five times base salary:

Executive Officer	Multiple of Base Salary
Chairman, President and CEO	5x
Executive Vice Presidents	3x
Senior Vice Presidents	2x
Presidents of major operating subsidiaries, including Messrs. Farr, Staffieri and Symons	2x

Executive officers at a particular guideline level must attain their minimum Equity Guidelines level by the end of their fifth anniversary at that level. If an executive does not attain the guideline level within the applicable period, he or she must not sell any shares of PPL common stock and will be required to retain shares acquired upon the exercise of stock options or upon the lapsing of restrictions on shares of restricted stock, restricted stock units or performance units, in each case net of required tax withholding, until the guideline level is achieved. In addition, annual cash incentives awarded after that date may be made in restricted stock unit grants until actual ownership meets or exceeds the guideline level.

The Equity Guidelines encourage stock ownership on the part of the executive officers, which further aligns the interests of management and shareowners. All named executive officers were in compliance with the Equity Guidelines as of December 31, 2014.

The company also has a policy that prohibits its officers and directors from pledging shares of company stock as collateral for any loans, from engaging in any form of hedging transaction or otherwise trading in derivatives of PPL common stock.

Recoupment Policy

The Committee adopted a policy in January 2013 regarding recoupment of executive compensation. Subject to the discretion and approval of the Board, the company will seek recoupment of any incentive-based compensation awarded to any current executive officer of the company where the Board has determined that:

•	the company is required to prepare an accounting restatement due to the material noncompliance by the company with any financial reporting requirement under the securities laws; and

50    PPL Corporation 2015 Proxy Statement

•	a lower award would have been made to the executive officer based upon the restated financial results.

The Board has full and final authority to make all determinations under this policy, including, without limitation, whether the policy applies and, if so, the amount of cash bonus or other incentive-based compensation, if any, to be repaid by any executive officer. In each such instance as determined by the Board, the company will, to the extent permitted by applicable law, seek to recover incentive-based compensation received by such individual in excess of the amount that would have been received under the accounting restatement. Any recoupment under this policy is to be in addition to any other remedies that may be available to the company, including such remedies contained in the company’s equity grant agreement, employment letters, if any, and applicable law.

Other Compensation Matters

Perquisites and Other Benefits

In addition to its direct compensation program, which includes salary, annual cash incentive and long-term incentive opportunities, the company provides indirect executive benefits such as nonqualified deferred compensation opportunities and supplemental executive retirement plan benefits for executives. The PPL Corporation Supplemental Executive Retirement Plan, or SERP, was closed to new officers after December 31, 2011. Additionally, PPL provides carefully selected executive perquisites, consistent with market practices, which serve a direct business interest, such as financial planning services to assist executives, who generally have more complex financial situations than most employees, and severance protection in the event of termination of employment under limited circumstances.

Officers of the company, including the named executive officers, other than Mr. Symons, are eligible for company-paid financial planning services. These services include financial planning, tax preparation support and a one-time payment for estate documentation preparation. These services are provided in recognition of time constraints on busy executives and their more complex compensation program that requires professional financial and tax planning. We believe that good financial planning by experts reduces the amount of time and attention that executive officers must spend on such issues. Such planning also helps ensure that the objectives of our compensation programs are met and not hindered by unexpected tax or other consequences.

Each of the named executive officers, other than Mr. Symons, is also eligible for an executive physical every two years, not to exceed a cost of $5,000. The Committee believes that the benefit is beneficial to both the employee and to the company through reduced costs. Executive physical examinations offer a more thorough and intensive health screening and include comprehensive tests for a number of potential health issues.

Mr. Symons receives a monthly car allowance in accordance with the WPD Executive Car Allowance Policy, which provides executives a monthly cash allowance of £862.98, car insurance and fuel, all of which are detailed in the Summary Compensation Table.

The incremental cost to us of all perquisites received by our named executive officers for 2014 is summarized in Note 8 to the Summary Compensation Table.

Indirect Compensation

Officers of the company, including the named executive officers, participate in certain benefit programs offered to all PPL employees, or all LKE employees in the case of Mr. Staffieri, or all WPD employees in the case of Mr. Symons. In addition, officers are eligible for the executive benefit plans discussed below. LKE executive benefit plans are identified and discussed separately below.

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For the named executive officers other than Messrs. Staffieri and Symons, the primary retirement income program consists of two plans: (1) the PPL Retirement Plan, a tax-qualified, defined benefit pension plan available to employees of the company generally; and (2) the Supplemental Executive Retirement Plan, or SERP, a nonqualified defined benefit pension plan available for officers of the company. For Mr. Farr, who is vested in the PPL Retirement Plan, but not vested in the SERP, the Supplemental Compensation Pension Plan, which is a nonqualified plan that is available to employees of the company generally, is also available to him until he becomes vested in the SERP. In 2011, the company made a change for salaried new hires, including executive officers, by closing the PPL Retirement Plan, the Supplemental Compensation Pension Plan and the SERP to new entrants and adopting the new PPL Retirement Savings Plan. This change, however, did not affect any of the named executive officers as they were serving as executive officers prior to 2011. Additional details on these plans are provided under “Executive Compensation Tables — Pension Benefits in 2014” at page 64.

The primary capital accumulation opportunities for named executive officers other than Mr. Symons are: (1) stock gains under the company’s long-term incentive program and employee stock ownership plan; and (2) voluntary savings opportunities that, for 2014, included savings through the tax-qualified employee savings plan, which is a 401(k) plan (our PPL Deferred Savings Plan), and the Executive Deferred Compensation Plan, which is a nonqualified deferred compensation arrangement. Mr. Symons does not participate in the employee stock ownership plan, the 401(k) plan or the Executive Deferred Compensation Plan.

Under the PPL Deferred Savings Plan, the company provides matching cash contributions of up to 3% of the participating employee’s pay (defined as salary plus annual cash incentive award) subject to contribution limits imposed by federal tax rules. Participating employees are vested in the company’s matching contributions after one year of service. This plan provides a selection of core investment options, including publicly available mutual funds, institutionally managed funds and “lifestyle funds” available from a mutual fund provider. The plan investment options also include a brokerage account option that allows participants to select from a broad range of publicly available mutual funds, including those of the plan trustee as well as competitor funds. Participants may request distribution of their accounts at any time following termination of employment.

Our Executive Deferred Compensation Plan permits participants to defer a portion or all of their cash compensation in excess of the estimated minimum legally required annual payroll tax withholding. A hypothetical account is established for each participant who elects to defer, and the participant selects one or more investment choices that generally mirror those that are available generally to employees under the PPL Deferred Savings Plan. For additional details on the Executive Deferred Compensation Plan, see the “Executive Compensation Tables — Nonqualified Deferred Compensation in 2014” table on page 71. Matching contributions are made under this plan on behalf of participating officers to make up for matching contributions that would have been made on behalf of such officers under the PPL Deferred Savings Plan but for the imposition of maximum statutory limits on qualified plan benefits (for example, annual limits on eligible pay and contributions). Executive officers who reach the maximum limits in the PPL Deferred Savings Plan are generally eligible for matching contributions under the Executive Deferred Compensation Plan. There is no vesting requirement for the company matching contributions.

The company also has a tax-qualified employee stock ownership plan, the PPL Employee Stock Ownership Plan, or ESOP, to which the company may make an annual contribution. Historically before 2013, the company had contributed a dollar amount to the ESOP that was equal to the tax benefit it received for a tax deduction on dividends paid on PPL common stock held by the trustee of the ESOP. Contributions were then allocated among the ESOP participants based on the following two measures: (1) the amount of total dividends paid on the participant’s account; and (2) a pro rata amount based on

52    PPL Corporation 2015 Proxy Statement

salary up to a median salary amount. The total allocation cannot exceed 5% of a participant’s compensation. The ESOP trustee invests exclusively in the company’s common stock. No contributions have been made by the company since 2012. All named executive officers except Messrs. Staffieri and Symons participated in the ESOP during 2014. Shares held for a minimum of 36 months are available for withdrawal, and participants may request distribution of their account at any time following termination of employment. There is no vesting period for contributions made under the ESOP. The participant has the option of receiving the actual shares of common stock or the cash equivalent of such shares at the time of withdrawal or distribution.

There are similar employee benefits, such as a retirement plan, a savings plan, a supplemental executive retirement plan and a nonqualified deferred compensation plan, in place for Mr. Staffieri and other LKE executives that provide retirement income benefits and capital accumulation opportunities for executives. See “Executive Compensation Tables — Pension Benefits in 2014 — LG&E and KU Retirement Plan” at page 66 and “— LG&E and KU Supplemental Executive Retirement Plan” on page 67, and the description of the LG&E and KU Nonqualified Savings Plan at “Executive Compensation Tables — Nonqualified Deferred Compensation in 2014” at page 71.

Mr. Symons was a participant in the Electricity Supply Pension Scheme, or ESPS, in the United Kingdom until April 6, 2006, at which time he ceased to accrue any benefits under the ESPS. See “Executive Compensation Tables — Pension Benefits in 2014 — Electricity Supply Pension Scheme” at page 67.

Special Compensation

In addition to the annual direct and indirect compensation described above, the company provides special compensation under specific situations.

Hiring and Retention. As part of the executive recruiting process, the company may make offers of employment to new executive candidates that will attract talent to the company and compensate these candidates for compensation they may lose when terminating employment with their prior employer.

Generally, annual compensation for new executive officers is consistent with that of current executives in similar positions. Incentive awards for the year of hire are generally prorated for the period of service during the executive’s initial year of employment and paid out after the end of the year. One-time awards may be made in restricted stock or restricted stock units to replace awards a new executive may be losing from a former employer or as part of a sign-on award to encourage an executive to join the company.

In limited circumstances, generally involving mid-career hiring or as part of a merger or acquisition, the company may enter into retention agreements with key executives to encourage their long-term employment with the company. The intention is to retain key executives for the long term and focus the executive’s attention on stock price growth during the retention period. These agreements typically involve the grant of restricted stock or restricted stock units on which the restrictions lapse after a period of time that may vary on a case-by-case basis.

Individual awards vary based on an executive’s level, company service and the need for retention, as well as the market demand for an executive’s talent. The amount of an award is typically a multiple of salary converted to a special equity grant based on the closing price of PPL common stock on the NYSE as of the grant date. For specific details on retention agreements that are outstanding for named executive officers, see “Retention Agreement” on page 77.

Employment Agreements. We generally do not enter into traditional employment agreements with executive officers. Other than an amended and restated Service Agreement entered into with

PPL Corporation 2015 Proxy Statement     53

Mr. Symons in the United Kingdom as described below under “Employment Agreement,” there are no specific agreements pertaining to length of employment that would commit the company to pay an executive for a specific period. Generally, our executive officers are “employees-at-will” whose employment is conditioned on performance and subject to termination by the company at any time.

Change in Control Protections. The company believes executive officers who are terminated without cause or who resign for “good reason” (as defined in “Change in Control Arrangements” below at page 73) in connection with a change in control of PPL Corporation should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the company and shareowner interests without the distraction of possible job and income loss. All of our named executive officers have separation benefits in the event of a change in control.

The major components of the company’s change in control protections are:

•	accelerated vesting of specific outstanding equity awards in order to protect executives’ equity-based award value from an acquirer;

•	severance benefits; and

•	trusts to fund promised obligations in order to protect executive compensation from an acquirer.

The 2012 Stock Incentive Plan eliminated the acceleration of the vesting of outstanding equity awards granted under the plan upon a change in control, unless there is a qualifying termination of employment.

The company’s change in control benefits are consistent with the practices of companies with whom PPL competes for talent and assist in retaining executives and recruiting new executives to the company.

Accelerated Vesting of Equity Awards. As of the close of a transaction that results in a change in control of PPL Corporation, all outstanding equity awards granted under the former Incentive Compensation Plan, or ICP, as part of the company’s compensation program (excluding restricted stock and restricted stock units issued pursuant to retention agreements) become available to executives. As a result, the vesting and exercisability of stock awards and option awards granted as part of the long-term incentive program accelerate — in other words, restrictions on all outstanding restricted stock units lapse, a pro rata portion of performance units become payable and all unexercisable stock options become exercisable. Under the 2012 Stock Incentive Plan, equity awards granted under this plan do not automatically become available to executives as of a change in control, unless the executive is terminated (a “double trigger”). Stock options granted prior to 2007 are exercisable for 36 months following a qualifying termination of employment in connection with a change in control; options granted in 2007 and thereafter under the ICP are, after a change in control, exercisable for the remaining term of the stock option. Stock options granted under the 2012 Stock Incentive Plan are exercisable for the remaining term of the stock option or five years after retirement, whichever is earlier.

Severance Benefits. To continue to retain and protect our executives, the company adopted an Executive Severance Plan in 2012 that provides severance benefits for officers, including the named executive officers other than Mr. Symons, terminated for reasons other than cause. The key features of the plan that apply to such named executive officers include (1) two years of base pay; (2) an allowance for benefit continuation; and (3) outplacement or career services support. Severance benefits payable under this program are conditioned on the executive officer agreeing to release the

54    PPL Corporation 2015 Proxy Statement

company from any liability arising from the employment relationship. Additional details on current arrangements for named executive officers are discussed under “Termination Benefits” below at page 77.

The company has change in control agreements with all of the named executive officers that provide benefits to the executives upon specified terminations of employment in connection with a change in control of PPL Corporation. The benefits provided under these agreements replace any other severance benefits provided to these officers by PPL Corporation, including the Executive Severance Plan or any prior severance agreement. Additional details on the terms of these agreements are described in “Change in Control Arrangements” at page 73.

Rabbi Trust. The company has entered into trust arrangements that currently cover some PPL compensation programs, namely the SERP, the Executive Deferred Compensation Plan, the change in control agreements and the Directors Deferred Compensation Plan. These trust arrangements provide that specified trusts are to be funded when a “change in control” occurs. See “Change in Control Arrangements” at page 73 for a description of change in control events.

The trusts, which specifically relate to programs managed by PPL and do not currently cover the LKE or WPD programs, are currently unfunded but would become funded upon the occurrence of a change in control. The trust arrangements provide for immediate funding of benefits upon the occurrence of a potential change in control, and further provide that the trusts, which are funded upon a potential change in control, can be revoked and the contributions returned if a change in control in fact does not occur. There are no current plans to fund any of the trusts.

Tax and Accounting Considerations

Section 162(m). Section 162(m) of the Internal Revenue Code generally provides that publicly held corporations may not deduct in any taxable year specified compensation in excess of $1,000,000 paid to the principal executive officer and the next three most highly compensated executive officers (excluding the principal financial officer). Performance-based compensation in excess of $1,000,000 is deductible if specified criteria are met, including shareowner approval of applicable plans. In this regard, the PPL Corporation Short-term Incentive Plan is designed to enable us to make cash awards to officers that are deductible under Section 162(m). Similarly, the PPL Corporation Incentive Compensation Plan and the 2012 Stock Incentive Plan are structured to enable grants of equity-based incentive awards to be deductible under Section 162(m). The Committee generally seeks ways to limit the impact of Section 162(m). However, the Committee believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in payments of compensation or grants of awards that are not deductible for federal income tax purposes.

Sections 280G and 4999. Several years ago, we entered into change in control agreements with Messrs. Spence, Farr and Grey that provide benefits to the executives upon specified terminations of employment in connection with a change in control of PPL Corporation. The agreements provide for tax protection in the form of a gross-up payment to reimburse the executive for any excise tax under Section 4999 of the Internal Revenue Code, as well as any additional income and employment taxes resulting from such reimbursement.

Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment,” and Section 280G disallows the tax deduction to the payor of any amount that is considered an excess parachute payment. Payments as a result of a change in control must equal or exceed three times the executive’s base amount, a five-year average of the executive officer’s compensation as

PPL Corporation 2015 Proxy Statement     55

defined by the IRS, in order to be considered excess parachute payments, and then the lost deduction and excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up under the separation protection agreements is to make the executive officers whole for a tax penalty they may incur when receiving their contractual separation payments in the event of their displacement in connection with a change in control. We believe the provision of tax protection for the adverse tax consequences imposed on the executive under these rules was consistent with market practice, has been an important executive retention component of our program and remains consistent with our compensation objectives.

For executives hired in 2012 or later, however, PPL will not provide executives with a gross-up payment in connection with Section 4999. The company entered into new change in control agreements with Mr. Staffieri in 2013 and Mr. Sorgi effective in 2014, in which there are no provisions for gross-up payments.

ASC Topic 718. Under the guidance of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation (formerly, FASB Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” which was known as SFAS 123(R)), the following methods are used by PPL to determine the aggregate grant date fair value of PPL’s stock-based awards: (1) the closing market price of PPL common stock at the date of grant is used to value its restricted stock and restricted stock unit awards; (2) a Monte Carlo pricing model that considers both implied and historical volatility over three years using daily stock price observations for PPL and all companies that are in the Philadelphia Stock Exchange Utility Index is used to value its performance unit awards; and (3) the Black-Scholes stock option pricing model was used to determine the value of its stock option awards.

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Executive Compensation Tables

The following table summarizes all compensation for our chief executive officer, our current chief financial officer, our former chief financial officer and our next three most highly compensated executives, or “named executive officers,” for the last three fiscal years, for service to PPL and its subsidiaries. Mr. Spence also served as a director but received no separate compensation for board service.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary(2)	Bonus(3)	Stock Awards(4)	Option Awards(5)	Non-Equity Incentive Plan Compensation(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(7)	All Other Compensation(8)	Total
William H. Spence	2014	$1,126,760	—	$6,292,601	—	$2,134,132	$3,808,318	$ 27,445	$13,389,256
Chairman, President	2013	1,098,846	—	4,768,559	$1,526,000	2,519,440	2,144,007	52,868	12,109,720
and Chief Executive	2012	1,049,039	—	3,329,179	972,475	2,623,238	3,324,089	76,169	11,374,189
Officer
Vincent Sorgi	2014	398,404	—	613,624	—	344,924	318,067	27,602	1,702,621
Senior Vice
President and Chief
Financial Officer
Paul A. Farr	2014	736,155	—	2,418,196	—	883,025	1,122,169	56,599	5,216,144
Former Executive Vice	2013	701,377	—	1,796,407	593,156	861,354	28,870	40,582	4,021,746
President and Chief	2012	673,967	—	1,607,302	328,835	1,154,172	1,375,340	54,363	5,193,980
Financial Officer
Robert J. Grey	2014	563,253	—	1,056,292	—	572,910	591,769	33,185	2,817,409
Executive Vice	2013	499,292	—	837,779	251,463	531,806	—	30,729	2,151,069
President, General	2012	464,812	—	846,916	173,215	683,646	1,166,686	36,648	3,371,923
Counsel and Secretary
Victor A. Staffieri	2014	811,220	—	1,843,401	—	751,393	3,173,983	88,862	6,668,859
Chairman of the Board,	2013	811,220	$20,000	1,597,735	479,774	923,574	—	134,265	3,966,568
Chief Executive Officer	2012	811,221	25,000	1,669,471	341,846	769,000	2,001,301	98,500	5,715,979
and President — LG&E and KU Energy LLC
Robert A. Symons	2014	872,710	—	775,944	—	609,305	1,520,212	27,115	3,805,286
Chief Executive Officer — WPD

(1)	On June 10, 2014, Mr. Farr was named President of PPL Energy Supply, LLC in anticipation of the spinoff of the company’s competitive generation business. See “CD&A — Overview” beginning on page 32 for a description of the proposed transaction. On that same date, Mr. Sorgi was named Senior Vice President and Chief Financial Officer. Mr. Symons is based in the United Kingdom and is compensated in Pounds Sterling. We converted his 2014 cash compensation, changes in pension value and personal benefits to U.S. dollars at an exchange rate of $1.6474, which is the average monthly translation rate for 2014, except with respect to the Non-Equity Incentive Plan Compensation amount, which was converted to U.S. dollars at an exchange rate of $1.4843, which is the translation rate for March 26, 2015, the date the cash incentive award was paid to Mr. Symons.

(2)	Salary includes cash compensation deferred to the PPL Executive Deferred Compensation Plan or, for Mr. Staffieri, to the LG&E and KU Nonqualified Savings Plan. The following executive officers deferred salary in 2014 in the amounts indicated: Mr. Sorgi ($11,952); Mr. Farr ($73,615); Mr. Grey ($16,898); and Mr. Staffieri ($44,929). These amounts are included in the “Nonqualified Deferred Compensation in 2014” table on page 71 as executive contributions for the last fiscal year.

(3)	Amounts paid to Mr. Staffieri in 2013 and 2012 reflect a cash payment in lieu of a salary increase.

(4)

This column represents the aggregate grant date fair value of restricted stock units and performance units as calculated under ASC Topic 718, without taking into account estimated forfeitures. Aggregate grant date fair value of restricted stock units is calculated using the closing price of PPL common stock on the NYSE on the date of grant. The grant date fair values of the performance units reflected in this column are the target payouts based on the probable outcome of

PPL Corporation 2015 Proxy Statement     57

the performance condition, determined as of the grant date, and are disclosed in the “Grants of Plan-Based Awards During 2014” table on page 59. The maximum potential values of the performance units granted in 2014 would be as follows: Mr. Spence—$6,772,767; Mr. Sorgi—$808,023; Mr. Farr—$2,593,694; Mr. Grey—$1,129,368; Mr. Staffieri—$1,942,347; and Mr. Symons—$817,794. For additional information on the assumptions made in the valuation of performance units, refer to Note 10 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC. Further information regarding the 2014 awards is included in the “Grants of Plan-Based Awards During 2014” and “Outstanding Equity Awards at Fiscal Year-End 2014” tables elsewhere in this proxy statement.

(5)	No stock options were awarded in 2014.

(6)	This column represents cash awards made in January 2015 for performance under the company’s annual cash incentive award program for 2014, which were made under PPL’s Short-term Incentive Plan for all named executive officers other than Mr. Symons. These amounts include amounts executive officers have elected to defer to the PPL Executive Deferred Compensation Plan or, for Mr. Staffieri, to the LG&E and KU Nonqualified Savings Plan. The following executive officers deferred cash awards in the amounts indicated: Mr. Spence ($64,024); Mr. Sorgi ($137,970); Mr. Farr ($441,513); and Mr. Staffieri ($45,084). These amounts will be included in the “Nonqualified Deferred Compensation in 2015” table as executive contributions in next year’s proxy statement.

(7)	This column represents the sum of the changes in the actuarial present value of accumulated benefit in the PPL Retirement Plan and PPL Supplemental Executive Retirement Plan during 2014 for Messrs. Spence, Sorgi, Farr and Grey, the PPL Subsidiary Retirement Plan for Mr. Farr, the LG&E and KU Retirement Plan and the LG&E and KU Supplemental Executive Retirement Plan for Mr. Staffieri and the Electricity Supply Pension Scheme in the United Kingdom for Mr. Symons. See the “Pension Benefits in 2014” table on page 64 for additional information. No above-market or preferential earnings under the PPL Executive Deferred Compensation Plan are reportable for 2014. As to Mr. Staffieri, no above-market or preferential earnings under the LG&E and KU Nonqualified Savings Plan are reportable for 2014. See the “Nonqualified Deferred Compensation in 2014” table on page 71 for additional information.

(8)	The table below reflects the components of this column for 2014, which include the company’s matching contribution for each individual’s 401(k) plan contributions under respective savings plans, the company’s matching contribution for each individual’s contributions under nonqualified deferred compensation plans, or NQDC, and the perquisites of financial planning and tax preparation services, company car, installation of a security system and executive physical.

Name	401(k) Match	NQDC Employer Contributions	Financial Planning	Company Car(a)	Other		Total
W. H. Spence	$7,800	$ 40	$11,000	—	$8,605	(b)	$27,445
V. Sorgi	7,800	9,052	10,750	—	—		27,602
P. A. Farr	7,800	48,799	—	—	—		56,599
R. J. Grey	7,800	15,046	9,000	—	1,339	(c)	33,185
V. A. Staffieri	10,920	61,942	16,000	—	—		88,862
R. A. Symons	—	—	—	$25,412	1,703	(d)	27,115

(a)	Car benefits provided to Mr. Symons, including monthly car allowance and reimbursement for car insurance and fuel. Benefit is capped at £20,000 per year.

(b)	Cost to install additional security system at Mr. Spence’s residence.

(c)	Amount paid for an annual executive physical.

(d)	Cost of private medical insurance plan in the United Kingdom for Mr. Symons, his wife and daughter.

58    PPL Corporation 2015 Proxy Statement

GRANTS OF PLAN-BASED AWARDS DURING 2014

The following table provides information about equity and non-equity awards granted to the named executive officers in 2014.

	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
W. H. Spence	1/23/2014	$789,250	$1,578,500	$3,157,000
	1/23/2014							96,360			$2,906,218
	1/23/2014				24,618	98,470	196,940				3,386,383
V. Sorgi	1/23/2014	127,911	255,822	511,644
	1/23/2014							6,950			209,612
	1/23/2014				1,698	6,790	13,580				233,508
	6/10/2014				1,078	4,310	8,620				170,504
P. A. Farr	1/23/2014	294,840	589,680	1,179,360
	1/23/2014							37,180			1,121,349
	1/23/2014				9,428	37,710	75,420				1,296,847
R. J. Grey	1/23/2014	211,875	423,750	847,500
	1/23/2014							16,300			491,608
	1/23/2014				4,105	16,420	32,840				564,684
V. A. Staffieri	1/23/2014	304,207	608,415	1,216,830
	1/23/2014							28,920			872,227
	1/23/2014				7,060	28,240	56,480				971,174
R. A. Symons	1/23/2104	242,374	484,747	969,495
	1/23/2014							12,170			367,047
	1/23/2014				2,973	11,890	23,780				408,897

(1)	These columns show the potential payout range under the 2014 annual cash incentive award program. For additional information, see “CD&A — 2014 Total Direct Compensation — Annual Cash Incentive Awards” beginning on page 39. The cash incentive payout range is from 50% to 200% of target. If the actual performance falls below the 50% payout level, the payout is zero. Mr. Symons is based in the United Kingdom and is compensated in Pounds Sterling. We converted his annual cash incentive award ranges to U.S. dollars at an exchange rate of $1.6474, which is the average monthly translation rate for 2014.

(2)	These columns show the potential payout range for the performance units granted in 2014 to the named executive officers under PPL’s 2012 Stock Incentive Plan. For additional information, see “CD&A — 2014 Total Direct Compensation — Long-Term Incentive Awards (Equity Awards) — Performance Units” beginning on page 47. The payout range for performance unit awards granted in 2014 is from 25% to 200% of target. The performance period is 2014-2016. At the end of the performance period, PPL TSR for the three-year period is compared to the total return of the companies in the Philadelphia Stock Exchange Utility Index. Shares of PPL common stock reflecting the applicable number of performance units, as well as reinvested cash or stock dividend equivalents, will vest and be paid according to the applicable level of achievement of the performance goal. If actual performance falls below the 25% payout level, the payout is zero.

(3)	This column shows the number of performance-contingent restricted stock units granted in 2014 to the named executive officers under PPL’s 2012 Stock Incentive Plan based on EPS performance during 2011-2013. For additional information, see “CD&A — 2014 Total Direct Compensation — Long-Term Incentive Awards (Equity Awards) — Performance-Contingent Restricted Stock Units” beginning on page 45. In general, restrictions on the awards will lapse on January 23, 2017, three years from the date of grant. Each restricted stock unit entitles the executive to receive additional restricted stock units equal in value to the amount of quarterly dividends paid on PPL common stock. These additional restricted stock units are payable in shares of PPL common stock at the end of the restriction period, subject to the same conditions as the underlying restricted stock units.

PPL Corporation 2015 Proxy Statement     59

(4)	No stock options were awarded during 2014.

(5)	This column shows the full grant date fair value, as calculated under ASC Topic 718, of the performance units and restricted stock units granted to the named executive officers, without taking into account estimated forfeitures. For restricted stock units granted on January 23, 2014, grant date fair value is calculated using the closing price of PPL common stock on the NYSE on the grant date of $30.16. For performance units, grant date fair value is calculated using a Monte Carlo pricing model value of $34.39 for the awards granted on January 23, 2014, and $39.56 for the award granted to Mr. Sorgi on June 10, 2014. For additional information on the valuation assumptions for performance units, see Note 10 to the PPL financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC.

Employment Agreement

Mr. Symons is a party to an amended and restated Service Agreement, dated March 16, 2015, with Western Power Distribution (South West) plc, or WPD (South West). He serves as the Chief Executive of the Western Power Distribution group of companies, of which four of the companies are British regional electricity distribution utility companies. The Service Agreement provides that Mr. Symons is entitled to an annual base salary equal to £535,000, subject to annual review. His salary for 2014 was £514,000 for the first three months of 2014 and increased to £535,000 on April 1, 2014. Furthermore, Mr. Symons is eligible to participate, at WPD (South West)’s discretion, in any bonus or incentive plans for senior executives and/or directors that WPD (South West) may operate, from time to time. Currently, Mr. Symons participates in the Directors’ Results Related Bonus Scheme. The terms of the Service Agreement further provide that Mr. Symons, his wife and dependent children are entitled to participate in a private medical insurance plan, at WPD (South West)’s expense. Mr. Symons is also entitled to car usership and private fuel benefits in accordance with WPD (South West)’s executive car program. His car usership benefits are capped at an annual amount equal to £20,000. WPD (South West) has also committed, while Mr. Symons is employed with the company, to provide life insurance for him in the amount of £4.75 million. The amount of insurance is adjusted annually in connection with The Retail Price Index in the United Kingdom. This benefit terminates once Mr. Symons leaves WPD (South West). The term of the Service Agreement is to continue until Mr. Symons is otherwise terminated as provided in the agreement, or after six months’ notice to terminate provided by either WPD (South West) or Mr. Symons.

In the event that Mr. Symons’ employment is terminated during the two-year period following a change in control of WPD (South West) (as defined in the Service Agreement) pursuant to a “relevant event” (as described below), Mr. Symons is entitled to (1) a lump-sum payment equal to two times his taxable pay received from WPD (South West) during the 12-month period immediately preceding the change in control, payable within seven days of the termination of his employment and (2) amounts owed to him under the pension plan in which he participated up until April of 2006. See also “Potential Payments upon Termination or Change in Control of PPL Corporation — Change in Control Arrangements” beginning on page 73 for additional change in control benefits available to Mr. Symons.

For purposes of the Service Agreement, “relevant event” is defined to mean (1) a termination of Mr. Symons’ employment by WPD (South West) other than because of his gross misconduct or his material breach of contract or (2) a termination of Mr. Symons’ employment by him pursuant to one of a number of circumstances including: (a) a material alteration in his position or responsibilities; (b) a reduction in his base salary; (c) the relocation of Mr. Symons’ place of work more than 50 miles away; or (d) a cutback or exclusion from a compensation plan, pension plan or welfare plan.

Mr. Symons’ Service Agreement contains restrictive covenants, including an indefinite covenant not to disclose confidential information and, during Mr. Symons’ employment and for the 12-month period following the termination of his employment, a covenant not to solicit employees and directors of WPD (South West) or its subsidiaries.

60    PPL Corporation 2015 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014

The following table provides information on all unexercised stock option awards, as well as all unvested restricted stock and restricted stock unit awards and unearned and unvested performance units, for each named executive officer as of December 31, 2014. Each stock option grant, as well as each grant of performance units that is unearned and unvested, is shown separately for each named executive officer, and the restricted stock or restricted stock units that have not vested are shown in the aggregate. The vesting schedule for each grant is shown following this table, based on the grant date of the stock option, phantom stock option, restricted stock or restricted stock unit award, or performance unit award grant date. The market value of the stock awards is based on the closing price of PPL common stock on the NYSE as of December 31, 2014, the last trading day of 2014, which was $36.33. For additional information about stock awards, see “CD&A — 2014 Total Direct Compensation — Long-Term Incentive Awards (Equity Awards)” beginning on page 44.

Name	Option Awards					Stock Awards
	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
W. H. Spence	1/25/07	113,720		35.12	1/24/2017
	1/24/08	69,750		47.55	1/23/2018
	1/27/11	57,160		25.74	1/26/2021
	7/22/11	9,320		28.01	7/21/2021
	1/26/12	258,293	129,147	28.20	1/25/2022
	1/24/13	233,333	466,667	29.51	1/23/2023
						252,335	9,167,331
	1/24/13							66,375	2,411,404
	1/23/14							101,777	3,697,558
V. Sorgi	3/29/10	12,340		27.89	3/28/2020
	1/27/11	23,930		25.74	1/26/2021
	1/26/12	17,793	8,897	28.20	1/25/2022
	1/24/13	16,563	33,127	29.51	1/23/2023
						22,212	806,962
	1/24/13							4,707	171,005
	1/23/14							11,376	413,290
P. A. Farr	1/26/06	61,890		30.14	1/25/2016
	1/25/07	56,320		35.12	1/24/2017
	1/24/08	46,030		47.55	1/23/2018
	1/22/09	72,990		31.93	1/20/2019
	1/21/10	71,650		31.17	1/20/2020
	1/27/11	124,120		25.74	1/26/2021
	1/26/12	87,340	43,670	28.20	1/25/2022
	1/24/13	90,696	181,394	29.51	1/23/2023
						150,030	5,450,590
	1/24/13							25,802	937,387
	1/23/14							38,976	1,415,998
R. J. Grey	1/25/07	56,320		35.12	1/24/2017
	1/24/08	30,180		47.55	1/23/2018
	1/22/09	45,220		31.93	1/21/2019
	1/21/10	41,490		31.17	1/20/2020
	1/27/11	69,210		25.74	1/26/2021
	1/26/12	46,006	23,004	28.20	1/25/2022
	1/24/13	38,450	76,900	29.51	1/23/2023
						53,641	1,948,778
	1/24/13							10,943	397,559
	1/23/14							16,971	616,556

PPL Corporation 2015 Proxy Statement     61

Name	Option Awards					Stock Awards
	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
V. A. Staffieri	1/26/12		45,350	28.20	1/25/2022
	1/24/13		146,720	28.51	1/23/2023
						101,268	3,679,066
	1/24/13							20,867	758,062
	1/23/14							29,188	1,060,400
R. A. Symons	2/15/07	26,020		37.18	2/15/2017
	2/15/08	21,810		47.59	2/15/2018
	2/15/12		16,474	27.85	2/15/2022
	2/15/13		55,506	30.53	2/15/2023
						38,099	1,384,137
	1/24/13							8,026	291,585
	1/23/14							12,289	446,459

(1)	For a better understanding of this table, we have included an additional column showing the grant date of the outstanding stock options and the unearned and unvested performance units.

(2)	Under the terms of PPL’s Incentive Compensation Plan and 2012 Stock Incentive Plan, stock options for the named executive officers, except for Mr. Symons, vest, or become exercisable, in three equal annual installments over a three-year period beginning on the first anniversary of the grant date. The vesting dates of unvested stock option awards for the following named executive officers are:

Name	Grant Date	2015		1/24/16
		1/24	1/26
W. H. Spence	1/26/12		129,147
	1/24/13	233,333		233,333
V. Sorgi	1/26/12		8,897
	1/24/13	16,563		16,564
P. A. Farr	1/26/12		43,670
	1/24/13	90,696		90,697
R. J. Grey	1/26/12		23,003
	1/24/13	38,450		38,450
V. A. Staffieri	1/26/12		45,350
	1/24/13	73,360		73,360

Prior to 2014, Mr. Symons received phantom stock option awards pursuant to Western Power Distribution’s Long-Term Incentive Plan. Phantom stock options are the right to receive the appreciation in the value of PPL common stock over a fixed price for a specified period of time and are sometimes referred to as stock appreciation rights, or SARs. The exercise price of the phantom stock options, which have a 10-year term, is equivalent to the closing price of PPL’s common stock on the NYSE the day before the grant. The options vest, or become exercisable, in three equal annual installments over a three-year period beginning on the first anniversary of the grant date. The vesting dates of unvested phantom stock option awards for Mr. Symons are:

Name	Grant Date	2/15/15	2/15/16
R. A. Symons	2/15/12	16,474
	2/15/13	27,753	27,753

62    PPL Corporation 2015 Proxy Statement

(3)	All restricted stock units for the named executive officers under PPL’s Incentive Compensation Plan and the 2012 Stock Incentive Plan vest on the third anniversary of the grant date. The dates that restrictions lapse for each restricted stock or restricted stock unit award granted to the named executive officers are:

	Grant Date	Vesting Dates
Name		1/26/15	1/24/16	1/23/17	4/27/27
W. H. Spence	1/26/12	54,250
	1/24/13		98,489
	1/23/14			99,596
V. Sorgi	1/26/12	7,220
	1/24/13		7,809
	1/23/14			7,183
P. A. Farr	4/22/02				24,600
	1/27/06				15,400
	1/26/12	35,420
	1/24/13		36,181
	1/23/14			38,429
R. J. Grey	1/26/12	18,660
	1/24/13		18,134
	1/23/14			16,847
V. A. Staffieri	1/26/12	36,790
	1/24/13		34,587
	1/23/14			29,891
R. A. Symons	1/26/12	13,260
	1/24/13		12,260
	1/23/14			12,579

(4)	The number of performance units granted in 2013 disclosed in the table for each named executive officer represents the target amount for 2013 awards. The target amount is used because PPL’s total relative shareowner return was below the 100th percentile, but above the threshold level, as compared to its industry peers for the time period of 2013 through 2014, the second year of the three-year performance period for the 2013 awards. The number of performance units granted in 2014 disclosed in the table for each named executive officer represents the target amount for 2014 awards. The target amount is used because PPL’s total relative shareowner return was below the 100th percentile, but above the threshold level, as compared to its industry peers for 2014, the first year of the three-year performance period for the 2014 awards. SEC disclosure rules require amounts reported in the table for each year to be based on the threshold attainment amount, except if performance exceeds the threshold amount but is below the target amount, the disclosure is based on the target attainment amount and if performance exceeds the target amount, the disclosure is based on the maximum attainment amount. The number of shares shown in the table for each named executive officer also includes dividend equivalents reflected as additional performance units.

These performance units are payable in shares of PPL common stock following the performance period. While the performance period ends on December 31, 2015 for the 2013 awards and December 31, 2016 for the 2014 awards, the number of performance units earned is not determined until the Compensation, Governance and Nominating Committee, or CGNC, certifies that the level of performance goals have been achieved. The number of performance units earned at the time of certification may be more or less than the number of awards reflected in this table, depending on whether or not the performance goals have been achieved and the level of achievement. See “CD&A — 2014 Total Direct Compensation — Long-Term Incentive Awards (Equity Awards) — Performance Units” beginning on page 47 for a discussion of the performance goals related to TSR and the attainment levels for each award.

PPL Corporation 2015 Proxy Statement     63

OPTION EXERCISES AND STOCK VESTED IN 2014

The following table provides information for each of the named executive officers with respect to (1) stock option and phantom stock option award exercises during 2014, including the number of shares acquired or treated as acquired upon exercise and the value realized, and (2) the number of shares acquired during 2014 upon the vesting of stock awards in the form of restricted stock units and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting	Value Realized on Vesting(3)
W. H. Spence	—	—	75,533	$2,507,892
V. Sorgi	—	—	7,131	230,117
P. A. Farr	—	—	39,383	1,259,836
R. J. Grey	131,530	$740,396	21,554	687,713
V. A. Staffieri	165,554	569,333	13,921	505,750
R. A. Symons	59,011	236,850	14,238	456,599

(1)	For Mr. Symons, the phantom stock option awards reflected in the table were settled in cash in accordance with their terms.

(2)	Amounts reflect the difference between the exercise price of the stock option or phantom stock option award and the closing price on the NYSE of PPL common stock underlying the stock option or phantom stock option award at the time of exercise.

(3)	Amounts reflect the closing price on the NYSE of the shares of PPL common stock underlying the restricted stock units on the day the restrictions lapsed and the closing price on December 31, 2014 on the NYSE of the shares of PPL common stock underlying the performance units granted in 2012 that are deemed to have been earned as of December 31, 2014.

PENSION BENEFITS IN 2014

The following table sets forth information on the pension benefits for the named executive officers under each of the following pension plans:

•	PPL Retirement Plan. The PPL Retirement Plan is a funded and tax-qualified defined benefit retirement plan that covers approximately 4,994 active employees as of December 31, 2014. The PPL Retirement Plan was closed to new salaried employees after December 31, 2011. As applicable to Messrs. Spence, Sorgi, Farr and Grey, the plan provides benefits based primarily on a formula that takes into account the executive’s earnings for each fiscal year. Benefits under the PPL Retirement Plan for eligible employees are determined as the greater of the following two formulas:

•	The first is a “career average pay formula” of 2.25% of annual earnings for each year of credited service under the plan.

•	The second is a “final average pay formula” as follows:

1.3% of final average earnings up to the Average Social Security Wage Base plus

1.7% of final average earnings in excess of the Average Social Security Wage Base multiplied by

the sum of years of credited service (up to a maximum of 40 years).

64    PPL Corporation 2015 Proxy Statement

Under the final average pay formula, “final average earnings” equal the average of the highest 60 months of pay during the last 120 months of credited service. The Average Social Security Wage Base is the average of the taxable Social Security Wage Base for the 35 consecutive years preceding an employee’s retirement date or, for employees retiring at the end of 2014, $69,996. The executive’s annual earnings taken into account under each formula include base salary and cash incentive awards, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($260,000 for 2014).

The benefit an employee earns is payable starting at retirement on a monthly basis for life. Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Benefits are reduced for retirement prior to age 60 for employees with 20 years of credited service and reduced prior to age 65 for other employees. Employees vest in the PPL Retirement Plan after five years of credited service. In addition, the plan provides for joint and survivor annuity choices and does not require employee contributions.

Benefits under the PPL Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The Section 415 limit for 2014 was $210,000 per year for a single life annuity payable at an IRS-prescribed retirement age. Benefits in excess of these federal limits are payable from company funds under the Supplemental Compensation Pension Plan described below unless the employee is eligible for benefits under the PPL Supplemental Executive Retirement Plan described below.

•	Supplemental Compensation Pension Plan. The PPL Supplemental Compensation Pension Plan is a nonqualified plan that applies to approximately 65 active employees hired prior to January 1, 2012 who are vested in the PPL Retirement Plan and, in the case of Messrs. Sorgi and Farr, are not vested in the PPL Supplemental Executive Retirement Plan, or SERP, at the time of termination or retirement. The benefit formula is the same as the PPL Retirement Plan, but it reflects compensation in excess of the IRS-prescribed limit of $260,000 for 2014. The plan benefit is calculated using all PPL affiliated company service, not just service credited under the PPL Retirement Plan. Upon retirement, this plan will only pay out the “excess” benefit above and beyond the PPL Retirement Plan. At such time as Messrs. Sorgi and Farr vest in the SERP, they will no longer be eligible for this plan.

•	PPL Supplemental Executive Retirement Plan. The company offered the PPL SERP to approximately 16 active officers as of December 31, 2014, including Messrs. Spence, Sorgi, Farr and Grey, to provide for retirement benefits above amounts available under the PPL Retirement Plan described above. The PPL SERP is unfunded and is not qualified for tax purposes. Accrued benefits under the PPL SERP are subject to claims of the company’s creditors in the event of bankruptcy. The PPL SERP was closed to new officers after December 31, 2011.

The PPL SERP formula is 2.0% of final average earnings for the first 20 years of credited service plus 1.5% of final average earnings for the next 10 years. “Final average earnings” is the average of the highest 60 months of earnings during the last 120 months of credited service. “Earnings” include base salary and annual cash incentive awards.

Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Generally, no benefit is payable under the PPL SERP if the executive officer has less than 10 years of service unless specifically authorized, such as upon a qualifying termination in connection with a change in control. Benefits under the PPL SERP are paid, in accordance with a participant’s advance election, as a single sum or as an annuity, including choices of a joint and survivor or years-certain annuity. At age 60, or at age 50 with 10 years of service, accrued benefits are vested and may not be reduced by an amendment to the PPL SERP or termination by the company. After the completion of 10 years of service, participants are eligible for death benefit protection.

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The company does not have a policy for granting additional years of service but has done so under the PPL SERP in individual situations. A grant of additional years of service to any executive officer must be approved by the Compensation, Governance and Nominating Committee, or the CGNC. The CGNC granted Mr. Spence an additional year of service for each year of employment under the PPL SERP as a retention mechanism. Mr. Grey is credited with service under the PPL SERP commencing as of age 30, based on plan provisions in effect prior to January 1, 1998. The total PPL SERP benefit cannot increase beyond 30 years of service for any participant. The table below reflects the additional service amounts based on service as of December 31, 2014. Please refer to the table footnotes for additional information related to credited service under the SERP.

•	PPL Subsidiary Retirement Plan. The PPL Subsidiary Retirement Plan, in which Mr. Farr became a participant before he became an officer of the company, is a defined benefit plan that covers approximately 344 active employees as of December 31, 2014, and utilizes a hypothetical account balance to determine a monthly retirement annuity when an individual retires (known as a “cash balance plan”). The PPL Subsidiary Retirement Plan was closed to new salaried employees after December 31, 2011. Age 65 is the normal retirement age, but an individual may receive a reduced benefit as early as age 50 if the participant has at least five years of service.

The benefit formula for yearly increases to the hypothetical account balance is an increasing scale, based on age plus years of service. A participant whose age plus years of service is 32 or lower receives the minimum yearly credit of 5% of compensation plus 1.5% of compensation that is in excess of 50% of the Social Security Wage Base for that year. “Compensation” generally means base salary. The amount credited increases as age plus years of service increases, up to a maximum credit, at age plus years of service of 75 or above, of 14% of compensation plus 6% of compensation that is in excess of 50% of the Social Security Wage Base.

A participant has a vested right to a benefit under this plan after three years of service. Benefits are paid as a monthly annuity amount for life, or as a joint and survivor annuity. The amount of the annuity is determined by converting the hypothetical account balance, plus an assumed rate of interest, into a monthly annuity for life or joint lives at the participant’s date of commencement of payment.

•	LG&E and KU Retirement Plan. The LG&E and KU Retirement Plan, or LG&E Retirement Plan, is a funded and tax-qualified defined benefit retirement plan that covers approximately 1,707 active employees as of December 31, 2014 and that was closed to new participants on December 31, 2005. As applicable to Mr. Staffieri, the LG&E Retirement Plan provides benefits based on a formula that takes into account the executive’s average monthly earnings and years of service. Benefits for eligible employees are determined as the greater of the following two formulas:

•	The first formula is 1.58% of average monthly earnings plus 0.40% of average monthly earnings in excess of “covered compensation” multiplied by years of credited service (up to a maximum of 30 years).

•	The second formula is 1.68% of average monthly earnings multiplied by years of credited service (up to a maximum of 30 years).

Under the LG&E Retirement Plan, the “average monthly earnings” is the average of the highest five consecutive monthly earnings prior to termination of employment. “Monthly earnings” is defined as total compensation as indicated on Form W-2 including deferrals to a 401(k) plan, but excluding any earnings from the exercise of stock options, limited to the IRS-prescribed limit applicable to tax-qualified plans ($260,000 for 2014), divided by 12.

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“Covered compensation” is one-twelfth of the average of the Social Security Wage Base for the 35-year period ending with the year of a participant’s social security retirement age. The Social Security Wage Base for future years is assumed to be equal to the Social Security Wage Base of the current year.

The benefit an employee earns is payable starting at retirement on a monthly basis for life. Benefits are calculated on the basis of the life annuity form of pension with a normal retirement age of 65. Early retirement occurs at the earlier of age 55 or 30 years of service. Prior to January 1, 2015, there was no early retirement reduction after attainment of age 62. Prior to age 62, benefits were reduced. Effective January 1, 2015, there is no early retirement reduction after attainment of age 60. As a result, prior to age 60, benefits are reduced. Employees vest in the LG&E Retirement Plan after five years of service.

Benefits under the LG&E Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The Section 415 limit for 2014 is $210,000 per year for a single life annuity payable at an IRS-prescribed retirement age.

•	LG&E and KU Supplemental Executive Retirement Plan. Mr. Staffieri is a participant in the LG&E and KU Supplemental Executive Retirement Plan, or LG&E SERP. The LG&E SERP is unfunded and is not qualified for tax purposes. It was closed to new participants effective January 1, 2012. Accrued benefits under the LG&E SERP are subject to claims of the company’s creditors in the event of bankruptcy.

The LG&E SERP formula is equal to 64% of the average monthly compensation less

•	100% of the monthly qualified LG&E Retirement Plan benefit payable at age 65;

•	100% of the primary Social Security Benefit payable at age 65;

•	100% of any matching contribution or the employer contribution for those participants for whom the defined contribution plan is the primary retirement vehicle; and

•	100% of any other employer-provided benefit payable at age 65 as a life annuity from any qualified defined benefit plan or defined contribution plan (if such qualified defined contribution plan was the employer’s primary vehicle for retirement) sponsored by previous employers.

The net benefit is multiplied by a fraction, not to exceed one, the numerator of which is years of service at date of termination and the denominator is 15.

“Average monthly compensation” is the average compensation for the highest 36 consecutive months preceding termination of employment. “Compensation” is defined as base salary plus short-term incentive pay prior to any deferrals under any qualified or nonqualified deferred compensation plan.

Normal retirement is age 65. Early retirement for a participant who has been credited with at least five years of service and whose age is at least age 50 is the later of separation of service or age 55. There is no early retirement reduction after attainment of age 62.

•	Electricity Supply Pension Scheme. Mr. Symons was a participant in the Electricity Supply Pension Scheme, or ESPS, in the United Kingdom until April 6, 2006, at which time he ceased to accrue any benefits under the ESPS. The ESPS is a United Kingdom tax-approved defined benefit pension scheme. It provides at retirement an annual pension of 1/80th of final salary for each year of service, a lump sum of three times a member’s annual pension, which is payable at retirement, and dependents’ benefits payable on the member’s death. In addition to the standard benefit accrual rate of 1/80th, Mr. Symons received an enhancement to his

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pension of 1/30th accrual rate for the period April 1, 2000 to April 5, 2006. He began receiving distributions from the ESPS on March 20, 2012, and the distributions received during 2014 are included in the following table.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)(3)		Payments During Last Fiscal Year
W. H. Spence	PPL Retirement Plan	8.5	$ 473,632		—
	PPL SERP	17.0(4)	12,837,942		—
V. Sorgi	PPL Retirement Plan	8.7	358,631		—
	Supplemental Compensation Pension Plan	8.7	259,621		—
	PPL SERP	8.7	342,253
P. A. Farr	PPL Retirement Plan	10.3	491,238		—
	Supplemental Compensation Pension Plan	16.6	4,054,101		—
	PPL Subsidiary Retirement Plan	4.8	57,751		—
	PPL SERP	16.6	4,180,966		—
R. J. Grey	PPL Retirement Plan	19.8	1,209,638		—
	PPL SERP	30.0(5)	6,701,516		—
V. A. Staffieri	LG&E Retirement Plan	22.8	1,411,674		—
	LG&E SERP	22.8	13,806,513		—
R. A. Symons	Electricity Supply Pension Scheme	34.0	16,325,936	(6)	640,656(6)

(1)	See “PPL Supplemental Executive Retirement Plan” above for a description of the years of service that have been granted under the SERP to Messrs. Spence and Grey.

(2)	The assumptions used in estimating the present values of each named executive officer’s accumulated pension benefit are:

Plan	Assumed Retirement Date(a)	Discount Rate	Post-retirement Mortality Assumption
PPL Retirement Plan	60	4.25%	RP-2014 gender specific healthy annuitant tables with white collar adjustment (removing MP-2014 improvement projections from 2006-2014) and applying Scale BB 2-Dimensional mortality improvements from 2006 on a generational basis (for LG&E and KU Retirement Plan and the LG&E and KU SERP, the base rates are increased by 2%)
Supplemental Compensation Pension Plan	60	4.25%
PPL Subsidiary Retirement Plan	65	4.28%
LG&E Retirement Plan	62	4.27%
LG&E SERP	62	4.23%

PPL SERP	60	4.23%	RP-2014 gender specific healthy annuitant tables with no collar adjustment (removing MP-2014 improvement projections from 2006-2014) and applying Scale BB 2-Dimensional mortality improvements from 2006 on a generational basis.

Electricity Supply Pension Scheme	60	4.41%	Based upon United Kingdom standard tables S1PMA and S1PFA appropriate for the member’s year of birth with a 95% scaling factor and future improvements subject to the standard table projected forward from 2002 in line with the 20011CMI core projections with a long-term improvement rate of 1.0% per annum.

(a)

For the PPL Retirement Plan, PPL Supplemental Compensation Pension Plan, PPL Subsidiary Retirement Plan and PPL SERP, this column reflects the age at which retirement may occur without any reduction in benefits. For the PPL

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Retirement Plan and the PPL Supplemental Compensation Pension Plan, an employee may retire without any reduction in benefits at age 60 provided that the employee has at least 20 years of service. For the PPL Subsidiary Retirement Plan, an employee may retire without any reduction in benefits at age 65. Effective January 1, 2015, for the LG&E Retirement Plan, the age at which retirement may occur without any reductions in benefits is age 60. Prior to that date, it was age 62. For the LG&E SERP, the age at which retirement may occur without any reduction in benefits is age 62. For the WPD Electricity Supply Pension Scheme, the age at which retirement may occur without any reduction in benefits is age 60.

(3)	The present values in the column reflect theoretical figures prescribed by the SEC for disclosure and comparison purposes. The table below reflects the actual benefits payable under the SERP and the LG&E SERP upon the listed events assuming termination of employment occurred as of December 31, 2014.

SERP Payments upon Termination as of December 31, 2014(a)
Named Executive Officer	Retirement	Death	Disability
W. H. Spence(b)	$13,139,795	$6,696,059	$13,139,795
V. Sorgi(b)	—	120,673	—
P. A. Farr(b)	—	2,269,196	—
R. J. Grey	6,816,643	3,399,185	6,816,643
V. A. Staffieri(c)	14,243,628	8,240,185	11,093,703

(a)	Messrs. Spence, Sorgi, Farr and Grey have elected to receive benefits payable under the PPL SERP as a lump-sum payment, subject to applicable law. For Mr. Staffieri, the LG&E SERP does not provide for a lump-sum payment, but a lump-sum amount is shown here for comparison purposes. See note (c) below for Mr. Staffieri’s monthly LG&E SERP benefits. The amounts shown in this table represent the values that would have become payable based on a December 31, 2014 termination of employment. Actual payment would be made following December 31, subject to plan rules and in compliance with Section 409A of the Internal Revenue Code.

(b)	Messrs. Spence, Sorgi and Farr are not eligible to retire under the PPL SERP. Mr. Spence, however, is vested under the PPL SERP, while Messrs. Sorgi and Farr are not. If Mr. Spence had left the company on December 31, 2014, voluntarily or as a result of a disability or death, he, or his spouse, would have been vested in a deferred benefit under the PPL Retirement Plan and the PPL SERP. If Mr. Sorgi had left the company voluntarily on December 31, 2014, he would have been eligible for benefits under the PPL Retirement Plan and the PPL Supplemental Compensation Pension Plan, but not under the PPL SERP. If Mr. Farr had left the company voluntarily on December 31, 2014, he would have been eligible for benefits under the PPL Retirement Plan, the PPL Subsidiary Retirement Plan and the PPL Supplemental Compensation Pension Plan, but not under the PPL SERP. Additionally, if Messrs. Sorgi and Farr had died on December 31, 2014, each of their spouses would have been eligible for a PPL SERP benefit in addition to a benefit from the PPL Retirement Plan, and with respect to Mr. Farr, his spouse would have been eligible also for a benefit from the PPL Subsidiary Retirement Plan.

(c)	If Mr. Staffieri had retired on December 31, 2014, and commenced his LG&E SERP benefit on January 1, 2015, the monthly LG&E SERP benefit payable as a life annuity would have been $76,631. If he had died on December 31, 2014, the monthly LG&E SERP benefit payable to his spouse for her lifetime on January 1, 2015 would have been $42,573. If Mr. Staffieri had become disabled on December 31, 2014, the monthly LG&E SERP disability benefit payable at age 65 as a life annuity (assuming continued accrual) would have been $82,681.

(4)	Includes 8.5 additional years of service provided to Mr. Spence. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. Spence as of December 31, 2014 under the PPL SERP of $6,635,528.

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(5)	Includes 10.2 additional years of service provided to Mr. Grey. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. Grey as of December 31, 2014 under the PPL SERP of $2,204,001.

(6)	Mr. Symons is based in the United Kingdom and receives his pension benefits in Pounds Sterling. We converted his present value of accumulated benefit as of December 31, 2014 from Pounds Sterling to U.S. dollars at an exchange rate of $1.5557 and converted his pension distributions to U.S. dollars at an exchange rate of $1.6474, which is the average monthly translation rate for 2014.

70    PPL Corporation 2015 Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION IN 2014

The PPL Executive Deferred Compensation Plan allows participants to defer all or a portion of their cash compensation in excess of the required minimum payroll taxes. In addition, the company made matching contributions to this plan during 2014 of up to 3% of an executive’s cash compensation (base salary plus annual cash incentive award) to match executive contributions that would have been made to PPL’s tax-qualified 401(k) deferred savings plan, also known as the Deferred Savings Plan, except for Internal Revenue Service-imposed limitations on those contributions. The PPL Executive Deferred Compensation Plan is unfunded and is not qualified for tax purposes. All benefits under this plan are subject to the claims of the company’s creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer, and the participant selects one or more deemed investment choices that generally mirror those that are available to employees under the Deferred Savings Plan at Fidelity Investments. These investment accounts include large, mid and small cap index and investment funds, international equity index funds, target date funds, bond funds and a stable value fund, with returns that ranged from -10.37% to 14.57% during 2014. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The company maintains each account as a bookkeeping entry. During 2014, Messrs. Spence, Sorgi, Farr and Grey notionally invested in one or more of those funds.

In general, the named executive officers who participate in this plan cannot withdraw any amounts from their deferred accounts until they either leave or retire from the company. The company’s Corporate Leadership Council, which currently consists of the chief executive officer, chief financial officer and general counsel, has the discretion to make a “hardship distribution” if there is an unforeseeable emergency that causes a severe financial hardship to the participant.

Participants may elect distribution in one or more annual installments for a period of up to 15 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

Mr. Staffieri is a participant in the LG&E and KU Nonqualified Savings Plan. The plan allows participants to defer up to a maximum of 75% of base salary and annual cash incentive awards. In addition, the participant receives a matching contribution equal to 70% of the first 6% deferred if that participant is not eligible for matching contributions in the LG&E and KU Savings Plan (a tax-qualified 401(k) plan) at the time the deferred compensation would have otherwise been paid to the participant. The LG&E and KU Nonqualified Savings Plan is unfunded and is not qualified for tax purposes. All benefits under the LG&E and KU Nonqualified Savings Plan are subject to the claims of creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer. The amount in the participant’s hypothetical account is credited with interest at an annual rate equal to the Prime Interest Rate as reported in The Wall Street Journal. The Prime Interest Rate will be reset quarterly based on the last day of the preceding calendar quarter or March 31, June 30, September 30, and December 31. The interest shall be calculated by applying the Prime Interest Rate to the balance in the hypothetical account. Mr. Staffieri’s rate of return for 2014 was 3.25%.

In general, distributions under the LG&E and KU Nonqualified Savings Plan are made as specified by the named executive officer at the time of completion of the deferral agreement. A “hardship distribution” may be approved by the Employee Benefits Plan Board, however, if there is an unforeseeable emergency, as defined by Section 409A of the Internal Revenue Code, which causes a severe financial hardship to the participant.

Participants may elect a lump-sum payment or annual installment payments for a period of not less than two years and not more than 10 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

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Mr. Symons does not participate in a deferred compensation plan in the United Kingdom.

Name	Name of Plan	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions(4)	Aggregate Balance at Last FYE(5)
W. H. Spence	PPL Executive Deferred Compensation Plan	—	$ 40	$ 36,286	—	$ 654,415
V. Sorgi	PPL Executive Deferred Compensation Plan	$ 11,952	9,052	5,786	—	81,296
P. A. Farr	PPL Executive Deferred Compensation Plan	418,157	48,799	274,628	—	3,604,922
R. J. Grey	PPL Executive Deferred Compensation Plan	16,898	15,046	25,474	—	910,108
V. A. Staffieri	LG&E and KU Nonqualified Savings Plan	100,343	61,942	22,808	$(168,567)	751,504
	LG&E Energy Corp. Nonqualified Savings Plan	—	—	33,774	—	1,057,614

(1)	The following named executive officers deferred salary in 2014 in the amounts indicated: Sorgi—$11,952; Farr—$73,615; Grey—$16,898; and Staffieri—$44,929, which is included in the “Salary” column of the Summary Compensation Table for 2014. In addition, Messrs. Farr and Staffieri deferred $344,542 and $55,414, respectively, of their cash incentive awards for 2013 performance paid in 2014, which were included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2013.

(2)	Amounts in this column are company matching contributions during 2014 and are included in the Summary Compensation Table for 2014 under the heading “All Other Compensation.”

(3)	Aggregate earnings for 2014 are not reflected in the Summary Compensation Table because such earnings are not deemed to be “above-market” earnings.

(4)	Represents distributions to Mr. Staffieri pursuant to previous elections made by him.

(5)	Represents the total balance of each named executive officer’s account as of December 31, 2014. Of the totals in this column, the following amounts were reported as compensation to the named executive officer in the Summary Compensation Table for previous years:

Named Executive Officer	Executive Contributions	Registrant Contributions	Total
W. H. Spence	$ 236,203	$188,833	$ 425,036
P. A. Farr	1,916,522	120,647	2,037,169
R. J. Grey	202,482	68,667	271,149
V. A. Staffieri	277,695	172,060	449,755

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POTENTIAL PAYMENTS UPON TERMINATION OR

CHANGE IN CONTROL OF PPL CORPORATION

Change in Control Arrangements

The company has entered into change in control severance agreements with each of the named executive officers, which provide benefits to these officers upon qualifying terminations of employment in connection with a change in control of the company (a so-called “double trigger”).

The change in control agreements with respect to Messrs. Spence, Farr and Grey are of the older form of agreement. Messrs. Sorgi’s and Staffieri’s agreements follow the new form of agreement and are described separately below. Mr. Symons’ agreement, while substantially similar, differs as described below. The change in control agreements for Messrs. Spence, Farr and Grey define “Change in Control” as the occurrence of any of the following five specific events:

•	a change in the majority of the members of our Board of Directors occurs through contested elections;

•	an investor or group acquires 20% or more of the company’s common stock;

•	a merger occurs that results in less than 60% control of the company or the surviving entity by the current shareowners;

•	shareowner approval of the liquidation or dissolution of the company; or

•	the Board of Directors declares that a change in control is anticipated to occur or has occurred.

A voluntary termination of employment by the named executive officer would only result in the payment of benefits if there was “good reason” for leaving. “Good reason” includes a number of circumstances where the named executive officer has a substantial adverse change in the employment relationship or the duties assigned. For example, a reduction in salary, a relocation of the place of work of more than 30 miles, or a cutback or exclusion from a compensation plan, pension plan or welfare plan would constitute “good reason.” The benefits provided under these agreements replace any other severance benefits that the company or any prior severance or change in control agreement would provide to these named executive officers.

There is no benefit payable before or after a change in control if the officer is discharged for “cause.” “Cause” generally means willful conduct that can be shown to cause material injury to the company or the willful refusal to perform duties after written demand by the Board of Directors.

Each of the change in control agreements with respect to Messrs. Spence, Farr and Grey continues in effect until December 31, 2016, and the agreements generally are automatically extended for additional one-year periods. If a change in control occurs during the agreements’ respective terms, the agreements will expire no earlier than 36 months after the month in which the change in control occurs. Each agreement provides that the named executive officer will be entitled to the severance benefits described below if, in connection with a change in control, the named executive officer’s employment is terminated for any reason other than death, disability, retirement or “cause,” or the officer terminates employment for “good reason.”

These benefits include:

•	a lump-sum payment equal to three times the sum of (1) the named executive officer’s base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason” and (2) the highest annual cash incentive award in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs;

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•	a lump-sum payment having an actuarial present value equal to the additional pension benefits the officer would have received had the officer continued to be employed by the company for an additional 36 months;

•	the continuation of welfare benefits for the officer and his or her dependents for the 36-month period following separation (reduced to the extent the officer receives comparable benefits from another employer);

•	unpaid incentive compensation that has been allocated or awarded for a previous performance period;

•	vesting of all contingent incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming performance achievement at 100% of the target level;

•	vesting of all performance units outstanding calculated on a pro rata basis of months of completed service, assuming achievement at 100% of target, plus an amount payable in cash to provide payment for the maximum payout (200% of target);

•	outplacement services for up to three years;

•	a gross-up payment for any excise tax imposed under the golden parachute provisions of the Internal Revenue Code; and

•	post-retirement health care and life insurance benefits to officers who would have become eligible for such benefits within the 36-month period following the change in control.

The Committee approved a new form of change in control agreement to be used for those officers entering into such agreements after December 31, 2011, including for Messrs. Sorgi and Staffieri. The new form differs from the prior form in the following areas:

•	provides that the term may not expire during the period in which a change in control (a “potential” change in control) may occur, or expires no earlier than 24 months after a change in control actually occurs;

•	eliminates excise tax gross-ups;

•	eliminates accrual of additional pension service and benefit credits;

•	eliminates payment upon a “potential” change in control unless a qualifying termination of employment actually occurs and is in connection with the “potential” change in control;

•	shortens the notice period from 15 months to six months’ advance notice to terminate an agreement;

•	eliminates welfare benefit continuation (other than retiree welfare benefits, as described below); the company would pay a lump-sum payment equivalent to the cost of COBRA coverage that would be incurred for the 24-month period following termination of employment; and

•	limits outplacement services to $50,000.

Messrs. Sorgi’s and Staffieri’s change in control agreements continue in effect until December 31, 2015, and are generally automatically extended for additional one-year periods. If a change in control occurs during the agreement’s term, the agreement will expire no earlier than 24 months after the month in which the change in control occurs. Their agreements provide that they will be entitled to the severance benefits described below if, in connection with a change in control, the company terminates their employment for any reason other than death, disability, retirement or “cause,” or the executive terminates employment for “good reason.”

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Pursuant to Messrs. Sorgi’s and Staffieri’s agreements, a “change in control” is defined to include:

•	a change in a majority of the members of our Board of Directors occurs during a 12-month period through contested elections;

•	an investor group acquires 30% or more of the company’s common stock;

•	a merger occurs that results in less than 70% control of the company or the surviving entity by the current shareowners; or

•	the sale or other disposition of substantially all the company’s assets.

Messrs. Sorgi’s and Staffieri’s change in control agreement benefits include:

•	a lump-sum payment equal to three times the sum of (1) their respective base salary in effect immediately prior to the date of termination or, if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason” and (2) the highest annual bonus in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs or, if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs;

•	a lump-sum payment equal to the aggregate amount of COBRA premiums otherwise payable for the 24-month period following termination (assuming COBRA would have been available for the 24 months at the rate in effect at date of termination);

•	unpaid incentive compensation that has been allocated or awarded for a previous performance period;

•	vesting of all contingent cash-based incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming achievement at the actual level of performance as of the date of change in control;

•	outplacement services until December 31 of the second calendar year after termination but limited to fees of $50,000; and

•	post-retirement health care and life insurance benefits if eligibility would have occurred within the 24-month period following termination, or if more favorable to Messrs. Sorgi or Staffieri, within 24 months of the date on which the event or circumstance constituting “good reason” first occurs.

Mr. Symons’ change in control agreement is substantially similar to the change in control agreements for Messrs. Spence, Farr and Grey but differs from their agreements in the following respects:

•	The definition of “Change in Control” in Mr. Symons’ agreement also includes the occurrence of any of the following two specific events:

•	all or substantially all of the assets of subsidiaries of PPL Global, LLC that are located in the United Kingdom are sold or all or substantially all of the United Kingdom assets of the subsidiaries of PPL Global, LLC are transferred to the ownership of one or more business entities that have less than 50% of their ownership interests attributable to PPL Global, LLC and its subsidiaries after such transfer and PPL Global, LLC does not exercise active operational control of such entity or entities; or

•	either (1) WPD (South West) comes under the control of any person or persons acting in concert not having control of WPD (South West) as of May 11, 2006, or (2) the person or persons having the right to control, directly or indirectly, a majority of the votes which may ordinarily be cast at general meetings of WPD (South West) or the right to control the composition of the Board of Directors of WPD (South West), cease to have those rights, provided that, in either case, PPL Corporation does not maintain an equity or voting interest of at least 50%.

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•	In the event of a qualifying termination of employment, Mr. Symons would generally be entitled to a lump-sum payment equal to two times the sum of his annual base salary and his highest annual cash incentive award in respect of the last three fiscal years, whereas the other executives would generally be entitled to a lump-sum payment equal to three times the sum of their annual base salary and their highest annual cash incentive award in respect of the last three fiscal years;

•	Mr. Symons’ agreement provides for a lump-sum payment having an actuarial present value equal to the additional pension benefits he would have received had he continued to be employed by the company for an additional 24 months, whereas the other executives’ payment is based on what each executive would have received had the officer continued to be employed by the company for an additional 36 months;

•	Mr. Symons’ agreement does not provide for continuation of welfare benefits for Mr. Symons and his dependents following separation;

•	Mr. Symons’ agreement does not provide for payment or vesting of any incentive compensation awards (including performance units) for uncompleted periods;

•	Mr. Symons’ agreement provides for outplacement services of up to two years, whereas the other executives would be entitled to receive outplacement services of up to three years;

•	Mr. Symons’ agreement does not provide for excise tax gross-ups; and

•	Mr. Symons’ agreement does not provide for any post-retirement health care and life insurance benefits.

In addition to the benefits that the change in control agreements provide, the following events would occur in the event of a change in control under the company’s compensation arrangements:

•	the restriction period applicable to any outstanding restricted stock or restricted stock unit awards lapses for those awards granted under the PPL Incentive Compensation Plan, and the restriction period lapses on qualifying termination of employment under the 2012 Stock Incentive Plan (excluding restricted stock granted under Mr. Farr’s retention agreement);

•	the performance period applicable to any outstanding performance unit awards will be deemed to conclude prior to the change in control, and a pro rata portion of all unvested units will become immediately vested as though there had been achievement of goals satisfying the target award (although the change in control agreements with respect to Messrs. Spence, Farr and Grey would increase this amount based on assumed achievement at the maximum level);

•	all restrictions on the exercise of any outstanding stock options lapse under the PPL Incentive Compensation Plan, and the restriction period lapses on qualifying termination of employment under the 2012 Stock Incentive Plan;

•	upon a qualifying termination, all participants in the PPL SERP and LG&E SERP immediately vest in their accrued benefit, even if not yet vested due to age and service; and

•	upon a qualifying termination, the PPL SERP benefit improves by a pro rata portion of the additional years of service granted to the officer, if any, that otherwise would not be earned until a specified period of years had elapsed or the officer had reached a specified age.

See the table on page 81 for the estimated value of benefits to be paid if a named executive officer were terminated on December 31, 2014, after a change in control of PPL for qualifying reasons.

The value of the PPL SERP enhancements is included under the “Termination Following a Change in Control” column of the table provided below at page 81.

76    PPL Corporation 2015 Proxy Statement

PPL has trust arrangements in place to facilitate the funding of benefits under the PPL SERP, the Executive Deferred Compensation Plan, change in control agreements and the Directors Deferred Compensation Plan if a change in control were to occur. Currently, the trusts are not funded. The trusts provide for the company to fund the trusts at the time a “potential change in control” occurs. The funds are refundable to the company if the change in control does not actually take place.

A “potential change in control” is triggered when:

•	the company enters into an agreement that would result in a change in control;

•	the company or any investor announces an intention to enter into a change in control;

•	the Board of Directors declares that a potential change in control has occurred; or

•	an investor obtains 5% or more of the company’s common stock and intends to control or influence management (requiring a Schedule 13D to be filed by the investor with the SEC).

Within 60 days of the end of each year after the change in control occurs, PPL is required to irrevocably deposit additional cash or property into the trusts in an amount sufficient to pay participants or beneficiaries the benefits that are payable under terms of the plans that are being funded by the trusts as of the close of each year. Any income on the trust assets would be taxed to PPL and not to the beneficiaries of the trusts, and such assets would be subject to the claims of general creditors in the event of PPL’s insolvency or bankruptcy.

Retention Agreement

PPL has entered into a retention agreement with Mr. Farr that granted him 40,000 shares of restricted PPL common stock. The restriction period will lapse on April 27, 2027, his 60th birthday, except as described below.

•	In the event of death or disability, the restriction period on a prorated portion of the shares covered by the retention agreement will lapse immediately.

•	In the event of a “change in control” of PPL, the restriction period on all of these shares will lapse immediately if there is an involuntary termination of employment that is not for “cause.”

•	In the event Mr. Farr is terminated for “cause” or he terminates his employment with all PPL-affiliated companies prior to April 27, 2027, all shares of his restricted stock will be forfeited. If the proposed spinoff of the company’s competitive generation business to combine with the generation assets of Riverstone Holdings LLC to form Talen Energy Corporation occurs, the CGNC has authorized the restrictions to lapse on Mr. Farr’s retention shares.

Termination Benefits

The named executive officers are entitled to various benefits in the event of a termination of employment, but the value of those benefits and their components vary depending upon the circumstances. A qualifying termination in connection with a change in control of PPL Corporation triggers contractual benefits under the change in control and equity award agreements described above. A retirement provides benefits and payments in cash or stock that are set forth in various executive plans referred to above. A termination resulting from death or disability also has a number of benefit consequences under various benefit plans.

The table set forth below provides the company’s estimates of the probable value of benefits that would have been payable to the named executive officers assuming a termination of employment as of December 31, 2014, for reasons of retirement, voluntary termination, death, disability, involuntary

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termination not for cause, change of control or qualifying termination in connection with a change in control. However, as permitted by SEC disclosure rules, the table does not reflect any amount provided to a named executive officer that is generally available to all salaried employees. Also, the table does not repeat information disclosed in the “Pension Benefits in 2014” table, the “Nonqualified Deferred Compensation in 2014” table or the “Outstanding Equity Awards at Fiscal Year-End 2014” table, except to the extent that vesting or payment may be accelerated. If a named executive officer did not yet qualify for full retirement benefits or other benefits requiring longer service, that additional benefit is not reflected below. If a named executive officer had the ability to elect retirement and thereby avoid forfeiture or decreased benefits, the table assumes that retirement was elected and is noted as such in the footnotes to the table.

In the event that an executive is terminated for “cause” by the company, no additional benefits are due under the applicable plans and agreements.

Severance. See “CD&A — Other Compensation Matters — Special Compensation — Severance Benefits” for a discussion of the company’s practice as to severance benefits. The named executive officers, other than Mr. Symons, are subject to the PPL Corporation Executive Severance Plan. The plan provides for severance benefits for executives in the event of a termination of employment that is not for cause. “Cause” is defined as misconduct materially injurious to the company, insubordination, fraud or breach of confidentiality against the company or egregious violation of company policy. Pursuant to this plan, each of the named executive officers, other than Mr. Symons, is eligible for two years of base salary, a lump sum amount for 24 months of health plan continuation (COBRA) and outplacement services for the lesser of two years or $50,000 in fees. Benefits are conditioned on a release of liability from the named executive officer.

As discussed above in “Change in Control Arrangements,” there is a structured approach to separation benefits for involuntary and select “good reason” terminations of employment in connection with a change in control of PPL Corporation. PPL has entered into agreements with each of the named executive officers that provide benefits to the officers upon qualifying terminations of employment in connection with a change in control. The benefits provided under these agreements replace any other severance benefits provided to the named executive officers by PPL Corporation, including any benefit under the Executive Severance Plan or any prior severance or change in control agreement.

The table below includes the severance payments, the value of continued welfare benefits and outplacement benefits as “Other separation benefits,” and the value of “gross-up” payments for required Federal excise taxes on excess parachute payments as “Tax gross-up amount payable” for Messrs. Spence, Farr and Grey. The value of any additional pension benefits provided under the change in control agreements is discussed above in “Change in Control Arrangements” and is included as “SERP” in the table below.

SERP and PPL Executive Deferred Compensation Plan. See “Pension Benefits in 2014” above for a discussion of the SERP and “Change in Control Arrangements” for a discussion of enhanced benefits that are triggered if Messrs. Spence, Farr and Grey are terminated in connection with a change in control of PPL. The table below only includes as “SERP” in the table enhancements to pension plan benefits disclosed in the “Pension Benefits in 2014” table available as a result of the particular circumstances of termination of employment.

Account balances under the PPL Executive Deferred Compensation Plan and the LG&E and KU Nonqualified Savings Plan become payable as of termination of employment for any reason, or as of the time previously elected. Current balances are included in the “Nonqualified Deferred Compensation in 2014” table on page 72 above and are not included in the table below.

78    PPL Corporation 2015 Proxy Statement

Annual Cash Incentive Awards. It is PPL’s practice to pay a pro rata portion of the accrued but unpaid annual cash incentive award to executives who retire or who are eligible to retire and (1) die while employed or (2) terminate employment due to a disability during the performance year. Payments occur at the regularly scheduled time as paid to other executive officers. Only Messrs. Sorgi and Farr are currently ineligible to retire.

In the event any of the named executive officers were to die or terminate employment due to a disability, the CGNC has the authority to consider an award. If Messrs. Sorgi and Farr were to leave voluntarily, neither would be entitled to an annual cash incentive award.

In the event of a qualifying termination in connection with a change in control of PPL Corporation, annual cash incentive awards that have been determined, but not yet paid, are payable under the terms of the change in control agreements entered into with the named executive officers. Also in the case of a change in control, if a termination under these change in control agreements occurs during the performance year, accrued incentive cash awards are payable on a pro rata basis for the period worked during the year using the assumption that performance goals were attained at target.

Long-Term Incentive Awards. Restrictions on restricted stock units generally lapse upon retirement, death or termination of employment due to disability under the Incentive Compensation Plan, or ICP, and the 2012 Stock Incentive Plan, or 2012 SIP, or in the event of a change in control under the ICP. Under the 2012 SIP, if there is a change in control, restrictions lapse if there is a termination not for “cause” or for “good reason.” Restricted stock units are forfeited under both plans in the event of voluntary and involuntary termination if the executive is not retirement eligible.

For Mr. Farr, the restrictions on his retention shares lapse if his employment is terminated for qualifying reasons in connection with a change in control. In the event of death or disability, Mr. Farr would be eligible to receive a prorated number of his retention shares. The appropriate column of the following table includes the value of these shares, as of December 31, 2014 (based on a closing price of PPL common stock on the NYSE of $36.33), of accelerated shares of restricted stock for each termination event.

For performance units granted prior to 2014, the units are eligible for pro rata vesting at the end of the performance period if the named executive officer has retired, died or terminated employment due to a disability during the performance period under the 2012 SIP. Effective with performance units granted in 2014, if the named executive officer is eligible to retire, and retires after the first year of the performance period, the named executive officer is eligible for the award, if any, without proration at the end of the performance period. In the event of a change in control, the performance period ends and there is pro rata vesting as if the target shareowner return was achieved. See “Change in Control Arrangements” above for a discussion of enhanced benefits that are triggered if Messrs. Spence, Farr or Grey is terminated in connection with a change in control of the company. Performance units are forfeited in the event of voluntary termination if the executive is not eligible to retire.

In all events where performance units are not forfeited, we have included the pro rata value based on the assumption of performance achievement at target, except where the executive is retirement-eligible and the first year of the performance period year has passed, then the full value is assumed without proration.

Stock options that are not yet exercisable become exercisable upon retirement under both the ICP and the 2012 SIP. In the event of death or termination of employment due to disability, stock options not yet exercisable continue to become exercisable in accordance with the vesting schedule (in one-third increments on each anniversary of the grant) under the ICP and 2012 SIP. In the event of a change in control: (1) all options issued pursuant to the ICP become exercisable upon the closing of the

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transaction that results in the change in control and (2) all options granted under the 2012 SIP require a qualifying termination of the executive officer before any stock options would become exercisable after a change in control occurs. Stock options not yet exercisable are forfeited under both plans in the following events:

•	In the event of voluntary termination or involuntary termination not for cause, if the executive is not eligible to retire; or

•	In the event of involuntary termination for “cause” even if the executive is eligible to retire.

The term of all previously granted PPL stock options is 10 years. Upon the below stated events of termination, the executive may exercise options as follows.

•	In the event of retirement, (1) for options granted under the 2012 SIP, the executive has the earlier of five years from retirement or the remaining term to exercise the options, and (2) for options granted under the ICP, the executive has the remaining term to exercise the options.

•	In the event of termination of employment as a result of death or disability, the term for options granted under the ICP is reduced to 36 months, and under the 2012 SIP is reduced to three years and 60 days, unless the remaining term is shorter.

•	In the event of a change in control, the term for options granted under the ICP is reduced to 36 months. In the event of a qualifying termination of employment in connection with a change in control under the 2012 SIP, the term for options granted is reduced to three years and 60 days, for all outstanding options. For options granted in 2010 or after under the ICP, and for all options granted under the 2012 SIP, the exercise periods in the event of a change in control are extended to the full term.

•	In the event of voluntary termination of employment for reasons other than noted above, named executive officers have a maximum of 60 days to exercise options granted under the ICP and the 2012 SIP that are exercisable but that have not yet been exercised before they are forfeited.

•	In the event of a termination for “cause,” the named executive officers must exercise all outstanding exercisable options prior to termination or risk immediate forfeiture of all options, whether exercisable or not.

Phantom stock options awarded to Mr. Symons that are not yet exercisable become exercisable upon death, or upon a change in control of PPL if (1) PPL’s stock ceases to be traded, (2) PPL no longer has any ownership in WPD or (3) the WPD Phantom Stock Options plan is terminated and not replaced with a plan of equivalent value. In the event of termination of employment due to disability or retirement, phantom stock options not yet exercisable continue to become exercisable in accordance with the vesting schedule (in one-third increments on each anniversary of the grant). Phantom stock options not yet exercisable are forfeited in the following events:

•	In the event of voluntary termination or involuntary termination not for cause, if Mr. Symons is not eligible to retire; or

•	In the event of involuntary termination for “cause” even if Mr. Symons is eligible to retire.

The term of all previously granted phantom stock options to Mr. Symons is 10 years. Upon the below stated events of termination, he may exercise the phantom stock options as follows.

•	In the event of termination of employment as a result of death, the term for the phantom stock options is reduced to three years from the date of termination.

•	In the event of termination of employment as a result of disability, or upon retirement, the term for the phantom stock options is reduced to five years from the date of termination or retirement.

80    PPL Corporation 2015 Proxy Statement

•	In the event of voluntary resignation or involuntary termination other than for cause other than noted above, Mr. Symons has a maximum of 90 days to exercise his phantom stock options that are exercisable but that have not yet been exercised before they are forfeited.

•	In the event of a termination for “cause,” Mr. Symons must exercise all outstanding exercisable phantom stock options prior to termination or risk immediate forfeiture of all phantom stock options, whether exercisable or not.

Assumptions for the table below:

•	For named executive officers eligible to retire (Messrs. Spence, Grey, Staffieri and Symons), we have assumed the executive retires in the case of voluntary or involuntary termination.

•	For all named executive officers included in the table, we have assumed the termination event occurred as of December 31, 2014.

The following table includes the value (based on the closing price of PPL common stock on the NYSE of $36.33 on December 31, 2014) of options that are not yet exercisable and “in-the-money,” assuming the options were exercised as of December 31, 2014 for each termination event. Footnote 7 following the table identifies such options as of December 31, 2014 that may be exercised in the future. For the table below, options already exercisable as of the termination event are excluded.

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause(8)		Change in Control	Termination Following a Change in Control
W. H. Spence
Severance payable in cash(1)	—	—	—	$2,255,000		—	$11,252,217
Other separation benefits(2)	—	—	—	89,644		—	109,345
Tax gross-up amount payable(3)	—	—	—	—		—	10,090,328
SERP(4)	—	—	—	—		—	3,870,000
Performance-contingent restricted stock units(5)	$9,167,344	$9,167,344	$9,167,344	9,167,344		$1,970,903	9,167,344
Performance units(6)	7,680,579	5,215,539	5,215,539	5,215,539		5,215,539	10,431,078
Stock options(7)	4,232,634	—	—	4,232,634		1,049,965	4,232,634

V. Sorgi
Severance payable in cash(1)	—	—	—	900,000		—	1,965,030
Other separation benefits(2)	—	—	—	92,197		—	113,167
Tax gross-up amount payable(3)	—	—	—	—		—	—
SERP(4)	—	—	—	—		—	820,000
Performance-contingent restricted stock units(5)	—	806,972	806,972	—	(9)	—	806,972
Performance units(6)	—	393,417	393,417	—	(9)	—	786,834
Stock options(7)	—	—	—	—	(9)	—	298,252

P. A. Farr
Severance payable in cash(1)	—	—	—	1,474,200		—	4,220,616
Other separation benefits(2)	—	—	—	95,094		—	117,503
Tax gross-up amount payable(3)	—	—	—	—		—	5,316,892
SERP(4)	—	—	—	—		—	2,380,000
Performance-contingent restricted stock units, restricted stock(5)	—	4,735,030	4,735,030	737,651	(9)	2,024,460	5,450,579
Performance units(6)	—	937,378	937,378	—	(9)	937,378	1,874,756
Stock options(7)	—	—	—	—	(9)	355,037	1,592,144

R. J. Grey
Severance payable in cash(1)	—	—	—	1,130,000		—	3,745,941
Other separation benefits(2)	—	—	—	82,321		—	98,383
Tax gross-up amount payable(3)	—	—	—	—		—	1,906,868
SERP(4)	—	—	—	—		—	—
Performance-contingent restricted stock units(5)	1,948,789	1,948,789	1,948,789	1,948,789		677,918	1,948,789
Performance units(6)	1,305,000	893,951	893,951	893,951		893,951	1,787,902
Stock options(7)	711,475	—	—	711,475		187,017	711,475

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Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause(8)	Change in Control	Termination Following a Change in Control
V. A. Staffieri
Severance payable in cash(1)	—	—	—	1,622,440	—	4,972,291
Other separation benefits(2)	—	—	—	50,000	—	50,000
Tax gross-up amount payable(3)	—	—	—	—	—	—
SERP(4)	—	—	—	—	—	—
Performance-contingent restricted stock units(5)	3,679,066	3,679,066	3,679,066	3,679,066	1,336,581	3,679,066
Performance units(6)	2,400,149	1,693,205	1,693,205	1,693,205	1,693,205	3,386,411
Stock options(7)	1,369,326	—	—	1,369,326	368,696	1,369,326

R. A. Symons
Severance payable in cash(1)	—	—	—	—	—	4,883,223
Other separation benefits(2)	—	—	—	—	—	—
Tax gross-up amount payable(3)	—	—	—	—	—	—
Performance-contingent restricted stock units(5)	1,384,127	1,384,127	1,384,127	1,384,127	927,142	1,384,127
Performance units(6)	941,613	643,966	643,966	643,966	643,966	1,287,932
Phantom stock options(7)	—	461,626	—	—	461,626	461,626

(1)	For purposes of this table, we have assumed the named executive officers are eligible for benefits under their respective change in control agreements.

In accordance with PPL’s Executive Severance Plan, the named executive officers included in the table, other than Mr. Symons, are eligible for a payment of severance benefits in the event of an involuntary termination not for cause, if they are not eligible to receive severance payments under another plan or any agreement. Each of the named executive officers, other than Mr. Symons, is eligible to receive a cash severance payment equal to two years’ base salary and additional benefits described in Note 2 below.

In the event of termination of employment in connection with a change in control of PPL Corporation, each named executive officer is eligible for severance benefits if termination occurs within 36 months of a change in control (a) due to termination by the company for reasons other than “cause” or (b) by the executive on the basis of “good reason” as that term is defined in the agreement. For purposes of the table, a qualifying termination of employment in connection with a change of control is assumed.

Amounts shown as “Severance payable in cash” under the “Termination Following a Change in Control” column for each named executive officer, other than Mr. Symons, is three times their annual salary as of the termination date plus three times the highest annual cash incentive payment made in the last three years as provided under their agreements. Mr. Farr’s cash amount is reduced by the value of his retention shares at the time of payment. For Mr. Symons, the amount is generally a lump-sum payment equal to two times the sum of his annual base salary and his highest annual cash incentive award in respect of the last three fiscal years.

(2)	Under the new Executive Severance Plan, each named executive officer, other than Mr. Symons, is eligible for specified benefits if terminated due to a qualifying termination as defined in the plan. In addition to the lump sum severance payment described in Note 1 above, these officers are eligible to receive a lump sum payment equivalent to 24 months of COBRA premiums and outplacement assistance not to exceed $50,000 in fees.

Under the terms of the change in control agreements of each named executive officer included in the table, other than Mr. Symons, the executive is eligible for continued medical and dental benefits, life insurance premiums, disability coverage and outplacement services (limited to $50,000 in the case of Messrs. Sorgi and Staffieri). The amounts shown as “Other separation benefits” are the estimated present values of each of these benefits in the respective column. Mr. Symons is eligible for outplacement services.

(3)	In the event excise taxes become payable under Section 280G and Section 4999 of the Internal Revenue Code as a result of any “excess parachute payments,” as that phrase is defined by the

82    PPL Corporation 2015 Proxy Statement

Internal Revenue Service, the change in control agreements for Messrs. Spence, Farr and Grey provide that the company will pay the excise tax as well as gross-up the executive for the impact of the excise tax payment. (The tax payment and gross-up do not extend to normal income taxes due on any separation payments.) The amounts shown as “Tax gross-up amount payable” include the company’s estimate of the excise tax and gross-up payments that would be made under the terms of their respective change in control agreements if each named executive officer had been terminated on December 31, 2014. In connection with a change in control on that date, Messrs. Sorgi’s, Staffieri’s and Symons’ change in control agreements do not provide for excise tax payments or gross-ups.

Mr. Symons is a United Kingdom-based individual and citizen, with no portion of his pay applicable to work performed in the United States. Mr. Symons is therefore not subject to excise taxes under IRC Sections 280G and 4999. All compensation for Mr. Symons has been converted from Pounds Sterling to U.S. Dollars at an exchange rate of $1.6474, which is the average monthly translation rate for 2014.

(4)	Amounts shown as “SERP” under the “Termination Following a Change in Control” column include the values of the incremental benefits payable under the terms of the change in control agreements. Each of Messrs. Spence, Farr and Grey was eligible for a severance payment equal to the value of the SERP benefit that would be determined by adding an additional three years of service. Mr. Grey has already earned the maximum of 30 years of SERP service, so his SERP benefits would not increase upon a termination following a change in control. Neither Mr. Sorgi nor Mr. Staffieri is eligible for enhanced SERP benefits upon termination for any reason.

(5)	Total outstanding performance-contingent restricted stock units and restricted stock awards are included in the “Outstanding Equity Awards at Fiscal Year-End 2014” table above. The amounts included in this table reflect the value of the restricted stock and performance-contingent restricted stock units that would become immediately vested as a result of each event as of December 31, 2014. The table set forth below this note shows the number of units accelerated and payable as well as the number forfeited upon the occurrence of each event. The gross value in the above table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the table below, the total number of shares is provided without regard for the tax impact.

Restricted Stock and Restricted Stock Units

(#)

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Accelerated	252,335	252,335	252,335	252,335	54,250	252,335
Forfeited	—	—	—	—	—	—

V. Sorgi
Accelerated	—	22,212	22,212	—	7,220	22,212
Forfeited	22,212	—	—	22,212	—	—

P. A. Farr
Accelerated	—	130,334	130,334	20,304	20,304	150,030
Forfeited	150,303	19,696	19,696	129,726	—	—

R. J. Grey
Accelerated	53,641	53,641	53,641	53,641	18,660	53,641
Forfeited	—	—	—	—	—	—

V. A. Staffieri
Accelerated	101,268	101,268	101,268	101,268	36,790	101,268
Forfeited	—	—	—	—	—	—

R. A. Symons
Accelerated	38,099	38,099	38,099	38,099	12,579	38,099
Forfeited	—	—	—	—	—	—

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(6)	The table includes the value of the performance units that would become payable as a result of each event as of December 31, 2014 assuming target performance was achieved, except as next noted. In the case of “Termination Following a Change in Control,” this value is composed of units that become payable upon a change in control of PPL Corporation plus an amount payable in cash under the change in control agreements to provide payment for the maximum payout value. The table set forth below this note presents the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For purposes of the following table, the total number of shares is provided without regard to the tax impact.

Performance Units

(#)

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Accelerated	—	—	—	—	143,560	143,560
Forfeited	22,125	89,976	89,976	89,976	89,976	89,976
Available after performance period completed	211,411	143,560	143,560	143,560	—	—

V. Sorgi
Accelerated	—	—	—	—	10,829	10,829
Forfeited	20,588	9,759	9,759	20,588	9,759	9,759
Available after performance period completed	—	10,829	10,829	—	—	—

P. A. Farr
Accelerated	—	—	—	—	25,802	25,802
Forfeited	86,888	61,087	61,087	86,888	61,087	61,087
Available after performance period completed	—	25,802	25,802	—	—	—

R. J. Grey
Accelerated	—	—	—	—	24,606	24,606
Forfeited	3,648	14,962	14,962	14,962	14,962	14,962
Available after performance period completed	35,921	24,606	24,606	24,606	—	—

V. A. Staffieri
Accelerated	—	—	—	—	46,606	46,606
Forfeited	6,956	26,415	26,415	26,415	26,415	26,415
Available after performance period completed	66,065	46,606	46,606	46,606	—	—

R. A. Symons
Accelerated	—	—	—	—	17,725	17,725
Forfeited	2,675	10,868	10,868	10,868	10,868	10,868
Available after performance period completed	25,918	17,725	17,725	17,725	—	—

(7)

Outstanding stock options are included in the “Outstanding Equity Awards at Fiscal Year-End 2014” table. The table above includes the value of the options not yet exercisable that would become exercisable as a result of each event as of December 31, 2014. In the event of voluntary termination and involuntary termination for reasons other than cause, Messrs. Farr and Sorgi would forfeit their unvested stock options because they have not reached retirement age. Therefore, the value displayed under the retirement or voluntary termination column is

84    PPL Corporation 2015 Proxy Statement

representative for retirement conditions only. Options already exercisable as of December 31, 2014 are excluded from this table. The table below details the number of options that accelerate and become exercisable as of the termination event and the number forfeited. For illustrative purposes, it is assumed that all options not yet exercisable that become exercisable as of the event are exercised as of December 31, 2014, and valued based on the difference between a closing price of PPL common stock of $36.33 on that date and the option exercise price. In the event of death or disability for named executive officers other than Mr. Symons, unexercisable options become exercisable under the normal vesting schedule. For Mr. Symons, his phantom stock options become exercisable upon death and change in control. The gross value in the table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed. For the purposes of the following table, the total number of shares is provided without regard to the tax impact.

Stock Options Not Yet Exercisable

(#)

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Accelerated	595,814	—	—	595,814	129,147	595,814
Forfeited	—	—	—	—	—	—

V. Sorgi
Accelerated	—	—	—	—	8,897	42,023
Forfeited	42,023	—	—	42,023	33,126	—

P. A. Farr
Accelerated	—	—	—	—	43,670	225,064
Forfeited	225,064	—	—	225,064	—	—

R. J. Grey
Accelerated	99,903	—	—	99,903	23,003	99,903
Forfeited	—	—	—	—	—	—

V. A. Staffieri
Accelerated	192,070	—	—	192,070	45,350	192,070
Forfeited	—	—	—	—	—	—

R. A. Symons (Phantom Stock Options)
Accelerated	—	71,979	—	—	71,979	71,979
Forfeited	—	—	—	—	—	—

(8)	In addition to any amounts provided in this column, in the event of involuntary termination for reasons other than for cause, any severance payable in cash and/or other separation benefits would be determined as of the date of termination on a case-by-case basis and would require the approval of the CGNC.

(9)	In the event of involuntary termination for reasons other than for cause, Messrs. Farr and Sorgi would forfeit all outstanding restricted stock units, performance units and stock options because they are not eligible to retire. In the event of retirement or resignation, Mr. Farr would forfeit the retention shares pursuant to his Retention Agreement as of December 31, 2014. Any exceptions to the automatic forfeitures would require the approval of the CGNC. If the proposed spinoff of the company’s competitive generation business to combine with the generation assets of Riverstone Holdings LLC to form Talen Energy Corporation occurs, the CGNC has authorized the restrictions to lapse on Mr. Farr’s retention shares. In the event of death or disability, Mr. Farr would be eligible to receive a prorated number of shares of restricted stock pursuant to his Retention Agreement. In the event of a termination following a change in control, Mr. Farr would be eligible to receive the 40,000 shares of restricted stock that he holds under his Retention Agreement.

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PROPOSAL 2: APPROVAL OF AMENDMENT TO PPL CORPORATION’S ARTICLES OF INCORPORATION TO PROVIDE RIGHT OF SHAREOWNERS TO CALL A SPECIAL MEETING OF SHAREOWNERS

The Board of Directors has unanimously adopted, and recommends that the company’s shareowners approve, an amendment to the company’s Amended and Restated Articles of Incorporation, or the Articles, that would provide shareowners the right to call a special meeting of shareowners as described below. The Board of Directors has also proposed to adopt corresponding amendments to our amended and restated Bylaws, or Bylaws, as described below and set forth on Annex A.

Background

Last year, a shareowner proposal to provide holders of at least 15% of our outstanding shares of common stock the right to call a special meeting received majority support from our shareowners. In response to our shareowners’ vote, the Board of Directors determined to embark on a shareowner outreach campaign in order to elicit the views of shareowners regarding the appropriate response. Specifically, the Board of Directors and members of management proactively engaged the company’s largest shareowners, representing more than 36% of our outstanding shares of common stock and more than a majority of our outstanding shares of common stock held by institutional or other professional investors, to obtain feedback on their views regarding the right of shareowners to call special meetings. While we found that our shareowners generally support the right of shareowners to call a special meeting, some expressed concern that a 15% threshold was too low. Of the shareowners with whom we spoke, a significant majority indicated that they would be supportive of a management proposal with a 25% threshold. In addition, in its deliberations, the Board of Directors also considered recent legislation adopted in Pennsylvania, which will require that articles of incorporation amended after July 1, 2015 in order to provide the right of shareowners to call a special meeting must have a minimum ownership threshold of 25%. The company believes that adoption of this threshold would be consistent with the public policy now evidenced in Pennsylvania through this legislation.

Proposed Amendment

As a result of its considerations, including, specifically, its shareowner outreach efforts, the Board of Directors recommends that shareowners approve an amendment to the company’s Articles that will provide shareowners the right to call a special meeting of shareowners. Currently, the company’s Bylaws provide that only the Chairman of the Board or the Board of Directors may call a special shareowner meeting. The amendment to the Articles would also require the company to hold a special meeting if requested in proper form by shareowners who hold, as shareowners of record, a net-long position in shares representing at least 25% of the outstanding shares.

The Board of Directors believes that shareowners should have the right to call a special meeting, provided that the meeting is proposed by shareowners who have a true economic interest in a significant percentage of our shares.

The Board of Directors believes that a 25% threshold strikes an appropriate balance in terms of enhancing shareowner rights while protecting against the risk that a small minority of shareowners could impose on the company the expense and distraction of a special meeting to pursue matters that are not widely viewed as requiring immediate attention. The net long position requirement similarly protects against a meeting being called by shareowners whose interests are transitory or are otherwise not aligned with other shareowners’ interests in the long-term economic prospects of the company. A shareowner’s “net long position” is generally defined as the amount of common stock in which the shareowner holds a positive (also known as “long”) economic interest, reduced by the amount of common stock in which the shareowner holds a negative (also known as “short”) economic interest.

86    PPL Corporation 2015 Proxy Statement

Shareowners must approve an amendment to the Articles in order for shareowners to have the right to call a special meeting. The Board therefore recommends that the Articles be amended and restated to add a new Article XII to read as follows:

Article XII.

Calling Special Meetings. A special meeting of shareholders may be called at any time by shareholders entitled to cast at least 25% of the votes that all voting shareholders, voting as a single class, are entitled to cast at the particular special meeting. The procedure to be followed by shareholders in calling a special meeting and the methodology for determining the percentage of votes entitled to be cast by the shareholders seeking to call a special meeting (including without limitation any minimum holding periods or other limitations or conditions) shall be as set forth in the Corporation’s bylaws. Section 1756(b)(1) of the Pennsylvania Business Corporation Law shall not apply to the election of a director at a special meeting called by shareholders.

Section 1756(b)(1) of the Pennsylvania Business Corporation Law provides that if a meeting of the shareowners cannot be organized to conduct business because a quorum has not attended, the usual practice is to adjourn the meeting as many times as necessary until a quorum is present. Pennsylvania law provides an exception, however, for a meeting at which directors are to be elected. In that case, when the meeting is first reconvened directors may be elected even if a quorum has not attended. Because that provision of Pennsylvania law means that a minority of the company’s shareowners could elect directors, the amendment makes that provision inapplicable. The result is that a meeting called by shareowners to elect directors will only be able to act if a quorum has attended.

If the proposed amendment is adopted, the Board of Directors will adopt amendments to the company’s Bylaws to implement the special meeting right to include certain provisions that are solely designed to ensure orderly procedures for shareowners to call special meetings without hindering their exercise of that right, such as defining a net long position and setting forth requirements as to: the form of request for the meeting; the information required to be furnished by shareowners in connection with a request; the timing of a request; the means of withdrawing a request; the date a meeting is to be held pursuant to a request; and the appropriate scope of business at any meeting held pursuant to a request. In furtherance of its goal to balance the legitimate interests of shareowners in seeking change at the company through their voting power against harm to the company and the interests of a majority of the shareowners, the Board believes that these non-burdensome administrative and other procedures will ensure an orderly, non-disruptive process designed to uphold the interests of the majority of our shareowners and not just those with special interests. The amended Bylaw language is included as Annex A to this proxy statement for your information, with new language underscored and deleted language stricken through with a line.

The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class is required to approve this amendment to our Articles.

Your Board of Directors recommends that

you vote FOR Proposal  2

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors is asking you to vote, in an advisory manner, to approve the 2014 compensation of our named executive officers as described in this proxy statement on pages 32-72. The company currently intends to hold such votes on an annual basis. Accordingly, the next such vote will be held at the company’s 2016 Annual Meeting of Shareowners.

Our compensation program reflects the company’s ongoing commitment to a pay-for-performance philosophy, under which executive compensation is aligned with the interests of shareowners and is linked to short- and long-term company performance. Our primary compensation metrics are earnings

PPL Corporation 2015 Proxy Statement     87

per share from ongoing operations, or EPS, and relative total shareholder return, or TSR, results that are important to shareowners. At least 70% of each named executive officer’s compensation is made up of incentive components that focus on earnings per share, relative stock price appreciation and dividend performance.

In considering your vote, shareowners may wish to review the information on PPL’s compensation policies and decisions regarding the named executive officers presented in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” beginning on page 32, as well as the discussion regarding “Compensation Processes and Procedures” beginning on page 18.

Strong performances in all of the company’s business lines resulted in exceeding the midpoint of our ongoing earnings forecast issued in the first quarter of 2014 by approximately 14%, and equaling the level achieved in 2013 despite what were expected to be significantly more challenging market conditions.

A range of successes in 2014 – from the operational to the strategic – clearly illustrates your company’s focus on growing value for shareowners. The Board continued to consider the alignment of our compensation program and practices with best pay practices, resulting in a number of changes to our compensation polices to further ensure that our programs serve to drive shareowner value by aligning the interests of our executive officers with those of our shareowners and contribute to the long-term success and stability of our business. Please see “CD&A—Summary of Compensation Policy and Plan Changes During 2014” beginning on page 34 for a description of the additional changes that have been made.

As an advisory vote, the results of this vote will not be binding on the Board or the company. The Board, however, values the opinions of our shareowners and will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and our executive compensation program.

The Board of Directors recommends approval of the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Your Board of Directors recommends that

you vote FOR Proposal  3

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees to Independent Auditor for 2014 and 2013

For the fiscal years ended December 31, 2014 and 2013, Ernst & Young LLP, or EY, served as our principal independent registered public accounting firm, or “principal independent auditor.” The following table presents fees for professional services rendered by EY for the audit of our company’s annual financial statements, including expenses, for the fiscal years ended December 31, 2014 and 2013, and also includes fees for other services rendered.

	2014	2013
	(In thousands)
Audit fees(a)	$8,167	$7,963
Audit-related fees(b)	1,132	618
Tax fees(c)	651	397
All other fees(d)	10	10

88    PPL Corporation 2015 Proxy Statement

(a)	Includes estimated fees for audit of annual financial statements and review of financial statements included in our company’s Quarterly Reports on Form 10-Q and services in connection with statutory and regulatory filings or engagements including comfort letters and consents for financings and filings made with the SEC.

(b)	Includes review of internal controls and performance of specific agreed-upon procedures in 2014 and 2013 and due diligence and consultation services in connection with the proposed spinoff of the company’s competitive generation business to combine with the generation assets of Riverstone Holdings LLC to form Talen Energy Corporation. See “CD&A—Overview” beginning on page 32 for a description of the proposed transaction. Also includes procedures relating to the Regulatory Business Plan for our U.K. utility subsidiaries.

(c)	Includes fees for tax advice in connection with the proposed spinoff of the company’s competitive generation business to combine with the generation assets of Riverstone Holdings LLC to form Talen Energy Corporation. See “CD&A—Overview” beginning on page 32 for a description of the proposed transaction. Also includes tax advice in connection with capitalization regulations, expenditures on certain hydroelectric plant upgrades and other tax matters.

(d)	Represents access fees for an EY online accounting research tool.

Approval of Fees.  The Audit Committee has procedures for pre-approving audit and non-audit services to be provided by the independent auditor. These procedures are designed to ensure the continued independence of the independent auditor. More specifically, the use of the independent auditor to perform either audit or non-audit services is prohibited unless specifically approved in advance by the Audit Committee of PPL. As a result of this approval process, the Audit Committee of PPL has pre-approved specific categories of services and authorization levels. All services outside of the specified categories and all amounts exceeding the authorization levels are approved by the Chair of the Audit Committee of PPL, who serves as the Committee designee to review and approve audit and non-audit services during the year. A listing of the approved audit and non-audit services is reviewed with the full Audit Committee of PPL no later than its next meeting.

The Audit Committee of PPL approved 100% of the 2014 and 2013 services provided by EY.

* * * * * *

Representatives of EY are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of EY. If the shareowners do not ratify the selection of EY, the selection of the principal independent auditor will be reconsidered by the Audit Committee.

Your Board of Directors recommends that

you vote FOR Proposal 4

SHAREOWNER PROPOSALS

We have been notified that four shareowners intend to present proposals for consideration at the Annual Meeting. The shareowner proposals and supporting statements appear below, under Proposals 5, 6, 7 and 8, and we present the proposals as they were submitted to us. We recommend that you vote against the four shareowner proposals. Our responses are included immediately after each proposal.

PPL Corporation 2015 Proxy Statement     89

The first shareowner proposal is submitted by the Office of the Comptroller of the City of New York as the custodian and a trustee of the New York City Police Pension Fund, and as custodian of the New York City Board of Education Retirement System (together, the “Systems”), which beneficially owned an aggregate of 283,316 shares of the company’s common stock as of October 27, 2014, the date of the proposal. The request was submitted by Scott M. Stringer, Comptroller, City of New York, One Centre Street, Room 629, New York, New York 10007-2341, on behalf of the Boards of Trustees of the Systems. The following proposal and supporting statement were submitted by the Systems.

PROPOSAL 5: REQUEST FOR POLITICAL SPENDING REPORT

“Resolved, that the shareholders of PPL Corporation (“PPL” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1. Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2. Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

“The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website.

“Stockholder Supporting Statement

“Long-term shareholders of PPL support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

“We acknowledge that our Company offers a brief policy on political spending on its website, saying that it does not give directly to candidates and parties. It also discloses annual aggregate payment to trade associations. We believe this is inadequate, however, since it leaves out political spending on ballot measures, 527 organizations, and 501(c)(4) groups, and details on which trade association received how much.

“Publicly available records show that PPL spent at least $3.1 million to intervene in elections since the 2004 election cycle. (CQ: http://moneyline.cg.com and National Institute on Money in State Politics: http://www.followthemoney.org) Meanwhile, our Company ranked near the bottom of The 2014 CPA-Zicklin Index of Corporate Political Disclosure and Accountability, which benchmarked the largest 300 companies in the S&P 500, scoring just 37.1 out of 100.

“Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value. This may be especially true for PPL, which the Political Economy Research Institute included among the Toxic 100 Air Polluters, the Greenhouse 100, and the Toxic 100 Water Polluters lists of 2013.

“Relying on publicly available data does not provide a complete picture of the Company’s political spending. The proposal asks the Company to disclose all of its political spending. This would bring our

90    PPL Corporation 2015 Proxy Statement

Company in line with a growing number of leading companies, including Exelon Corp., Edison International, and PG&E Corp., that support political accountability and present this information on their websites.

“The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.”

PPL’S STATEMENT IN RESPONSE

The Board of Directors has considered this proposal and concluded that its adoption would not be in the best interests of our shareowners.

The Board believes it is in the best interests of our shareowners for PPL Corporation to be an effective participant in the political process. Laws and policies enacted at the federal and state levels can have a significant impact on the company and our customers, employees and shareowners. PPL actively encourages public policy that furthers our ability to provide reliable, competitively priced electricity and gas to our customers and to function efficiently, safely and economically. Our active participation in the public policy arena is appropriate to ensure that public officials are informed about key issues that affect the interests of our customers, employees, shareowners and the communities we serve.

PPL takes very seriously the need to conduct all aspects of our business in compliance with all applicable laws and regulations as well as the company’s values. The Board believes that adoption of this resolution is unnecessary. PPL reports all corporate lobbying-related activities and expenditures to appropriate state and federal agencies. Information on PPL’s current lobbying activities can be found in lobbying reports filed with various state and federal agencies, available through links in our Public Policy Engagement statement, which is available on the PPL Corporation website at (http://www.pplweb.com/who-we-are/how-we-operate/).

Trade Associations. PPL belongs to various trade associations that engage generally in education and advocacy efforts on a number of industry issues. For example, PPL is a member of the Edison Electric Institute, the Nuclear Energy Institute, the Electric Power Supply Association, the COMPETE Coalition, the PJM Power Providers Group (P3), the Campaign for Home Energy Assistance, as well as several state-level trade associations.

PPL reports dues or payments to trade associations not deductible under Section 162(e)(1) of the Internal Revenue Code in its lobbying filings, as required by state and federal laws. In 2014, the amount of contributions reported totaled $651,766.

Political Action Committees (PACs). PPL Corporation and its affiliates are prohibited from making contributions to candidates and political parties, including in-kind contributions, under federal law and under the laws of various states. Specifically, the laws of the following states in which PPL has operations, namely: Pennsylvania, Kentucky, Montana and New Jersey, prohibit such contributions. Even in those states where corporate contributions are allowed, it is not our practice to use corporate dollars to support candidates or political parties. Additionally, PPL Corporation does not currently make independent political expenditures in connection with campaigns or to influence ballot measures. PPL’s Standards of Integrity further sets forth policies and guidelines related to political contributions.

PPL has established federal and state PACs through which employees may participate in the political process. People for Good Government (PGG) and the LG&E-KU Political Awareness and Civil Education Committee (PACE) are PACs that encourage active interest and participation in the political process by employees, retirees and shareowners. These nonpartisan, voluntary PACs are organized and operate separately from PPL Corporation, as required by law. They are guided by steering committees and allocations committees made up of employees from across the company. The political

PPL Corporation 2015 Proxy Statement     91

contributions made by these PACs are funded entirely by the voluntary contributions of our employees and no corporate funds are used.

PGG and PACE report all PAC contributions in campaign finance reports filed with various federal and state election commissions, as more fully described in our Public Policy Engagement statement, which is now available on the PPL Corporation website at (http://www.pplweb.com/who-we-are/how-we-operate/). Contributions to candidates and political parties in Maryland and Montana are made from the federal PGG account and, therefore, are included in the federal filings.

* * *

The Board believes that the expanded disclosure requested in this proposal could place the company at a competitive disadvantage by revealing its strategies and priorities. Because parties with interests adverse to the company also participate in the political process to their business advantage, any unilateral expanded disclosure could benefit those parties while harming the interests of PPL and our shareowners. The Board believes that any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, rather than PPL alone (as the proponent requests).

In short, we believe that this proposal is duplicative and unnecessary, as a comprehensive system of reporting and accountability for political contributions already exists. If adopted, the proposal would apply only to PPL and to no other company and would cause PPL to incur undue cost and administrative burden, as well as competitive harm, without commensurate benefit to our shareowners. Accordingly, we recommend that you vote against this proposal.

Your Board of Directors recommends that

you vote AGAINST Proposal 5

The second shareowner proposal is also submitted by the Comptroller of the City of New York as the custodian and a trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund and the New York City Teachers’ Retirement System (the “Systems”), which beneficially owned an aggregate of 2,100,879 shares of the company’s common stock as of October 27, 2014, the date of the proposal. The request was submitted by Scott M. Stringer, Comptroller, City of New York, One Centre Street, Room 629, New York, New York 10007-2341, on behalf of the Boards of Trustees of the Systems. The following proposal and supporting statement were submitted by the Systems.

PROPOSAL 6: PROXY ACCESS

“RESOLVED: Shareholders of PPL Corporation (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

“The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)	give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about

92    PPL Corporation 2015 Proxy Statement

(i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)	certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

“The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT

“We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

“The proposed bylaw terms enjoy strong investor support—votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

“We urge shareholders to vote FOR this proposal.”

PPL’S STATEMENT IN RESPONSE

The Board of Directors has considered this proposal and has concluded that its adoption is unnecessary and would not be in the best interests of our shareowners.

Proxy access is a procedure designed to facilitate company-financed proxy contests in director elections, pitting the Board’s nominees against one or more candidates nominated by a shareowner meeting minimal eligibility requirements. The Board recommends that you vote against this proposal because it ignores the effective voice shareowners already have, undermines the crucial role of the company’s independent Compensation, Governance and Nominating Committee (the “CGNC”) and would introduce an unnecessary and potentially expensive and destabilizing dynamic into the Board election process. In short, the proposal advances a solution for a problem that does not exist at our company and does so at the risk of considerable harm to our company.

Our current corporate governance policies ensure that the Board is held accountable and provide shareowners with access to the Board. The shareowner proposal ignores the protections already embedded in our governing documents that are designed to ensure Board accountability. For example:

•	All directors are elected on an annual basis.

•	Our Amended and Restated Articles of Incorporation require the use of a majority-voting standard in uncontested elections.

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•	Our governing documents do not contain any supermajority shareowner voting requirements.

•	Our Policy Statement on Poison Pills, which may not be materially amended absent shareowner approval, requires that shareowners approve any future “poison pill” prior to its adoption or at the earliest next special or annual meeting, or action by written consent, of shareowners after its adoption.

In addition, PPL has instituted mechanisms to promote shareowner access to the Board. Our shareowners currently have the right to:

•	communicate directly with the lead director, the full Board or the independent directors as a group;

•	propose director nominees for consideration by the CGNC, as discussed further below; and

•	submit proposals for presentation at an annual meeting and for inclusion in PPL’s proxy statement for that annual meeting, subject to certain conditions and the rules and regulations of the Securities and Exchange Commission.

The Board believes that PPL’s existing corporate governance policies provide the appropriate balance between ensuring Board accountability to shareowners and enabling the Board to effectively oversee PPL’s business and affairs for the long-term benefit of shareowners. In addition, these policies afford our shareowners meaningful access to Board members.

Our shareowners can propose director nominees for the CGNC’s consideration. PPL’s Bylaws provide shareowners the right to recommend prospective director candidates to the CGNC. As discussed under “Governance of the Company – Board Committees – Compensation, Governance and Nominating Committee – Director Nomination Process” beginning on page 20, the CGNC screens all candidates in the same manner, regardless of the source of the recommendation. Accordingly, the CGNC evaluates and considers director nominees proposed by shareowners in the same manner as a nominee recommended by the Board or any committee appointed by the Board.

Proxy access would bypass our independent CGNC’s process for identifying and recommending director nominees who would best serve our shareowners’ long-term interests. An effective Board is composed of individuals with a diverse and complementary blend of experiences, skills and perspectives. Our CGNC, which is comprised solely of independent directors, is best equipped to assess the particular qualifications of potential director nominees and to determine whether they will contribute to an effective and well-rounded Board that operates openly and collaboratively. Over time, our CGNC has developed criteria and a process for identifying and recommending director candidates for election by our shareowners, which are set forth in our Guidelines for Corporate Governance and discussed above under “Governance of the Company – Board Committees – Compensation, Governance and Nominating Committee – Director Nomination Process” and “Proposal 1: Election of Directors.” In undertaking this responsibility, the CGNC has a fiduciary duty to act in good faith for the best interests of PPL and all our shareowners. This process is designed to identify and nominate director candidates who possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business and who can contribute to the overall effectiveness of the Board. With this process, we believe that the CGNC and Board achieve the optimal balance of directors that best serve PPL and our shareowners.

Allowing shareowners to nominate directors in our proxy statement would seriously undercut the role of the CGNC in one of the most crucial elements of corporate governance – the election of directors. It could also result in the nomination of candidates who fail to meet the thoughtful qualifications established by the CGNC, including the skills, perspective and diversity that best complement the Board, and who lack the experience necessary to guide PPL for the long term.

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Proxy access could undermine the effectiveness of our corporate governance. Not only will proxy access bypass the strong corporate governance structures already in place at PPL, but there are a number of other risks associated with the adoption of proxy access that could harm our company, Board of Directors and shareowners:

•	Significant Disruption of Company and Board Operations. With proxy access, contested director elections could become routine. Divisive proxy contests would regularly and substantially disrupt company affairs and the effective functioning of the Board of Directors. Our management and directors would be forced to divert their time from developing, implementing and overseeing strategies to create shareowner value to managing election campaigns.

•	Enhanced Ability of Special Interest Groups to Elect Directors. Proxy access could facilitate the nomination and election of special interest directors who further the particular agendas of the shareowners who nominated them, rather than the interests of all shareowners and PPL’s long-term business goals.

•	Fragmentation of the Board of Directors. The election of shareowner-nominated directors could create factions on the Board, leading to dissension and delay, thereby interfering with the Board’s ability to function effectively. A politicized Board cannot be effective in serving the best interests of all of our shareowners.

•	Discouragement of Highly Qualified Director Candidates from Serving. The prospect of routinely standing for election in a contested situation could deter highly qualified individuals from Board service.

Proxy access could result in significant additional expenditures in connection with each annual election of directors. Proxy access will create an uneven playing field in which the shareowner nominee would expend few resources to promote its candidacy, while PPL would bear the substantial expense of proxy solicitation. These expenses include preparing the required disclosures, printing and mailing, communication efforts and the potential hiring of outside advisors. PPL already bears the expense of filing and distributing proxy materials, which would contain the relevant information with respect to the shareowner nominee, and the Board would likely feel compelled to undertake an additional and possibly expensive campaign to inform shareowners of the reasons why that nominee’s election will not be in the company’s best interest.

In the absence of proxy access, the playing field is leveled, because shareowners that nominate director candidates would similarly need to undertake the expense of soliciting proxies on their behalf. While the desire to avoid this expense has sometimes been cited as a reason to adopt proxy access, there is no reason why shareowners holding three percent or more of the Company’s outstanding stock should not, if they have a legitimate interest in having representation on the Board, bear the expense of soliciting proxies.

For the reasons set forth above, the Board believes proxy access would not only undermine the effectiveness of our corporate governance structure, but would also be potentially expensive and disruptive, serving only to interfere with the Board’s ability to serve the long-term interests of PPL’s shareowners.

Your Board of Directors recommends that

you vote AGAINST Proposal 6

The third shareowner proposal is submitted by William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, who has advised the company that his proxy, John Chevedden or his designee, plans to introduce the following resolution at the Annual Meeting. We have been notified that Mr. Steiner is the beneficial owner of no less than 500 shares of the company’s common stock.

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PROPOSAL 7: INDEPENDENT BOARD CHAIRMAN

“Resolved: Shareholders request that the Board of Directors adopt a policy that the Chairman of our Board of Directors shall be an independent director who is not a current or former employee of the company, and whose only nontrivial professional, familial or financial connection to the company or its CEO is the directorship. Our board would have discretion to deal with existing agreements in implementing this proposal. This policy should allow for departure under extraordinary circumstances such as the unexpected resignation of the chair.

“When our CEO is our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. This proposal topic, sponsored by Ray T. Chevedden, won 55% support at Sempra Energy, a major utility company.

“The Policy of the Council of Institutional Investors, whose members invest over $3 trillion, states: “The board should be chaired by an independent director.” A 2012 report by GMI Ratings, “The Costs of a Combined Chair/CEO” found companies with an independent chair provide investors with 5-year shareholder returns nearly 28% higher than those headed by a combined Chair/CEO. The study also found corporations with a combined Chair/CEO are 86% more likely to register as “Aggressive” in their Accounting and Governance Risk (AGR®) model.

“This topic is particularly important to PPL shareholders because we may not have the best- qualified Lead Director in John Conway. Mr. Conway had 14-years long-tenure. Such long-tenure is negatively related to director independence. Plus Mr. Conway was CEO of Crown Holdings, Inc., which was rated Very Aggressive in Accounting and Governance Risk by GMI Ratings, an independent investment research firm.

“PPL shareholders seem to support better governance because they gave 59% support to a 2014 shareholder proposal for a shareholder right to call a special meeting even though the 2014 annual meeting was held in the United Kingdom. The management response to this proposal should disclose how many United States shareholders attended our 2014 shareholder meeting at their own expense in Derby, United Kingdom at the Radisson Blu Hotel.

“Please vote to protect shareholder value:

“Independent Board Chairman – Proposal 7”

PPL’S STATEMENT IN RESPONSE

The Board of Directors has considered this proposal and has concluded that its adoption would not be in the best interests of our shareowners.

The Board is in the best position to evaluate and determine the ideal Board leadership structure for the Company at any given time, and the proposal’s generic and rigid approach to corporate governance is not in the best interests of the Company and its shareowners. The Board has in-depth knowledge of PPL’s businesses and operations, strategic vision and goals and culture and is acutely aware of the opportunities and challenges facing the company and the capabilities of senior management. As such, the Board is uniquely positioned to determine the most effective Board leadership structure for PPL at any given time. Accordingly, rather than adopting a “one-size-fits-all” approach to corporate governance, the Board believes it is crucial that it maintain the flexibility to determine who should serve in the roles of Chairman and CEO and whether those roles should be combined. The Board believes that shareowners’ interests are best served when the Board has the ability to choose a leadership structure that can be tailored to the needs of the company.

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At the present time, the Board believes that the most effective leadership structure for PPL is for our CEO to also serve as Chairman of the Board. This combined role enables PPL to speak with a unified voice in communicating with shareowners, customers, regulators, analysts, employees and other constituencies, creates clear lines of authority and accountability and provides the necessary leadership to execute PPL’s strategy. Moreover, the Board believes that our current leadership structure is optimal given Mr. Spence’s deep knowledge of PPL’s complex business and industry and his ability to formulate and implement strategic initiatives. Mr. Spence is intimately involved in the day-to-day operations of the company and is thus in the best position to identify major issues, risks, and developments affecting our company and evaluate the most critical issues for consideration by the Board’s independent directors.

While the Board is satisfied that combining the roles of Chairman and CEO has served our shareowners well over time, it is important to note that under PPL’s current structure, the Board retains the flexibility to separate the Chairman and CEO roles if and when the Board believes that a separation will improve the company’s performance or better serve our shareowners. In contrast, the proposed policy would constrain the Board’s decision-making and would not serve shareowners well over time.

The Board’s independent presiding (or “lead”) director provides an effective balance for our management. The Board recognizes the need to have effective, independent Board oversight of management. To that end, whenever the Chairman is also the CEO or is a director who does not otherwise qualify as an “independent director,” PPL’s Guidelines for Corporate Governance specifically provide that the independent directors designate an independent director to serve as the presiding director to chair the executive sessions of the Board and serve as the “lead” director. Pursuant to our Guidelines for Corporate Governance, the duties of the independent lead director include:

•	Presiding at all meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors that occur at each Board meeting;

•	Serving as an adviser to the Chairman and CEO, as well as a non-exclusive liaison between the independent directors and the Chairman and CEO;

•	Periodically reviewing or suggesting meeting agendas and schedules for the Board and at least annually soliciting suggestions from the Board on meeting topics, such as strategy, management performance and governance matters;

•	Calling meetings of the independent directors, as needed;

•	Responding to shareowner and other stakeholder questions that are directed to the presiding or lead director, as well as to the independent directors as a group; and

•	Fulfilling such other responsibilities as the Board may from time to time request.

The Board believes that the responsibilities delegated to the presiding or lead director are substantially similar to many of the functions typically fulfilled by a board chairman. From the perspective of the Board, the lead director position balances the need for effective and independent oversight of management with the need for strong, unified leadership.

Other aspects of PPL’s governance practices also enable effective independent oversight of management. With the exception of Mr. Spence, all of our directors are independent under the applicable listing standards of the New York Stock Exchange and have been determined by the full Board of Directors to have no relationship with the company that would compromise each respective director’s status as an independent director. In addition, all members of the Board’s operating committees are independent, allowing for independent oversight of such important matters as the company’s business plan, the integrity of PPL’s financial statements, legal compliance, risk management, executive compensation, the nomination of directors and the evaluation of Board members.

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Pursuant to our Guidelines for Corporate Governance, the independent directors meet at least annually in executive session to evaluate the CEO’s performance, to discuss the CEO’s compensation and to address any other matters they deem appropriate. In addition, as noted elsewhere in our proxy statement, the independent directors convene in executive sessions without any management or employee directors present at each regularly scheduled Board meeting and as needed to review any matters they deem appropriate. The board members also have direct and unlimited access to the company’s management – a right they are encouraged to exercise – and are authorized to retain independent outside financial, legal, compensation or other advisers at any time.

As with other governance matters, we will continue to consider, as appropriate, our company’s leadership structure and how the leadership structure can enhance the effectiveness of our corporate governance practices. Given our company’s strong independent director presence, the role of the independent presiding director and other corporate governance considerations, as well as the clear advantages to maintaining a flexible, tailored approach to determining PPL’s Board leadership structure, we believe that mandating that the Chairman be an independent director would not be in the best interests of PPL and its shareowners.

Your Board of Directors recommends that

you vote AGAINST Proposal 7

The fourth shareowner proposal is submitted by the Comptroller of the State of New York as the trustee of the New York State Common Retirement Fund and the administrative head of the New York State and Local Retirement System. The New York State Common Retirement Fund beneficially owned 1,959,974 shares of the company’s common stock as of December 5, 2014, the date of the proposal. The request was submitted on behalf of Thomas P. DiNapoli, State Comptroller, State of New York, Division of Corporation Governance, 59 Maiden Lane-30th Floor, New York, New York 10038. The following proposal and supporting statement were submitted by the New York State Common Retirement Fund.

PROPOSAL 8: CLIMATE CHANGE AND GREENHOUSE GAS REDUCTION

“WHEREAS:

“The United States and 114 other nations have signed the Copenhagen Accord on climate change, which recognizes that “the increase In global temperature should be [kept] below two degrees Celsius,” to avoid potentially devastating societal harm, and “deep cuts in global missions are required” in order to do so.

“The International Energy Agency (lEA) states, “No more than one-third of proven reserves of fossil fuels can be consumed prior to 2050 if the world is to achieve the 2 ºC goal. “ and, “Almost two-thirds of these carbon reserves are related to coal..” lEA, 2012 Annual Energy Outlook.

“In May 2011, the National Academy of Sciences warned that risk of dangerous climate change impacts grows with every ton of greenhouse gases (GHGs) emitted. The report also emphasized that, “the sooner that serious efforts to reduce [GHG] emissions proceed, the lower the risks posed by climate change, and the less pressure there will be to make larger, more rapid, and potentially more expensive reductions later.”

“In June 2014, the U.S. EPA released its proposed Clean Power Plan that would require states to achieve GHG reductions of 30% below 2005 levels by 2030 on average nationwide with varying state-specific emission rate goals. The Obama Administration has also articulated a long-term GHG goal of an 80 percent reduction by 2050, and in November 2014 announced an agreement with China, committing the U.S. to GHG reduction of 24-26% below 2005 levels by 2025.

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“A 2012 report by Ceres emphasized risk and cost reduction benefits of aggressive deployment of energy efficiency and renewable energy, especially compared with large-scale fossil fuel projects. Prices for wind and solar continue to decline dramatically. Lazard indicated in September 2014 that the levelized cost of energy of solar PV technologies had fallen by nearly 20 percent in the past year, and nearly 80 percent over five years.

“A 2013 report by Citi estimates that of $9.7 trillion anticipated investment in power generation globally by 2035, 71% will be invested in renewables or clean technologies.

“RESOLVED:

“Shareholders request that the Company prepare and publish a report, reviewed by a board committee of independent directors, describing how it can fulfill medium and long-term greenhouse gas emission reduction scenarios consistent with national and international GHG goals, and the implications of those scenarios for regulatory risk, uncertainty and operational costs. The report should be published by September 1, 2015 at reasonable cost and omitting proprietary information.

“Supporting Statement:

“At minimum, the report should describe potential commitments above and beyond compliance, through which the company could reduce its emissions below 2005 levels by 80% by 2050 and 40% by 2030, and should compare costs and benefits of more aggressive deployment of additional zero-carbon energy generation strategies compared with current commitments and plans. “Zero-carbon” strategies would not generate significant GHGs in the course of meeting energy demands, e.g., solar or wind power, or energy efficiency.”

PPL’S STATEMENT IN RESPONSE

Your Board of Directors has considered this proposal and concluded that its adoption would not be in the best interest of our shareowners.

Substantial Current Public Disclosure

PPL currently provides detailed information regarding its commitment to environmental stewardship and corporate responsibility in our comprehensive PPL Corporation Stakeholder Report (http://pplstakeholderreport.com/). The report outlines many actions we have taken to demonstrate our environmental stewardship, to reduce our carbon footprint and to help our customers use energy wisely.

Over the past decade, we have invested more than $5 billion in environmental upgrades at PPL power plants, more than $1 billion in carbon-free generation projects and about $500 million on programs to incent and encourage energy efficiency.

The Stakeholder Report underscores how PPL has been – and will continue to be – firmly committed to providing the safe, reliable and affordable power our customers depend on while encouraging energy efficiency and operating in an environmentally responsible manner.

Beyond the Stakeholder Report, our annual Form 10-K filing with the U.S. Securities and Exchange Commission and our quarterly Form 10-Q filings include a thorough discussion of risks, uncertainties and factors that could affect our businesses, operational costs and financial results. This includes risks associated with new environmental laws, severe weather and other potential challenges. A copy of our most recent Form 10-K can be found in the Investors section of our website at www.pplweb.com.

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Status of EPA Rules

The proposal references the Environmental Protection Agency’s (EPA) Clean Power Plan. The EPA has proposed rules requiring the reduction of greenhouse gas emissions from new power plants as well as existing power plants, with the Clean Power Plan addressing the latter. These rules are not yet final, and the EPA is soliciting comments. We filed comments on both sets of rules and have been actively engaged with the EPA in various forums.

Once the EPA’s rules are finalized, states will need to develop implementation plans to achieve state-specific reduction targets defined by the EPA. Given the uncertainty associated with the content of the final rules and the resulting implementation of those requirements, it would be neither cost-effective nor in the best interests of shareowners to develop a report related to EPA’s proposed rules before we know what the final requirements will be or what programs the EPA or states will develop to meet those requirements.

PPL will continue to comply with all applicable environmental regulations and to adjust future business planning as rules requiring greenhouse gas reductions are finalized and federal or state implementation plans are defined. Moreover, the company will continue to pursue opportunities to improve its operations while balancing environmental benefits, consumer costs and the need to maintain a strong, reliable electricity supply.

PPL’s Environmental Stewardship

PPL has taken a number of steps demonstrating our commitment to environmental stewardship, as highlighted in our Stakeholder Report. Examples of such efforts include:

In Kentucky:

•	Over the past decade, our Kentucky operations have invested $3 billion in environmental upgrades to generation facilities to reduce greenhouse gas emissions and comply with environmental regulations.

•	Louisville Gas and Electric Company and Kentucky Utilities Company have announced plans to retire five coal-fired generation units in 2015 and 2016, representing 13 percent of our coal-fired generation capacity in Kentucky, or approximately 800 megawatts. In addition, we are investing in extensive emission controls to further reduce sulfur dioxide and nitrogen oxide emissions and installing state-of-the-art technology to control mercury and fine particulate matter.

•	We are completing construction of Kentucky’s first combined-cycle natural gas generating unit at our Cane Run facility. The unit is expected to replace most of the retiring coal-fired generation and add 640 megawatts of gas-fired electric generating capacity to our Kentucky generation portfolio in 2015.

•	We have obtained approval to build Kentucky’s first utility-scale solar energy facility, which will be capable of producing 10 megawatts. It will be the largest solar energy facility in the state.

•	We are fully rehabilitating all eight generating units at the Ohio Falls hydroelectric plant to continue harnessing the power of the Ohio River for decades to come. When the project is finished, the plant’s total output will increase by 27 percent. Combined, the Ohio Falls and Dix Dam hydro plants will produce more than 120 megawatts of carbon-free generation.

•	We offer incentives and programs that have helped customers reduce demand by hundreds of megawatts since their inception and resulted in 2013 savings of more than 187,000 kilowatt-hours.

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•	We are participating in Kentucky’s first megawatt-scale carbon capture pilot project at our E.W. Brown Generating Station. This is a collaboration of government agencies, electric utilities and research organizations to seek cost-effective technologies to reduce and manage carbon dioxide emissions from coal-fired power plants.

In Pennsylvania:

•	Our extensive energy-saving programs have already saved more than 1.6 billion kilowatt-hours of electricity a year – offsetting greenhouse gas emissions at levels equivalent to removing 211,000 passenger vehicles from the road. The first phase of our E-Power programs was completed May 31, 2013, exceeding state goals set by Pennsylvania’s Act 129 energy efficiency and conservation law, reducing customer usage by more than 3 percent and reducing peak customer demand by more than 4.5 percent. The second phase of our E-Power programs began June 1, 2013, and continues today.

•	From June 2010 through May 2014, PPL Electric Utilities Corporation purchased more than 3.7 billion kilowatt-hours from alternative power sources for consumption by customers who have not chosen a competitive electricity supplier. From June 2014 to May 2015, alternative power sources will comprise 11 percent of the power we buy for customers.

•	We have invested more than $100 million to date in smart grid technology that strengthens electric service reliability and improves grid efficiency. Installation of this technology continues and can help the company better integrate distributed generation facilities, such as wind, solar and other renewable sources that generate power intermittently.

•	We also expect to invest an additional $450 million to replace our meters with advanced technology that will improve reliability and give customers access to additional energy-saving tools for their homes and businesses. PPL Electric Utilities Corporation had already been an early adopter of metering technology that gave customers more control over their energy usage. The new meters will enhance those capabilities.

•	We are making major capital investments in transmission line projects that not only improve electric service reliability, but also incorporate newer technology to reduce “line losses,” or energy that is lost as heat because of resistance along power lines. For example, our Susquehanna-Roseland transmission line project will save an estimated 30.6 million kilowatt-hours of electricity every year.

•	In addition, we built PPL’s new data and operations center near Allentown to ENERGY STAR® criteria. The building uses heat generated by computer servers housed in the building as a primary heat source.

In the United Kingdom:

•	We have launched wide-ranging projects through Western Power Distribution’s participation in the U.K. Low Carbon Networks Fund (LCNF). These projects are testing innovative methods to enable the widespread adoption by customers of low-carbon technologies such as solar panels, heat pumps and electric vehicles.

•	Large-scale LCNF projects are selected annually through a competitive process set by the U.K. industry regulator, the Office of Gas and Electricity Markets (Ofgem). WPD has been highly successful at securing funding. The company’s projects are:

•	Expanding the options available for generation customers to connect a wide range of renewable energy projects to the grid.

•	Using feedback from energy storage, demand response and other trial projects to plan network upgrades that enhance the distribution network’s flexibility.

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•	Using batteries as storage devices for excess energy from solar panels.

•	Exploring methods and technology to overcome potential challenges to connecting low-carbon generation directly to urban electricity networks.

•	Designing and deploying systems that enable better voltage control and link adjacent sections of the distribution network to allow for additional generation capacity, demand growth and improved reliability.

•	Additional information regarding WPD’s LCNF projects is available at westernpowerinnovation.co.uk.

•	WPD has also achieved an annual reduction, across the business, of the carbon footprint of WPD-owned buildings and business transportation, realizing 7 percent and 4 percent annual reductions of the carbon footprint, respectively, in those areas.

•	Through a partnership with the U.K.-based Centre for Sustainable Energy, we have awarded around £200,000 (around $300,000) in grants to nonprofit organizations to help customers install energy efficiency improvements. We have also invested £156,000 ($240,000) to support programs that advise customers on how they can reduce their energy usage and keep their homes warm.

Apart from these efforts at our regulated businesses, PPL has made major investments in environmental improvements and in carbon-free hydroelectric expansion projects within its competitive generation subsidiary, PPL Energy Supply, LLC, in recent years. This included adding 125 megawatts of generating capacity at the Holtwood hydroelectric facility on the lower Susquehanna River in Pennsylvania and increasing the generating capacity of the Susquehanna nuclear power plant by 200 megawatts. Additional highlights of PPL Energy Supply actions are included in our Stakeholder Report.

PPL has announced it is spinning off PPL Energy Supply, which will combine with the competitive generation business of Riverstone Holdings LLC, to form a new, standalone, publicly traded company called Talen Energy Corporation. We expect the transaction to close in the second quarter of 2015.

* * *

In light of the above detailed reporting we already provide, the continued uncertainty over the precise scope and impact of new EPA rules regarding greenhouse gas emissions that may be enacted and related federal or state implementation plans that will be developed, the Board believes that preparation of the report requested in the proposal is not in the best interest of shareowners.

Your Board of Directors recommends that

you vote AGAINST Proposal 8

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ANNEX A

Proposed Amendments to the Company’s Bylaws

Amend Section 3.03 of the Bylaws as follows:

Section 3.03. Special Meetings.

(a)        General Rule.—Special meetings of the shareholders may be called at any time by the chairman of the board, if there be one, or by resolution of the board of directors, which may fix the date, time and place of the meeting. If the chairman of the board or the board does not fix the date, time or place of the meeting, it shall be the duty of the secretary to do so. A date fixed by the secretary shall not be more than 60 days after the date of the receipt of the request from the chairman of the board or adoption of the resolution of the board calling the special meeting. A special meeting of shareholders may also be called by shareholders to the extent permitted by the articles and in compliance with subsection (b).

(b)        Shareholder Petition.

(1)        A shareholder or shareholders entitled to cast at least the percentage of votes specified in the Corporation’s articles as calculated below in this subsection (b) (the “Requisite Percentage”) may call a special meeting of shareholders by delivering to the secretary of the corporation a written petition (a “Special Meeting Request”) signed and dated by (or by a duly authorized agent of) each shareholder (each shareholder a “Requesting Shareholder”) that includes:

(A)        a brief description of the business to be conducted at the special meeting (including without limitation the text, if any, of the business, including without limitation the text of any proposal, the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these bylaws, the text of the proposed amendment), and the reasons for conducting the business at a special meeting;

(B)        the name(s) of any director nominee(s), if any;

(C)        the name and address of (1) each Requesting Shareholder who has signed the Special Meeting Request and (2) each beneficial owner, if any, on whose behalf the Special Meeting Request is made;

(D)        evidence of the class and number of shares of capital stock of the Corporation that are held of record and/or beneficially owned by each Requesting Shareholder, including without limitation documentary evidence that the Requesting Shareholders in the aggregate owned shares of capital stock of the Corporation that have a combined Net Long Beneficial Ownership (as defined below) of at least the Requisite Percentage of votes at the close of business on the date of the Special Meeting Request, provided, however, that if any Requesting Shareholder is not the beneficial owner of the shares of capital stock of the Corporation listed as owned by the Requesting Shareholder on the Special Meeting Request (with respect to the Requesting Shareholder, the “Identified Shares”), then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, the documentary evidence must be delivered to the secretary of the corporation within 10 business days after the date on which the Special Meeting Request is delivered to the secretary) that the beneficial owner on whose behalf the Special Meeting Request is made beneficially owned the Identified Shares at the close of business on the date of the Special Meeting Request;

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(E)        a description of any material interest of each Requesting Shareholder (and each beneficial owner, if any, of Identified Shares on whose behalf a Special Meeting Request is made (each beneficial owner a “Requesting Beneficial Owner”)) in the business specified in the Special Meeting Request;

(F)        a description of any agreement, arrangement or understanding (including without limitation, regardless of the form of settlement, any derivatives, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, to manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the voting securities of the Corporation owned by any Requesting Shareholder or any Requesting Beneficial Owner that will be a “participant in a solicitation” (as such term is defined in Schedule 14A to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”)) (a Requesting Shareholder or Requesting Beneficial Owner that is such a participant, a “Soliciting Shareowner”) with respect to the requested special meeting;

(G)        a representation that the Requesting Shareholder intends to appear in person or by proxy at the requested special meeting to bring the business specified in the Special Meeting Request before the special meeting;

(H)        any other information relating to each Soliciting Shareowner and to each director nominee or other proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the director nominee or proposed business pursuant to Section 14 of the Exchange Act, including without limitation all information relating to each director nominee, if any, that is required to be disclosed in solicitations of proxies for election of directors (including without limitation the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(I)        such other information relating to any proposed item of business as the Corporation may reasonably require, including without limitation to determine whether the proposed item of business is a proper matter for shareholder action.

(2)        Each Special Meeting Request must include or be accompanied by an agreement by each Requesting Shareholder and each Requesting Beneficial Owner, if any, to notify the secretary of the corporation promptly in the event of any decrease in the number of shares of capital stock of the Corporation held by the Requesting Shareholder or Requesting Beneficial Owner following the delivery of the Special Meeting Request and prior to the requested special meeting, and an acknowledgement that any such decrease shall be deemed to be a revocation of the Special Meeting Request by the Requesting Shareholder or Requesting Beneficial Owner to the extent of the reduction. Any Requesting Shareholder also may revoke his, her or its Special Meeting Request at any time prior to the requested special meeting by written revocation delivered to the Corporate Secretary.

(3)        No later than ten calendar days after the record date for the special meeting, each Requesting Shareholder and each Requesting Beneficial Owner, if any, shall supplement the information required by this subsection (b) to disclose the information as of the record date.

(4)        It shall be the duty of the secretary of the corporation to fix the date and time of any shareholder requested special meeting, which shall be held not more than 90 calendar days

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after the secretary’s receipt of a Special Meeting Request that complies with this subsection (b). If at any time the unrevoked (whether by specific written revocation or by a reduction in the number of shares of capital stock of the Corporation held by one or more Requesting Shareholders or Requesting Beneficial Owners) valid Special Meeting Requests for a special meeting do not represent in the aggregate shares of capital stock of the Corporation having a Net Long Beneficial Ownership of at least the Requisite Percentage of votes, the board of directors may, in its discretion, cancel the special meeting.

(5)        Notwithstanding any other provision of this subsection (b), a special meeting requested by a shareholder shall not be held if:

(A)        the Special Meeting Request does not comply with this section;

(B)         the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law;

(C)        the Special Meeting Request is received by the secretary of the corporation during the period commencing 90 calendar days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting of shareholders;

(D)        an annual or special meeting of shareholders that included an identical or substantially similar item of business (“Similar Business”) was held not more than 120 calendar days before the Special Meeting Request was received by the secretary;

(E)        the board of directors has called or calls an annual or special meeting of shareholders to be held within 90 calendar days after the Special Meeting Request is received by the secretary and the business to be conducted at such meeting includes Similar Business; or

(F)        the Special Meeting Request was made in a manner that involved a violation of the Exchange Act or other applicable law.

For purposes of this subsection (b)(5), the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the board of directors and filling of vacancies on the board of directors, including without limitation vacancies resulting from any increase in the number of directors designated by the board of directors.

(6)        In determining whether a special meeting has been requested by shareholders in the aggregate having a Net Long Beneficial Ownership of at least the Requisite Percentage of votes, multiple Special Meeting Requests delivered to the secretary of the corporation will be considered together only if:

(A)        each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the board of directors); and

(B)        the Special Meeting Requests have been dated and delivered to the secretary within 60 calendar days of the earliest dated Special Meeting Request.

(7)        If none of the Requesting Shareholders appears (or sends a duly authorized agent) to present the business to be presented for consideration at a special meeting that was specified in the relevant Special Meeting Request, the Corporation need not present the business for a vote at the special meeting.

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(8)        The board of directors shall determine in good faith whether the requirements set forth in this subsection (b) have been satisfied. Nothing contained in this section shall prohibit the board of directors from submitting any matter to the shareholders at any special meeting requested by shareholders.

(9)        “Net Long Beneficial Ownership” shall mean those shares of common stock of the Corporation as to which the Requesting Shareholder or Requesting Beneficial Owner possesses (a) the sole power to vote or direct the voting, (b) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss) and (c) the sole power to dispose of or direct the disposition; provided that the number of shares calculated in accordance with the preceding clauses (a), (b) and (c) shall not include any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by a Requesting Shareholder or Requesting Beneficial Owner with respect to any shares of any class or series of shares of the Corporation.

(c)        Determination of Propriety of Business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a special meeting except in accordance with the procedures set forth in this section or in Section 3.16. To be properly brought before a special meeting, any proposed business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) in the case of a special meeting of shareholders called by shareholders as provided in subsection (b), otherwise properly brought before the meeting in compliance with subsection (b). The presiding officer of a meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Any decision by the presiding officer of the meeting made in good faith shall be conclusive and binding upon all shareholders of the corporation for any purpose.

Amend the first sentence of Section 3.17 of the Bylaws as follows:

Section 3.17. Other Business to be Transacted.—Except as otherwise provided in Section 3.16 of these bylaws, at any annual meeting ~~or special meeting~~ of shareholders, only such business as is properly brought before the meeting in accordance with this Section may be transacted. To be properly brought before ~~any~~an annual meeting, any proposed business that is to be brought pursuant to this Section must be ~~either~~ (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) ~~in the case of an annual meeting of shareholders,~~ otherwise properly brought before the meeting by a shareholder (x) who is a shareholder of record on the date of giving notice provided for in these bylaws and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (y) who complies with the notice provisions set forth in this Section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to the secretary of the corporation not later than 75 days in advance of the date of such meeting; provided, however, that in the event that less than 85 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholders to be timely must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. In lieu of delivery to the secretary, the notice may be mailed to the secretary by certified mail, return receipt requested, but shall be deemed to have been given only upon actual

A-4    PPL Corporation 2015 Proxy Statement

receipt by the secretary. A shareholder’s notice to the secretary of the corporation, as required by this Section, shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class, series and number of shares of the corporation’s stock which are beneficially owned by the shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder in such business, (v) all other information which would be required to be included in a proxy statement or other filing required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting of shareholders to bring such business before the meeting. Except as provided in Section 3.16 of these bylaws, notwithstanding anything in the bylaws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Section, provided, however, that nothing in this Section shall be deemed to preclude discussion by any shareholders of any business properly brought before any such meeting. The presiding officer of a meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Any decision by the presiding officer of the meeting made in good faith shall be conclusive and binding upon all shareholders of the corporation for any purpose.

PPL Corporation 2015 Proxy Statement     A-5

DIRECTIONS TO PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

9:00 A.M. WEDNESDAY, MAY 20, 2015

PPL CENTER

701 Hamilton Street, Allentown, Pennsylvania 18101

PARKING GARAGE

706 West Linden Street, Allentown, Pennsylvania 18101

Directions to Parking Garage:

From the east or west:

•	Exit US 22 at PA 145 S / MacArthur Road / 7th Street. MacArthur Road becomes 7th Street.

•	Turn right on Linden Street and make an immediate left into the parking garage.

From the north or south:

•	Take Pennsylvania Turnpike Northeast Extension and exit at the Lehigh Valley Interchange to US 22 East.

•	Exit US 22 at PA 145 S / MacArthur Road / 7th Street. MacArthur Road becomes 7th Street.

•	Turn right on Linden Street and make an immediate left into the parking garage.

Your parking ticket will be validated when you check in at the meeting,

so please take your ticket with you into the meeting.

Shareowner Inquiries:

Wells Fargo Bank, N.A.

Shareowner Services

1110 Centre Point Curve, Suite 101

Mendota Heights, MN 55120

Toll Free: 1-800-345-3085

Outside U.S.: 651-453-2129

shareowneronline.com

Online Account Access: Registered shareowners can activate their account for online access by visiting shareowneronline.com.

For questions about PPL Corporation or its subsidiaries:

PPL Treasury Department

Two North Ninth Street

Allentown, PA 18101

Via e-mail: invserv@pplweb.com

Shareowner Services, toll free at 1-800-345-3085

PPL Corporate Offices: 610-774-5151

PPL, PPL Energy Supply, LLC, PPL Electric Utilities Corporation, LG&E and KU Energy LLC, Louisville Gas and Electric Company and Kentucky Utilities Company file a joint Form 10-K Report with the Securities and Exchange Commission. The Form 10-K Report for 2014 is available without charge by writing to the PPL Treasury Department at the address printed above, by calling 1-800-345-3085, or by accessing it through the Investors page of PPL’s Internet website identified below.

Whether you plan to attend the Annual Meeting or not, you may vote over the Internet, by telephone or by returning your proxy. To ensure proper representation of your shares at the Annual Meeting, please follow the instructions at the website address in the Notice or follow the instructions that you will be given after dialing the toll-free number on your proxy. If you receive printed copies of the proxy materials, you may also mark, date, sign and mail the accompanying proxy as soon as possible. An envelope, which requires no postage if mailed in the United States, is included for your convenience if you receive printed copies of the proxy materials.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01	Rodney C. Adkins	☐	☐	☐	08	Raja Rajamannar	☐	☐	☐

02	Frederick M. Bernthal	☐	☐	☐	09	Craig A. Rogerson	☐	☐	☐

03	John W. Conway	☐	☐	☐	10	William H. Spence	☐	☐	☐

04	Philip G. Cox	☐	☐	☐	11	Natica von Althann	☐	☐	☐
Please fold here – Do not separate
05	Steven G. Elliott	☐	☐	☐	12	Keith H. Williamson	☐	☐	☐

06	Louise K. Goeser	☐	☐	☐	13	Armando Zagalo de Lima	☐	☐	☐

07	Stuart E. Graham	☐	☐	☐

2. Amendment of company’s articles of incorporation to permit shareowners to call special meetings	☐	For	☐	Against	☐	Abstain

3. Advisory vote to approve named executive officer compensation	☐	For	☐	Against	☐	Abstain

4. Ratification of the appointment of Independent Registered Public Accounting Firm	☐	For	☐	Against	☐	Abstain
The Board of Directors Recommends a Vote AGAINST Items 5, 6, 7 and 8.
5. Shareowner Proposal – Request for Political Spending Report	☐	For	☐	Against	☐	Abstain

6. Shareowner Proposal – Proxy Access	☐	For	☐	Against	☐	Abstain

7. Shareowner Proposal – Independent Board Chairman	☐	For	☐	Against	☐	Abstain

8. Shareowner Proposal – Climate Change and Greenhouse Gas Reduction	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date
Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

WEDNESDAY, MAY 20, 2015

9:00 A.M. EASTERN TIME

PPL CENTER

701 HAMILTON STREET

ALLENTOWN, PENNSYLVANIA 18101

PPL Corporation Two North Ninth Street Allentown, PA 18101

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 20, 2015.

William H. Spence and Robert J. Grey, and each of them, are hereby appointed proxies, with the power of substitution, to vote the shares of the undersigned, as directed on the reverse side of this proxy, at the Annual Meeting of Shareowners of PPL Corporation to be held on May 20, 2015, and any adjournments or postponements thereof, and in their discretion to vote and act upon any other matters as may properly come before said meeting and any adjournments or postponements thereof.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4, and “AGAINST” Items 5, 6, 7 and 8.

By signing the proxy, you revoke all prior proxies and appoint William H. Spence and Robert J. Grey, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL Mark, sign and date your proxy card
www.proxypush.com/ppl	1-866-883-3382
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 19, 2015.	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 19, 2015.

and return it in the postage-paid

envelope we’ve provided or return it

to PPL Corporation, c/o Shareowner

Services, P.O. Box 64873, St. Paul,

MN 55164-0873. We must receive

your mailed proxy card no later than

11:59 p.m. (CT) on May 19, 2015

in order for your vote to be counted.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS BALLOT CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01	Rodney C. Adkins	☐	☐	☐	08	Raja Rajamannar	☐	☐	☐

02	Frederick M. Bernthal	☐	☐	☐	09	Craig A. Rogerson	☐	☐	☐

03	John W. Conway	☐	☐	☐	10	William H. Spence	☐	☐	☐

04	Philip G. Cox	☐	☐	☐	11	Natica von Althann	☐	☐	☐
Please fold here – Do not separate
05	Steven G. Elliott	☐	☐	☐	12	Keith H. Williamson	☐	☐	☐

06	Louise K. Goeser	☐	☐	☐	13	Armando Zagalo de Lima	☐	☐	☐

07	Stuart E. Graham	☐	☐	☐

2. Amendment of company’s articles of incorporation to permit shareowners to call special meetings	☐	For	☐	Against	☐	Abstain

3. Advisory vote to approve named executive officer compensation	☐	For	☐	Against	☐	Abstain

4. Ratification of the appointment of Independent Registered Public Accounting Firm	☐	For	☐	Against	☐	Abstain
The Board of Directors Recommends a Vote AGAINST Items 5, 6, 7 and 8.
5. Shareowner Proposal – Request for Political Spending Report	☐	For	☐	Against	☐	Abstain

6. Shareowner Proposal – Proxy Access	☐	For	☐	Against	☐	Abstain

7. Shareowner Proposal – Independent Board Chairman	☐	For	☐	Against	☐	Abstain

8. Shareowner Proposal – Climate Change and Greenhouse Gas Reduction	☐	For	☐	Against	☐	Abstain

THIS BALLOT WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date
Signature(s) in Box
Please sign exactly as your name(s) appears on Ballot. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Ballot.

PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

WEDNESDAY, MAY 20, 2015

9:00 A.M. EASTERN TIME

PPL CENTER

701 HAMILTON STREET

ALLENTOWN, PENNSYLVANIA 18101

PPL Corporation
Employee Stock Ownership Plan (ESOP)	Confidential Ballot

This is a ballot for voting your shares of PPL Corporation Common Stock held in the ESOP. Please complete the ballot card and return in the envelope provided or vote by telephone or the Internet. Fidelity Investments, as Trustee of the ESOP, will vote shares held in your ESOP Account as directed on the ballot at the Annual Meeting of Shareowners of PPL Corporation to be held on May 20, 2015.

If you do not return your ballot card, or return it unsigned, or do not vote by telephone or Internet, the ESOP provides that the Trustee will vote your shares in the same percentage as shares held by participants for which the Trustee has received timely voting instructions.

Please review the information carefully and indicate how you wish your shares to be voted at the Annual Meeting. Mark, sign, date and use the return envelope for mailing your ballot (if you do not vote by telephone or Internet) to Fidelity Investments’ agent for tabulation. Timely receipt of your instructions on a signed ballot card or by telephone or Internet is extremely important.

This ballot, if sent by mail, must be received by 11:59 p.m. (CT) on May 17, 2015 in order for your vote to be counted. If you wish to vote by telephone or on the Internet, please follow the instructions below.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the ESOP Trustee to vote your shares in the same manner as if you marked, signed and returned your ballot card.

INTERNET	PHONE	MAIL Mark, sign and date your ballot card
www.proxypush.com/pplesop	1-866-883-3382
Use the Internet to vote your ballot 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 17, 2015.	Use any touch-tone telephone to vote your ballot 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 17, 2015.

and return it in the postage-paid

envelope we’ve provided or return it

to PPL Corporation, c/o Shareowner

Services, P.O. Box 64873, St. Paul,

MN 55164-0873. We must receive

your mailed ballot card no later than

11:59 p.m. (CT) on May 17, 2015

in order for your vote to be counted.

If you vote your ballot by Internet or by Telephone, you do NOT need to mail back your Ballot Card.